As filed with the Securities and Exchange Commission on May 29, 2012

Registration No. 333-179020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RACKWISE, INC.

(Exact name of registrant as specified in its charter)

Nevada	7372	27-0997534
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2365 Iron Point Road, Suite 190

Folsom, CA 95630

(888) 818-2385

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Guy A. Archbold

Rackwise, Inc.

2365 Iron Point Road, Suite 190

Folsom, CA 95630

(888) 818-2385

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

Copy to:

Adam S. Gottbetter

Gottbetter & Partners, LLP

488 Madison Avenue, 12th Floor

New York, NY  10022

(212) 400-6900

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Shares(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common stock, par value $0.0001 per share	40,803,384 shares	$1.03	$42,027,486	$4,817

(1)	Consists of 28,580,454 issued and outstanding shares of the registrant’s common stock and 12,222,930 shares of common stock underlying presently exercisable common stock purchase warrants. This registration statement shall also cover any additional shares of the registrant’s common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the registrant’s common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant’s common stock as reported by the OTC Bulletin Board on January 9, 2012. The shares offered hereunder may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

(3)	Filing fee previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 29, 2012

RACKWISE, INC.

Prospectus

40,803,384 Shares

Common Stock

This prospectus relates to the sale of up to 40,803,384 shares of our common stock, par value $0.0001 per share, by the selling stockholders of Rackwise, Inc., a Nevada corporation, listed in this prospectus.  28,580,454 of the shares are presently issued and outstanding and 12,222,930 of the shares are issuable upon exercise of presently exercisable common stock purchase warrants. The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

We are registering the offer and sale of the common stock to satisfy registration rights we have granted to the selling stockholders.  The distribution of the shares by the selling stockholders is not subject to any underwriting agreement.  We will not receive any proceeds from the sale of the shares by the selling stockholders.  We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Our common stock is traded on the OTC Bulletin Board under the symbol “RACK”. On May 23, 2012, the last reported sale price for our common stock was $0.76 per share.

Investing in our common stock involves a high degree of risk.  Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 8 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated ____________, 2012.

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SUMMARY

The following summary highlights information contained elsewhere in this prospectus.  Potential investors should read the entire prospectus carefully, including the more detailed information regarding our business provided below in the “Description of Business” section, the risks of purchasing our common stock discussed under the “Risk Factors” section, and our consolidated financial statements and the accompanying notes to the consolidated financial statements.

Unless the context indicates otherwise, all references in this registration statement to “Rackwise” “the Company,” “we,” “us” and “our” refer to Rackwise, Inc. and its subsidiaries.

Overview

We are a software development, sales and marketing company. We create Microsoft applications for network infrastructure administrators that provide for the modeling, planning and documentation of data centers.  Our executive offices are currently located in Folsom, California, and we have a software development and data center in the Research Triangle Park in Raleigh, North Carolina.

Our flagship Data Center Management (DCM) software product, Rackwise®, is used by over 130 companies worldwide to track, manage, plan, optimize and provide cost analysis of IT infrastructure.  Our product is a multi-layered software that provides a suite of solutions to managing the multiple dimensions of a company’s IT infrastructure, including power consumption, power efficiency, carbon footprint, green grid and density requirements.  Our product provides the functionality for optimizing a data center by locating servers with low CPU utilization, recognizing top power/space/heat consumption devices, and correlating those devices to the applications and business services they support.  This improved reporting allows a company to plan data center expansions and reductions and equipment usage more energy efficiently and cost effectively.

As reflected in our financial statements for the years ended December 31, 2011 and 2010, we have generated significant losses, which raise substantial doubt that we will be able to continue operations as a going concern. Our independent registered public accounting firm included an explanatory paragraph in their report for the years ended December 31, 2011 and 2010 on the accompanying financial statements describing conditions that raised substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. While our expectation is that our business strategy will begin to increase revenues and generate cash from operations, we may not be successful in implementing our business strategy. If we cannot continue as a going concern, our stockholders may lose their entire investment in our securities.

Organizational History

We were incorporated under the name MIB Digital, Inc., in Florida on September 23, 2009, to develop and operate an advertising and subscription supported content management platform.  On August 24, 2010, pursuant to an agreement and plan of merger with our special purpose wholly-owned subsidiary, Cahaba Pharmaceuticals, Inc., a Nevada corporation (“Cahaba”), we merged with and into Cahaba, with Cahaba as the surviving corporation.  The purpose of the merger was to re-domicile our company from Florida to Nevada, to change our corporate name and to effect a recapitalization.  Cahaba was incorporated on August 20, 2010, for the sole purpose of effecting the merger, with an authorized capital stock of 300,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.0001 per share.  In the merger, each share of common stock, par value $0.0001 per share, of MIB Digital, Inc. was automatically converted into eight and one-third (8⅓) shares of common stock, par value $0.0001 per share, of Cahaba Pharmaceuticals, Inc.

On July 8, 2011, in anticipation of a business combination with Visual Network Design, Inc., a Delaware corporation (“VNDI”), Cahaba merged with its newly formed, wholly-owned subsidiary, Visual Network Design, Inc., a Nevada corporation (“VNDI Nevada”). Upon the consummation of the merger, the separate existence of VNDI Nevada ceased and shareholders of Cahaba became shareholders of the surviving company named “Visual Network Design, Inc.”  On September 21, 2011, a wholly-owned Delaware subsidiary of the Company merged with and into VNDI, with VNDI as the surviving corporation (the “Merger”).  In connection with the Merger, each share of VNDI common stock was cancelled and converted into the right to receive approximately 1.27 shares of our common stock and approximately 1.27 warrants, each to purchase one-half share of our common stock.  As a result of the Merger, we acquired the business of VNDI, and continued the existing business operations of VNDI as a software development, sales and marketing company.

On September 29, 2011, pursuant to an agreement and plan of merger, we merged with a newly formed, wholly owned subsidiary, Rackwise, Inc., a Nevada corporation.  The sole purpose of the merger was to change our corporate name to “Rackwise, Inc.”

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Business Developments

As part of the execution of our business strategy, we have taken the following steps:

•	We have divided the U.S. into five sales regions: Northeast, Southeast, North Central, South Central and West. Furthermore, we have targeted sales outside of the U.S. and have established a Latin America region. Each sales region will be staffed by an experienced, professional Regional Sales Director and a Regional Sales Engineer. To date, we have hired all six Regional Sales Directors and six Regional Sales Engineers.

•	We have commenced the development and execution of a Professional Services organization to offer new services to our existing and prospective clients. The new service offerings will consist of more extensive training for our existing and new products, analysis and recommendation on how to optimize the management of the client’s data center, and creation of Centers of Excellence. These Centers will concentrate on advanced training to help expedite the clients realizing maximum efficiency of their data centers while also meeting the standards published by the Green Grid (a collaborative organization committed to improving the resource efficiency of data centers and business computing ecosystems) for achieving Green Grid certification. We have appointed an Executive VP to supervise the program as well as hiring a Managing Principal Consultant.

•	We have appointed a VP Strategic Partners to assist our sales program described above, who is in the process of developing multiple strategic relationships for us. These partners will be involved in reselling and supporting Rackwise products worldwide.

•	To further our marketing and sales efforts, we have significantly revamped our website (www.rackwise.com). We have contracted two new professional relations firms to help us update and disseminate current information about us as well as publishing on our website, including information about new contracts for the sales of our products.

•	We have entered into a series of agreements with Intel Corporation to effect a licensing model incorporating a standard license agreement to Intel together with Intel’s standard feedback agreement calling for a collaborative exchange of information between us and Intel over an extended period to develop and implement innovative additions to our software in connection with Intel’s current and future Data Center Infrastructure Management (DCiM) software platform needs. We discounted the fees payable by Intel under the license agreement. In exchange for our providing the licensed technology to Intel, we anticipate incorporating the additions, together with other functionality and features of the Intel DCM middleware product, in future revisions and iterations of our standard DCM product over time, beginning with our release scheduled for the second quarter of 2012. Although we expect Intel to provide us with feedback on our licensed technology, the agreements do not obligate Intel to provide us with products or information for evaluation. Further, there can be no assurance that our collaborative exchange with Intel will result in any innovative modifications to our product or that the functions or features of the Intel DCM middleware product will be effectively integrated into our future product and services. Intel has no further payment obligations under the agreements. See “DESCRIPTION OF BUSINESS – Intel Agreements.”

Capital Needs

Our business strategy requires capturing additional market share and growing sales to achieve profitability.  We expect that with the infusion of additional capital and with additional management we will be able to increase sales and professional services and expand the breadth of our product offerings through the following actions:

•	Continue to add interfaces to our existing product offerings, which would make us a differentiator in the market.

•	Establish industry partners, “value added resellers” (VARs), and strategic services partners to perform some of the services we are being asked to perform post sales cycles.

•	Initiate specific new marketing efforts to coordinate and lead our initiatives for greater market recognition with special emphasis on contacting and educating industry analysts to spread the word of our capabilities.

•	Expand the current sales model of one team to six teams covering six regions and build a vertical sales model to address data center centric industry segments.

•	Expand our product offerings to include monitoring and managing the balance of our customer’s IT infrastructure.

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As further discussed below under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources,” due to our brief operating history and historical operating losses, our operations have not been a source of liquidity, and our primary sources of liquidity have been debt and proceeds from the sale of our equity securities in several private placements. Our current business plan requires us to raise additional capital in order to fund a rapid build-up of infrastructure. As a result, we expect revenue expansion will lag spending on investment in infrastructure, which will initially exacerbate our operating deficit and use of cash in operations. Based on our current forecasted sales and anticipated build-up of infrastructure, we believe that we do not have enough cash on hand to sustain operations for the next twelve months. Our ability to achieve or maintain profitability is subject to economic and competitive uncertainties that are largely outside of our control, including those associated with emerging enterprises.

About This Offering

This prospectus relates to the public offering, which is not being underwritten, of up to 40,803,384 shares of our common stock, consisting of 28,580,454 issued and outstanding shares of common stock and 12,222,930 shares of common stock underlying presently exercisable common stock purchase warrants, by the selling stockholders listed in this prospectus.  The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.  We will receive none of the proceeds from the sale of the shares by the selling stockholders.  We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

The number of shares being offered by this prospectus (including the shares issuable upon exercise of outstanding warrants) represents approximately 36.6% of our outstanding shares of common stock as of May 21, 2012.

Summary Financial Information

The following tables summarizes historical financial data regarding our business and should be read together with the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in this prospectus.

	Year Ended December 31,		Three Months Ended March 31,
	2011	2010	2012	2011
			(unaudited)	(unaudited)
Statement of Operations Data

Revenues	$2,020,048	$2,608,809	$684,149	$536,475
Loss from Operations	$(8,109,270	$(2,492,595)	$(2,237,505)	$(495,465)
Net Loss	$(8,880,725)	$(4,089,658)	$(2,229,115)	$(899,127)
Net Loss Per Common Share – Basic and Diluted	$(0.17)	$(0.10)	$(0.02)	$(0.02)

Statement of Cash Flows Data

Net Cash Used in Operating Activities	$(4,968,228)	$(1,155,071)	$(1,656,637)	$(105,481)
Net Cash Used in Investing Activities	$(201,724)	$(249,726)	$(213,140)	$(3,188)
Net Cash Provided by Financing Activities	$5,736,029	$1,447,273	$1,446,501	$61,303
Cash, End of Period	$613,443	$47,366	$190,167	$-

	At December 31,		At March 31,
	2011	2010	2012	2011

Balance Sheet Data

Total Current Assets	$899,957	$1,131,418	$552,105	$899,957
Total Assets	$1,214,613	$1,431,708	$1,063,557	$1,214,613
Total Current Liabilities	$4,844,830	$8,375,044	$3,415,995	$4,844,830
Total Liabilities	$4,866,480	$8,503,887	$3,528,935	$4,866,480
Total Stockholders’ Deficiency	$(3,651,867)	$(7,072,179)	$(2,465,378)	$(3,651,867)

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THE OFFERING

Common stock currently outstanding	99,247,254 shares (1)

Common stock offered by the Company	None

Common stock offered by the selling stockholders	40,803,384 shares (2)

Use of proceeds	We will not receive any of the proceeds from the sales of our common stock by the selling stockholders.

OTC Markets symbol	RACK

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 8 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)	As of May 21, 2012.
(2)	Consists of 28,580,454 issued and outstanding shares of common stock and 12,222,930 shares of common stock underlying presently exercisable common stock purchase warrants.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects, revenues, income and capital spending. We generally identify forward-looking statements with the words “believe,” “intend,” “expect,” “seek,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” or their negatives, and other similar expressions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, financial results and project developments and acquisitions or to our expectations regarding future industry or economic trends are forward-looking statements.

These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect many estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect our actual results. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the “Risk Factors” section and elsewhere in this prospectus. All forward-looking statements are based upon information available to us on the date of this prospectus. We undertake no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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RISK FACTORS

An investment in shares of our common stock is highly speculative and involves a high degree of risk.  We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict.  Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus.  If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected.  In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.  Only those investors who can bear the risk of loss of their entire investment should participate in this offering.

RISKS RELATED TO OUR BUSINESS AND FINANCIAL CONDITION

We have a history of losses and we may not achieve or maintain profitability.

We have a history of losses and have not yet achieved profitability. We had net losses of $8,880,725 and $4,089,658 for the fiscal years ended December 31, 2011 and 2010, respectively, and $2,229,115 for the three months ended March 31, 2012. As of December 31, 2011, our cumulative loss from inception was $33,886,420. We expect operating expenses to increase in the future due to the expected development activities and marketing expenses incurred to increase brand awareness in the data center management software marketplace, increased operations costs, sales costs and general and administrative costs associated with implementing our business plan. Based on our current forecasted sales and anticipated build-up of infrastructure, we believe that we do not have enough cash on hand to sustain operations for the next twelve months. Our ability to achieve or maintain profitability is subject to economic and competitive uncertainties that are largely outside of our control, including those associated with emerging enterprises.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

As reflected in our financial statements for the years ended December 31, 2011 and 2010, we have generated significant losses, which raise substantial doubt that we will be able to continue operations as a going concern. Our independent registered public accounting firm included an explanatory paragraph in their report for the years ended December 31, 2011 and 2010 on the accompanying financial statements describing conditions that raised substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent registered public accounting firm.

Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

We have limited sales and compete in rapidly evolving markets, which makes our future operating results difficult to predict.

Although VNDI was incorporated in January 2003, it has limited sales in an industry characterized by rapid technological innovation, changing customer needs, evolving industry standards and frequent introductions of new products and services.  These factors make it difficult to predict our operating results, which may impair our ability to manage our business and our investors’ ability to assess our prospects.

Our financial results will suffer if the markets for IT infrastructure, data center monitoring, management and optimization software, data center energy cost efficiency solutions and green data centers do not continue to grow.

Our software product is designed to address the growing markets for (i) IT infrastructure, (ii) data center monitoring, management and optimization, (iii) data center energy cost efficiency and (iv) green data centers. These markets are still emerging. A reduction in the demand for these IT infrastructure solutions and products could be caused by, among other things, lack of customer acceptance, weakening economic conditions, competing technologies and services or decreases in corporate spending.  Our future financial results would suffer if the market for our data center monitoring, management and optimization solutions or products does not continue to grow.

If we are unable to manage our anticipated growth effectively, our revenues and profits could be adversely affected.

We anticipate that a significant expansion of our operations and addition of new personnel is required in all areas of our operations in order to implement our business plan.  Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully.  For us to continue to manage our growth, we must put in place legal and accounting systems and implement human resource management and other tools. We have taken preliminary steps to put this structure in place. However, there is no assurance that we will be able to successfully manage this anticipated rapid growth.  A failure to manage our growth effectively could materially and adversely affect our ability to market and sell our solutions and products.

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The rates we charge for our products may decline over time, which would reduce our revenues and adversely affect our profitability.

As our business model continues to gain acceptance and attracts the attention of competitors, we may experience pressure to decrease the fees for our products, which could affect our revenues and gross margin.  If we are unable to sell our products at acceptable prices, or if we fail to offer additional products with sufficient profit margins, our revenue growth will slow and our business and financial results will suffer.

Our future success depends on the continued services of Messrs. Guy A. Archbold and Doug MacRae.

Our future success depends on the continued services of our Chief Executive Officer and President, Guy A. Archbold, and our Executive Vice President Development, Doug MacRae. We have entered into an employment agreement with each of Messrs. Archbold and MacRae; however, each may resign at any time in his sole discretion.  The loss of services of any of these individuals could impair our ability to complete the national and global rollout of our products and services properly and could have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key man life insurance with respect to Messrs. Archbold and MacRae.

We may be subject to intense competition and may not be able to compete successfully against larger and more established business.

Several established companies are currently offering or looking to offer solutions and products, including products relating to the development of green data centers, that compete with our data center monitoring, management and optimization software products. There can be no assurance that competitors with substantially greater financial, technical, managerial, marketing and other resources and experience than us will not compete more effectively than us.

The technology of computer equipment will continue to become more intelligent and more efficient in the future, which will impact our ability to provide the same level of return on investment for clients. A decrease in the client’s return on investment could have an adverse effect on our revenues.

One of the driving demands for our products and services is the ability of such products and services to demonstrate a large return on investment for customers purchasing such products and services. As more efficient computer servers and devices become available, the amount of savings a customer will achieve by using our products and services will start to diminish, which could hinder our ability to continue to increase the rates we charge for our products and services.

Our ability to compete successfully will depend, in part, on our ability to protect our intellectual property rights. Litigation required to enforce these rights can be costly, and there is no assurance that courts will enforce our intellectual property rights.

Our software and most of the underlying technology is proprietary. We protect our proprietary rights through a combination of confidentiality agreements and procedures and through trademark and trade secret laws. Policing unauthorized use of intellectual property, however, is difficult, especially in foreign countries. Litigation may be necessary in the future to enforce our intellectual property rights, to protect trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation could result in substantial costs and diversion of resources and could harm our business, operating results and financial condition regardless of the outcome of the litigation. In addition, there can be no assurance that the courts will enforce the contractual arrangements that we have entered into to protect our intellectual property rights. Our operating results could be harmed by the failure to protect such intellectual property.

The enforcement of tax liens against us could have a material adverse effect on our financial prospects.

VNDI has unpaid payroll taxes relating to the third and fourth quarters of 2010 and the first quarter of 2011 in the aggregate amount of $420,000. We have applied for, and the Internal Revenue Service (IRS) is currently formulating, an installment agreement request so that the unpaid payroll taxes can be paid over a five-year period in sixty equal installments of $7,500. The IRS has placed federal tax liens that aggregate to approximately $502,000 against us in connection with the unpaid payroll taxes relating to the third quarter of 2010, fourth quarter of 2010 and the first quarter of 2011. If we are unable to negotiate a payment plan or a reduction in the amount of any tax obligation, the IRS or state authorities, as applicable, could enforce their liens by levying against our bank accounts, accounts receivables and other assets. A levy against or foreclosure on our assets could have a material adverse effect on our financial prospects. In an effort to demonstrate that we have the capacity to make the proposed installment payments, as well as to try and accelerate an agreement with the IRS, we commenced a payment program of paying $10,000 a month beginning on December 15, 2011. We intend to continue this payment plan until a definitive payment program is agreed upon between us and the IRS.

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We may need additional financing. Any limitation on our ability to obtain such additional financing could have a material adverse effect on expanding our business.

Although we expect that the proceeds from the recently completed private placement offerings of our securities are sufficient to implement our business plan, there can be no assurance that we will not require additional capital if we are unable to execute our business plan and reach the planned amount of revenues, or if we accelerate the growth of our business to achieve additional market share. The raising of additional capital could result in dilution to our stockholders.  In addition, there is no assurance that we will be able to obtain additional capital if we need it, or that if available, it will be available to us on favorable or reasonable terms. Any limitation on our ability to obtain additional capital as and when needed could have a material adverse effect on our business, financial condition and results of operations.

Because the Merger was a reverse merger, we may not be able to attract the attention of major brokerage firms, which may limit the liquidity of our common stock and may make it more difficult for us to raise additional capital in the future.

Additional risks may exist because the Merger was a “reverse merger.” Certain SEC rules are more restrictive when applied to reverse merger companies, such as the ability of stockholders to resell their shares of common stock pursuant to Rule 144. In addition, securities analysts of major brokerage firms may not provide coverage of our common stock because there may be little incentive for brokerage firms to recommend the purchase of our common stock. As a result, our common stock may have limited liquidity and investors may have difficulty selling it.  In addition, we cannot assure you that brokerage firms will want to conduct any secondary offerings on our behalf if we seek to raise additional capital in the future.  Our inability to raise additional capital may have a material adverse effect on our business.

If unknown pre-Merger liabilities should arise or known pre-Merger liabilities are not paid according to our agreement with the transferee, we may be required to divert our cash from other business purposes to discharge such liabilities, which may have an adverse effect on our business.

Although we transferred certain assets and liabilities of the Company relating to our pre-Merger shell operations in connection with the Merger, there can be no assurance that such transfer will release us of all such liabilities.  If the transferee does not pay such liabilities or unknown liabilities arise, we may be required to divert cash from other business purposes to discharge such liabilities, which may have an adverse effect on our business.

RISKS RELATED TO OUR SECURITIES

We do not expect to pay dividends on our common stock.

We have no plans to pay dividends on our common stock for the foreseeable future.  We intend to retain future earning to fund operations and future capital requirements. Because we do not plan to pay dividends on our common stock, our stock may be less attractive to some investors, which could adversely affect our stock price.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

A trading market for our common stock may not develop or be sustained, and you may not be able to resell your common stock.

Our common stock is thinly traded.  We cannot assure you that a market for our common stock will develop in the foreseeable future or, if developed, that it will be sustained.  As a result you may not be able to resell your common stock.

10

Our common stock will likely be considered a “penny stock,” which is likely to limit its liquidity and make it more difficult for us to raise additional capital in the future.

The market price of our common stock is, and will likely remain for the foreseeable future, less than $5.00 per share, and therefore will be a “penny stock” according to SEC rules, unless our common stock is listed on a national securities exchange. The OTC Bulletin Board is not a national securities exchange. Designation as a “penny stock” requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of current holders of our common stock to sell their shares. Such rules may also deter broker-dealers from recommending or selling the common stock, which may further limit its liquidity. This may also make it more difficult for us to raise additional capital in the future.

Our common stock is controlled by a group of affiliated stockholders.

A group of affiliated stockholders, Black Diamond Financial Group LLC, Black Diamond Holdings LLC, Rackwise Funding LLC and MFPI Partners LLC, beneficially own 56.8% of our common stock. (See “Certain Relationships and Related Transactions” for a description of related transactions involving these stockholders.)  Such concentrated control of the Company may adversely affect the price of our common stock.  Investors who acquire common stock may have no effective voice in the management of the Company. Sales by this group of stockholders, along with any other market transactions, could affect the market price of the common stock. However, in connection with the Merger, each of the officers, directors, key employees and holders of 10% or more of our common stock after giving effect to the Merger agreed to “lock-up” and not sell or otherwise transfer or hypothecate any of their shares of our common stock for a term of eighteen (18) months from the closing of the Merger except in certain limited circumstances.  We also agreed not to register under the Securities Act the resale of the shares of our common stock received by those officers, directors, key employees and 10% holders in the Merger for a period of two years following the closing of the Merger.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The future trading price of our common stock may become highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;

•	announcements of developments by us, our strategic partners or our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting our industry;

•	additions or departures of key personnel;

•	sales of our common stock or other securities in the open market; and

•	other events or factors, many of which are beyond our control.

As a former shell company, resales of shares of our restricted common stock in reliance on Rule 144 of the Securities Act are subject to the requirements of Rule 144(i).

Rule 144 under the Securities Act, which generally permits the resale, subject to various terms and conditions, of restricted securities after they have been held for six months will not immediately apply to our common stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The filing of our Current Report on Form 8-K on September 27, 2011 started the running of such one-year period. Because, as a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, restrictive legends on certificates for shares of our common stock cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act.

11

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 310,000,000 shares of capital stock consisting of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock with preferences and rights to be determined by our Board of Directors. As of May 21, 2012, there were 99,247,254 shares of our common stock (including an aggregate of 60,000,000 shares entitled to be received by the former VNDI stockholders in the Merger) and no shares of our preferred stock outstanding. As of that date, there were 50,283,401 shares of our common stock issuable upon exercise of outstanding warrants. The exercise prices and number of shares of our common stock issuable on exercise of such warrants may be adjusted in certain circumstances including stock splits, stock dividends and future issuances of our equity securities without consideration or for consideration per share less than certain specified prices. The weighted average anti-dilution price protection contained in such warrants could result in a reduction of the exercise price of such warrants and an increase in the number of warrants issuable upon exercise. This would dilute the ownership interests of our present stockholders. In addition, our Board of Directors has authorized the grant of options to employees to purchase an aggregate of 13,500,000 shares of our common stock under our 2011 Equity Incentive Plan, of which options to purchase 100,000 shares have been cancelled. Of these options, options to purchase 12,375,000 shares at an exercise price of $0.345 per share and options to purchase 550,000 shares at an exercise price equal to fair market value at the date of grant are currently outstanding, with the remaining options to purchase 475,000 shares reserved for issuance subject to new hires. We have also granted to our officers, directors, advisors and consultants options outside the 2011 Equity Incentive Plan to purchase 10,800,000 shares of our common stock at an exercise price of $0.345 per share and, subject to approval by our Board of Directors, options to purchase 500,000 shares of our common stock at an exercise price equal to fair market value at the date of grant.

Any future issuance of our equity or equity-backed securities may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. As described above, we may need to raise additional capital through public or private offerings of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock. We may also issue such securities in connection with hiring or retaining employees and consultants, as payment to providers of goods and services, in connection with future acquisitions or for other business purposes.  Our Board of Directors may at any time authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and preferred shares set forth in our articles of incorporation. The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Also, the future issuance of any such additional shares of common or preferred stock or other securities may create downward pressure on the trading price of the common stock. There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the common stock are then traded.

We may obtain additional capital through the issuance of preferred stock, which may limit your rights as a holder of our common stock.

Without any stockholder vote or action, our Board of Directors may designate and approve for issuance shares of our preferred stock.  The terms of any preferred stock may include priority claims to assets and dividends and special voting rights which could limit the rights of the holders of our common stock.  The designation and issuance of preferred stock favorable to current management or stockholders could make any possible takeover of us or the removal of our management more difficult.

12

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of (i) up to 20,311,251 issued and outstanding shares of our common stock and 10,155,627 shares of common stock underlying presently exercisable common stock purchase warrants, which were sold in a private placement offering completed in November 2011 under which we sold an aggregate of 20,311,251 units of our securities at a price of $0.25 per unit, with each unit consisting of one share of our common stock and a five-year warrant to purchase one-half share of our common stock at an exercise price of $0.625 per whole share, and (ii) up to 8,269,203 issued and outstanding shares of our common stock and 2,067,303 shares of our common stock underlying presently exercisable common stock purchase warrants, which were sold in a private placement offering completed in January 2012 under which we sold an aggregate of 8,269,203 units of our securities at a price of $0.375 per unit, with each unit consisting of one share of our common stock and a five-year warrant to purchase one-quarter share of our common stock at an exercise price of $1.00 per whole share.

Pursuant to registration rights granted in connection with the above-referenced unit offerings, we have filed with the Securities and Exchange Commission a registration statement on Form S-1, of which this prospectus forms a part, under the Securities Act of 1933, as amended (the “Securities Act”), to register the resale of the shares of common stock and the shares of common stock underlying the warrants sold in the offerings.  The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of the date of this prospectus.  The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.  Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.  We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus or acquire additional shares of common stock.  The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby.  Please read the section entitled “Plan of Distribution” in this prospectus.

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the Securities and Exchange Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of May 21, 2012, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 99,247,254 shares of our common stock outstanding as of May 21, 2012.

Unless otherwise set forth below, based upon the information furnished to us, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates, and (c) no selling stockholder is a broker-dealer or an affiliate of a broker-dealer. Selling stockholders who are broker-dealers or affiliates of broker-dealers are indicated by footnote. We have been advised that these broker-dealers and affiliates of broker-dealers purchased our common stock in the ordinary course of business, not for resale, and at the time of purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute such common stock.

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Selling Stockholder	Shares of Common Stock Beneficially Owned Before the Offering		Shares of Common Stock Being Offered(a)		Shares of Common Stock Beneficially Owned Upon Completion of the Offering(b)		Percentage of Common Stock Beneficially Owned Upon Completion of the Offering(c)

George M. Abraham (1)	5,498,166		5,248,166		250,000		*
George M. Abraham, IRA (2)	416,666		416,666		0
LaDana Acers (3)	30,000		30,000		0
Adam Adams (4)	30,000		30,000		0
Andrew Revocable Trust U/A 5/4/94 (5)	808,168		808,168		0
Barclay Armitage (6)	90,000		90,000		0
Lon Bell (7)	766,666		766,666		0
Betty Bialek Rev. Trust dtd 12/20/2004 (8)	125,000		125,000		0
Alan F. Bilzi (9)	75,000		75,000		0
Black Diamond Financial Group, LLC	69,593,969	(10)	2,315,241	(11)	66,378,728	(13)	54.7%
Black Diamond Holding, LLC	69,593,969	(10)	900,000	(12)	66,378,728	(13)	54.7%
Russell Blum § & Joseph Rosenthal, Jr. JT in Common (14)	83,334		83,334		0
Bradley Resources LLC (15)	766,666		766,666		0
Andrew Brenner § (16)	250,000		250,000		0
Robert Burkhardt (17)	150,000		150,000		0
The Carnahan Trust (18)	600,000		600,000		0
Central Asia Investment Ltd. (19)	150,000		150,000		0
Norris Chamberlin (20)	75,000		75,000		0
O. Stuart Chase (21)	33,334		33,334		0
David A. Dorn (22)	470,167		470,167		0
Scott & Gaye Dunlop (23)	83,334		83,334		0
Edward P. Dupcak (24)	60,000		60,000		0
Eagle Brook Schools Special Investment Account (25)	83,334		83,334		0
Ronald D. Eller (26)	123,334		123,334		0
Gerald Faich (27)	166,666		166,666		0
Fairfield Investment Group (28)	1,500,000		1,500,000		0
Edward F. Feighan (29)	616,666		166,666		450,000		*
Joel Feinberg (30)	60,000		60,000		0
Martin Feinberg (31)	75,000		75,000		0
Michael Feinberg (32)	450,000		450,000		0
Andrew Fisher (33)	162,500		162,500		0
Robert Frankel (34)	100,000		100,000		0
Felix A. Gonzalez Quevedo (35)	275,000		275,000		0
Michael James Gunther (36)	333,334		333,334		0
Robert H. Hafter (37)	428,501		428,501		0
Darren Halper (38)	60,000		60,000		0
Helen Meeker Trust (39)	50,000		50,000		0
Terrance Helz (40)	303,501		303,501		0
David Holthe (41)	808,168		808,168		0
Patrick Hocevar (42)	93,334		83,334		10,000		*
Byron C. Hughey (43)	150,000		150,000		0
Susan F. Jenkins (44)	83,334		83,334		0
Joe N. and Jamie W. Behrendt Revocable Trust (45)	150,000		150,000		0
James M. Johnson (46)	33,334		33,334		0
Harold Kaplan (47)	130,000		125,000		5,000		*
Eric R. Kaplowitz (48)	60,000		60,000		0
E. Howard King, Jr. (49)	150,000		150,000		0
Howard Koslow and Jane Koslow as Tenants by the Entirety (50)	333,334		333,334		0
David S. Krause (51)	386,835		386,835		0
John E. Kyees (52)	1,110,500		1,110,500		0
Laura Jane Meeker Johnson Trust U/A 5/7/93 (53)	50,000		50,000		0
Lawrence M. Swartz Revocable Trust (54)	616,500		616,500		0
James Lees (55)	333,334		333,334		0
Marc B. Levy § (56)	500,000		500,000		0
Bruce M. Ludwig (57)	235,085		235,085		0
Thomas A. McGurk, Jr. (58)	30,000		30,000		0
Jarret and Lisa Miller (59)	166,666		166,666		0
Mouton Family Living Trust Dtd 12/10/93, As Amended (60)	214,125		214,125		0
Navesink Capital Advisors, LLC	9,116,270	(61)	166,668	(62)	1,473,434	(64)	1.5%
Navesink Investment Fund, L.P.	9,116,270	(61)	7,476,168	(63)	1,473,434	(64)	1.5%
Alisha Nissenfeld (65)	60,000		60,000		0
PC&J Performance Fund (66)	450,000		450,000		0
Jay Petkov (67)	333,334		333,334		0
Scott Picon (68)	1,500,000		1,500,000		0
Ralph C. Wintrode 401(k) Savings Plan (69)	120,000		120,000		0
Geoffrey Read (70)	758,751		758,751		0
Edward Rosenthal (71)	333,334		333,334		0
Michael J. Schneider (72)	30,000		30,000		0
Terry J. Siman (73)	636,835		636,835		0
Laura Simon (74)	60,000		60,000		0
Solops LLC (75)	187,500		187,500		0
Jeffrey J. Stacey (76)	636,835		636,835		0
William Strawbridge (77)	200,000		200,000		0
Clayton A. Struve § (78)	125,000		125,000		0
Diane Sutter (79)	166,666		166,666		0
Gene & Lois Vanderbur (80)	420,000		420,000		0
John Wagner (81)	290,000		290,000		0
Wealth Concepts LLC (82)	637,500		637,500		0
Steven Weisman (83)	224,000		224,000		0
Jeffrey D. White (84)	90,000		90,000		0
Craig Whited (85)	2,250,000		2,250,000		0
Peter Quinn	100,000		100,000		0
Bruce Reingold (86)	30,000		30,000		0
Eric Bloom (87)	36,666		36,666		0

14

* Less than 1%

§ Broker-Dealer or Affiliate of a Broker Dealer

(a)	An aggregate of 12,222,930 of the shares of common stock being offered by the selling stockholders are issuable upon exercise of presently exercisable common stock purchase warrants.

(b)	Assumes all of the shares of common stock to be registered on the registration statement of which this prospectus is a part, including all shares of common stock underlying warrants held by the selling stockholders, are sold in the offering and that shares of common stock beneficially owned by such selling stockholder but not being registered by this prospectus are not sold.

(c)	Percentages are based on the 99,247,254 shares of common stock issued and outstanding as of May 21, 2012. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 21, 2012 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

15

(1)	Includes 1,693,833 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(2)	Includes 83,333 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. George M. Abraham has the power to vote and dispose of the shares being registered on behalf of George M. Abraham, IRA.

(3)	Includes 10,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(4)	Includes 10,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(5)	Includes 202,723 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. William V. Andrew is the nominee for Andrew Revocable Trust U/A 5/4/94, the beneficial owner of the shares. William V. Andrew, as trustee, has the power to vote and dispose of the shares being registered hereunder.

(6)	Includes 30,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(7)	Includes 233,333 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(8)	Includes 25,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Fred B. & Betty G. Bialek, as co-trustees, have the power to vote and dispose of the shares being registered on behalf of Betty Bialek Rev. Trust Dated 12/20/2004.

(9)	Includes 15,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(10)	Consists of (a) 3,390,668 shares of our common stock and 1,695,334 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days held by Black Diamond Financial Group LLC (“BDFG”), (b) 24,690,782 shares of our common stock and 12,345,391 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days held by Black Diamond Holdings LLC (“BDH”), (c) 17,955,357 shares of our commons stock and 8,977,679 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days held by Rackwise Funding LLC (“Rackwise Funding”), and (d) 359,172 shares of our common stock and 179,586 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days held by MFPI Partners LLC (“MFPI”). BDFG is the manager of BDH and Rackwise Funding. Patrick Imeson is the manager of BDFG and MFPI and, to our knowledge, has sole voting and investment power with respect to securities held by BDFG, BDH, Rackwise Funding and MFPI. Mr. Imeson may be deemed to beneficially own the securities held by BDFG, BDH, Rackwise Funding and MFPI.

(11)	Includes 771,747 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Patrick W.M. Imeson, as manager, has the power to vote and dispose of the shares being registered on behalf of Black Diamond Financial Group, LLC.

(12)	Includes 300,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. BDFG is the manager of Black Diamond Holdings, LLC. Patrick W.M. Imeson, as manager of BDFG, has the power to vote and dispose of the shares being registered on behalf of Black Diamond Holdings, LLC.

(13)	Consists of (a) 1,847,174 shares of our common stock and 923,587 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days held by BDFG, (b) 24,090,782 shares of our common stock and 12,045,391 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days held by BDH, (c) 17,955,357 shares of our commons stock and 8,977,679 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days held by Rackwise Funding, (d) 359,172 shares of our common stock and 179,586 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days held by MFPI. BDFG is the manager of BDH and Rackwise Funding. Patrick Imeson is the manager of BDFG and MFPI and, to our knowledge, has sole voting and investment power with respect to securities held by BDFG, BDH, Rackwise Funding and MFPI. Mr. Imeson may be deemed to beneficially own the securities held by BDFG, BDH, Rackwise Funding and MFPI.

16

(14)	Includes 16,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(15)	Includes 233,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. George Holbrook, as managing member, has the power to vote and dispose of the shares being registered on behalf of Bradley Resources LLC.

(16)	Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(17)	Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(18)	Includes 200,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Kevin & Laurie Carnahan are the nominees for The Carnahan Trust, the beneficial owner of the shares. Kevin Carnahan has the power to vote and dispose of the shares being registered hereunder.

(19)	Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Bachir Taleb-Ibrahimi has the power to vote and dispose of the shares being registered on behalf of Central Asia Investment Ltd.

(20)	Includes 25,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(21)	Includes 6,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(22)	Includes 134,500 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(23)	Includes 16,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(24)	Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(25)	Includes 16,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. O. Stuart Chase has the power to vote and dispose of the shares being registered on behalf of Eagle Brook Schools Special Investment Account.

(26)	Includes 36,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(27)	Includes 33,333 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(28)	Includes 500,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Jeffrey W. Benton has the power to vote and dispose of the shares being registered on behalf of Fairfield Investment Group LLC.

(29)	Includes 33,333 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Mr. Feighan is a member of our Board of Directors.

(30)	Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

17

(31)	Includes 15,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(32)	Includes 150,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Mr. Feinberg is a member of our Board of Directors.

(33)	Includes 32,500 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(34)	Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(35)	Includes 55,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(36)	Includes 66,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(37)	Includes 126,167 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(38)	Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(39)	Includes 10,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Laura Jane Meeker Johnson is the nominee for Helen Meeker Trust, the beneficial owner of the shares. James M. Johnson, as trustee, has the power to vote and dispose of the shares being registered hereunder.

(40)	Includes 101,167 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(41)	Includes 202,723 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(42)	Includes 16,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(43)	Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(44)	Includes 16,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(45)	Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Joe N. Behrendt has the power to vote and dispose of the shares being registered on behalf of Joe N. and Jamie W. Behrendt Revocable Trust.

(46)	Includes 6,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(47)	Includes 25,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(48)	Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(49)	Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

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(50)	Includes 66,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(51)	Includes 117,834 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(52)	Includes 303,500 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(53)	Includes 10,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. James M. Johnson is the nominee for Laura Jane Meeker Johnson Trust U/A 5/7/93, the beneficial owner of the shares. James M. Johnson, as trustee, has the power to vote and dispose of the shares being registered hereunder.

(54)	Includes 205,500 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Lawrence M. Swartz is the nominee for Lawrence M. Swartz Revocable Trust, the beneficial owner of the shares. Mr. Swartz, as trustee, has the power to vote and dispose of the shares being registered hereunder.

(55)	Includes 66,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(56)	Includes 100,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(57)	Includes 67,251 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(58)	Includes 10,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(59)	Includes 33,333 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(60)	Includes 71,375 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Melvin L. Mouton is the nominee for Mouton Family Living Trust Dated 12/10/93, as Amended, the beneficial owner of the shares. Melvin L. and Betty H. Mouton have the power to vote and dispose of the shares being registered hereunder.

(61)	Consists of (a) 1,473,434 shares of our common stock held by AMG II, LLC (“AMG”), (b) 133,334 shares of our common stock and 33,334 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days held by Navesink Capital Advisors, LLC (“NCA”), and (c) 4,984,112 shares of our commons stock and 2,492,056 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days held by Navesink Investment Fund, L.P. (“NIF”). Excludes 4,000,000 shares of our common stock issuable upon exercise of outstanding warrants held by NCA, the exercise of which warrants is subject to a customary 9.99% “blocker.” Navesink Partners, LLC is the general partner of NIF. Alan Goddard is the managing member of AMG, NCA and Navesink Partners, LLC and, to our knowledge, has sole voting and investment power with respect to securities held by AMG, NCA and NIF. Mr. Goddard may be deemed to beneficially own the securities held by AMG, NCA and NIF.

(62)	Includes 33,334 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Alan Goddard, as managing member, has the power to vote and dispose of the shares being registered on behalf of Navesink Capital Advisors, LLC.

(63)	Includes 2,492,056 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Navesink Partners, LLC is the general partner of Navesink Investment Fund L.P. Alan Goddard, as managing member of Navesink Partners, LLC, has the power to vote and dispose of the shares being registered on behalf of Navesink Investment Fund L.P.

(64)	Consists of 1,473,434 shares of our common stock held by AMG. To our knowledge, Alan Goddard, as managing member, has sole voting and investment power with respect to securities held by AMG. Mr. Goddard may be deemed to beneficially own the securities owned by AMG.

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(65)	Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(66)	Includes 150,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. James M. Johnson has the power to vote and dispose of the shares being registered on behalf of PC&J Performance Fund.

(67)	Includes 66,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(68)	Includes 500,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(69)	Includes 40,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Ralph C. Wintrode is the nominee for Ralph C. Wintrode 401(k) Savings Plan, the beneficial owner of the shares. Ralph C. Wintrode has the power to vote and dispose of the shares being registered hereunder.

(70)	Includes 252,917 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(71)	Includes 66,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(72)	Includes 10,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(73)	Includes 167,834 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(74)	Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(75)	Includes 37,500 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Matthew Rosenblum, as CEO, has the power to vote and dispose of the shares being registered on behalf of Solops LLC.

(76)	Includes 167,834 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(77)	Includes 60,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(78)	Includes 25,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(79)	Includes 33,333 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(80)	Includes 140,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(81)	Includes 90,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(82)	Includes 167,500 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Steven H. Deutsch, as managing member, has the power to vote and dispose of the shares being registered on behalf of Wealth Concepts LLC.

(83)	Includes 64,800 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

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(84)	Includes 30,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(85)	Includes 650,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(86)	Includes 10,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(87)	Includes 23,333 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

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USE OF PROCEEDS

We will not receive proceeds from sales of common stock made under this prospectus.

DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our common stock. The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information and Holders

Since July 14, 2010, our common stock has been listed for quotation on the OTC Bulletin Board (OTCBB), originally under the symbol “MBDG.”  Our symbol changed to “CAHA” on September 15, 2010 in connection with our name change to “Cahaba Pharmaceuticals, Inc.,” to “VNDI” on July 21, 2011 in connection with our name change to “Visual Network Design, Inc.” and to “RACK” on October 27, 2011 in connection with our name change to “Rackwise, Inc.”

The trading of our common stock began on September 22, 2011.  The following table sets forth the high and low closing bid prices for our common stock for the fiscal quarters indicated as reported on the OTCBB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.  Our common stock is thinly traded and, thus, pricing of our common stock on the OTCBB does not necessarily represent its fair market value.

Period	High	Low

Fiscal Year Ending December 31, 2011
Third Quarter (from September 22, 2011)	$0.47	$0.25
Fourth Quarter	1.21	0.25

Fiscal Year Ending December 31, 2012
First Quarter	$1.07	$0.53
Second Quarter (through May 21, 2012)	1.45	0.60

As of May 21, 2012, there were 99,247,254 shares of our common stock issued and outstanding, 50,283,401 shares issuable upon exercise of outstanding warrants and 24,225,000 shares issuable upon exercise of outstanding options.  On that date, there were approximately 162 holders of record of shares of our common stock.

Dividends

We have never declared any cash dividends with respect to our common stock.  Future payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition and other relevant factors.  Other than provisions of the Nevada Revised Statutes requiring post-dividend solvency according to certain measures, there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.  Nonetheless, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

Securities Authorized for Issuance under Equity Compensation Plans

On September 20, 2011, our Board of Directors and stockholders owning a majority of our outstanding shares adopted the 2011 Equity Incentive Plan.  A total of 13,500,000 shares of our common stock are reserved for issuance under the 2011 Plan.  If an incentive award granted under the 2011 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2011 Plan.

Shares issued under the 2011 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2011 Plan.  In addition, the number of shares of common stock subject to the 2011 Plan and the number of shares and terms of any incentive award are expected to be adjusted in the event of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

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The following table provides information as of December 31, 2011, with respect to the shares of common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	–	–	13,500,000
Equity compensation plans not approved by security holders	–	–	–
Total	–	–	13,500,000

As of January 9, 2012, we authorized for issuance to employees stock options under the 2011 Plan to purchase an aggregate of 13,500,000 shares of our common stock, of which options to purchase 100,000 shares have been cancelled. As of May 21, 2012, (i) 10-year options for 12,375,000 shares with an exercise price of $0.345 per share and 10-year options for 550,000 shares with an exercise price equal to fair market value at the date of grant were outstanding, and (ii) options for 475,000 shares were reserved for issuance subject to new hires.

As of January 9, 2012, we also granted to officers, directors, advisors and consultants stock options outside the 2011 Plan to purchase 10,800,000 shares of our common stock, exercisable for a period of ten years at an exercise price of $0.345 per share. In May 2012, subject to approval by our Board of Directors, we granted to Advisory Board members options to purchase 500,000 shares of our common stock, exercisable for a period of ten years at an exercise price equal to fair market value to be determined.

See “Executive Compensation” for information regarding individual equity compensation arrangements received by our executive officers pursuant to their employment agreements with us.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and the accompanying notes included elsewhere in this prospectus. References in this Management’s Discussion and Analysis of Financial Condition and Results of Operations to “us,” “we,” “our” and similar terms refer to Rackwise, Inc., a Nevada corporation, and its subsidiary. This discussion includes forward-looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” and similar expressions are used to identify forward-looking statements.

We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. See “Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in “Risk Factors” and elsewhere in this prospectus. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Overview

We are a software development, sales and marketing company. We create Microsoft applications for network infrastructure administrators that provide for the modeling, planning and documentation of data centers. Our Data Center Management (DCM) software product, Rackwise®, is used by over 130 companies worldwide. Our product provides a multi-layered set of solutions for reporting on the multiple aspects of a company’s data center, including power consumption, power efficiency, carbon footprint, green grid and density requirements. This reporting allows customers to plan data center expansions and contractions as well as equipment usage more energy efficiently and cost effectively. Our product’s advanced design and ability to tightly interface with other new technologies, like Intel’s newest proprietary computer chips, enables it to collect more real-time information (real-time means instantaneous and continuous) associated with more data center equipment usage than products from our competitors. We intend to continue to take advantage of new technologies which will add to our competitive differentiators.

As reflected in our financial statements for the years ended December 31, 2011 and 2010 and the quarter ended March 31, 2012, we have generated significant losses, which raise substantial doubt that we will be able to continue operations as a going concern. Our independent registered public accounting firm included an explanatory paragraph in their report for the years ended December 31, 2011 and 2010 stating that we have not achieved a sufficient level of revenues to support our business and have suffered recurring losses from operations. These factors raise substantial doubt about our ability to continue as a going concern.

Our ability to execute our business plan is dependent upon our generating cash flow sufficient to fund operations. Our business strategy may not be successful in addressing these issues. If we cannot execute our business plan, our stockholders may lose their entire investment in us.

We expect that with the infusion of additional capital and with additional management we will be able to increase sales and professional services and expand the breadth of our product offerings. We intend to do the following:

•	Continue to add interfaces to our existing product offerings, which would make us a differentiator in the market.

•	Establish industry partners, “value added resellers” (VARs), and strategic services partners to perform some of the services we are being asked to perform post sales cycles.

•	Initiate specific new marketing efforts to coordinate and lead our initiatives for greater market recognition with special emphasis on contacting and educating industry analysts to spread the word of our capabilities.

•	Expand the current sales model of one team to six teams covering six regions and build a vertical sales model to address data center centric industry segments.

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•	Expand our product offerings to include monitoring and managing the balance of our customer’s IT infrastructure.

Recent Developments and Trends

In November 2011, we entered into a series of agreements with Intel Corporation to effect a licensing model incorporating a standard license agreement to Intel together with Intel’s standard feedback agreement calling for a collaborative exchange of information between us and Intel over an extended period to develop and implement innovative additions to our software in connection with Intel’s current and future Data Center Infrastructure Management (DCiM) software platform needs. We discounted the fees payable by Intel under the license agreement. In exchange for our providing the licensed technology to Intel, we plan to incorporate the additions, together with other functionality and features of the Intel DCM middleware product, in future revisions and iterations of our standard DCM product over time. While individual functions and features of the Intel DCM middleware product are also licensed with our competitors, we anticipate gaining a competitive advantage in the data center infrastructure management “suite” segment of the market as the only “suite” provider to incorporate into its product the benefits of the Intel DCM middleware which allows for real-time reporting of energy usage and thermal characteristics at the device level. Although we expect Intel to provide us with feedback on our licensed technology, the agreements do not obligate Intel to provide us with products or information for evaluation. Further, there can be no assurance that our collaborative exchange with Intel will result in any innovative modifications to our product or that the functions or features of the Intel DCM middleware product will be effectively integrated into our future product and services. Intel has no further payment obligations under the agreements. See “DESCRIPTION OF BUSINESS – Intel Agreements.”

In November 2011, we completed a private placement offering pursuant to which we sold an aggregate of approximately 20,311,000 units of our securities at a price of $0.25 per unit for gross proceeds of approximately $5,078,000 (which included the conversion of the $2,275,000 principal amount, plus accrued interest, of outstanding bridge notes). Each unit consisted of one share of our common stock and a five-year warrant to purchase one-half of one share of our common stock at an exercise price of $0.625 per whole share, subject to weighted-average anti-dilution protection.

In January 2012, we completed a private placement offering pursuant to which we sold an aggregate of approximately 8,269,000 units of our securities at a price of $0.375 per unit for gross proceeds of approximately $3,101,000. Each unit consisted of one share of our common stock and a five-year warrant to purchase one-quarter share of our common stock an exercise price of $1.00 per whole share, subject to weighted-average anti-dilution protection.

In April 2012, we sold an aggregate principal amount of $400,000 in 12% Convertible Promissory Notes. The notes mature 90 days after issuance and are convertible, at the option of the holder, into Company units, at a price of $0.45 per unit, each unit consisting of one share of our common stock and a warrant representing the right to purchase one share of our common stock for a period of five years from issuance at an exercise price of $1.00 per share. If issued, the warrant will be exercisable on a cashless basis and will contain weighted average anti-dilution price protection.

In May 2012, we sold an aggregate principal amount of $180,000 in 12% Convertible Promissory Notes. The notes mature 90 days after issuance and are convertible, at the option of the holder, into Company units, at a price of $0.40 per unit, each unit consisting of one share of our common stock and a warrant representing the right to purchase one share of our common stock for a period of five years from issuance at an exercise price of $0.80 per share. If issued, the warrant will be exercisable on a cashless basis and will contain weighted average anti-dilution price protection.

The proceeds from these private placement offerings will be used to fund (1) $180,000–$240,000 per annum of recurring legal and accounting expenses as a result of being a public company, (2) our existing operating deficits while we invest in our sales, R&D and support functions, which we believe will enable us to broaden our product line(s) and enhance our marketing efforts to increase revenues and generate operating surpluses by the end of 2012, and (3) general working capital needs of the business.

Revenues

Revenues are generated from the licensing, subscription and maintenance of our enterprise software product and to a lesser extent professional services fees.

Direct cost of revenues

Direct cost of revenues includes the cost of server hosting, the cost of installing our software for new clients, commissions to third parties for installation of our software, the costs of support and operations dedicated to customer services and the costs of maintaining and amortizing our proprietary database.

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Sales and marketing expenses

Sales expenses consist of compensation and overhead associated with our channel sales, inside sales, direct sales and product sales support functions. Marketing expenses consist primarily of compensation and overhead associated with our marketing function, trade shows and Google ads, which are used as a main source of sales leads.

Research and development expenses

Research and development expenses consist mainly of compensation and overhead of research and development personnel and professional services firms performing research and development functions, plus amortization of our proprietary database.

General and administrative expenses

General and administrative expenses consist of the compensation and overhead of administrative personnel and professional services firms performing administrative functions, including management, accounting, finance and legal services, plus expenses associated with infrastructure, including depreciation, information technology, telecommunications, facilities and insurance.

Interest, net

Interest, net consists primarily of interest expense associated with our notes payable.

Amortization of debt discount

Amortization of debt discount represents the amortization of the debt discount over the shorter of (a) the term of the related debt, or (b) the conversion of the debt into equity instruments. Debt discount consists of the fair value of the conversion options associated with certain debt, plus the fair value of the warrants provided to certain debt holders.

Gain on change in fair value of derivative liabilities

Gain on change in fair value of derivative liabilities represents the change in the fair value of derivative liabilities over a reporting period, since derivative liabilities are required to be revalued at each reporting date.

Other income

Other income generally represents non-recurring income.

Results of Operations

Three Months Ended March 31, 2012 Compared to Three Months Ended March 31, 2011

Overview

Our current strategy is to raise capital and invest that capital in such a way that we rapidly grow our market share and revenues, eventually resulting in profits and cash from operations. However, this strategy requires a rapid build-up of infrastructure that will initially exacerbate our operating deficit, because the expected revenue expansion will lag the investment in infrastructure. The capital that we have raised, and likely will continue to raise, will be used to invest in an expanded salesforce, to fund development of the software product, to fund incremental legal and accounting costs associated with being a public company and to fund our operating deficit and general working capital requirements.

The capital that we raised in 2011 and into 2012 has permitted us to proceed with our planned infrastructure investments. During the three months ended March 31, 2012, we hired 14 people, including 11 salespersons, which brought us to a full complement of sales staff in the United States and Latin America markets. As expected, our net losses have expanded, while we await the expected benefits of our investment. However, there can be no assurance that we will meet our revenue forecasts.

We reported net losses of $2,229,115 and $899,127 for the three months ended March 31, 2012 and 2011, respectively. The increase in net loss of $1,329,988, or 148%, is primarily due to the $1,464,463 or 106% increase in operating and other expenses, including a $660,925 increase in sales and marketing expenses, a $469,563 increase in research and development expenses, and a $746,027 increase in general and administrative expenses, partially offset by a $412,052 decrease in net other expense.

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Revenues

Our revenues for the three months ended March 31, 2012 were $684,149 as compared to revenues of $536,475 for the three months ended March 31, 2011. Revenues increased by $147,674, or 28%. Licensing revenues were $331,504 as compared to $146,612 in the comparative quarter, an increase of $184,892, or 126%, due to results achieved by the expanded salesforce. Maintenance revenues were $284,723 as compared to $277,889 in the comparative quarter, an increase of $6,834, or 2%. Subscription revenues were $67,922 as compared to $99,974 in the comparative quarter, a decrease of $32,052, or 32%, due to a shift from subscription sales to licensing sales. We recorded no professional service revenues during the three months ended March 31, 2012 as compared to $12,000 during the three months ended March 31, 2011, a decrease of 100%.

Direct cost of revenues

The direct cost of revenues during the three months ended March 31, 2012 and 2011 was $61,965 and $48,766, respectively, representing an increase of $13,199, or 27%. The direct cost of revenues as a percentage of revenues was approximately 9% during both periods. It is impractical for us to break out direct cost of revenues by the types of revenues cited in the revenue discussion above, because it would be necessary to implement time reporting in our small customer support function, which would reduce productivity with little added value.

Sales and marketing expenses

Sales and marketing expenses increased by $660,925, or 266%, during the three months ended March 31, 2012 to $909,073 from $248,148 during the three months ended March 31, 2011. The increase primarily relates to recruiting and compensation costs associated with expansion of the salesforce, in accordance with our strategic plan.

Research and development expenses

Research and development expenses increased by $469,563, or 274%, during the three months ended March 31, 2012 to $641,112 from $171,549 during the three months ended March 31, 2011. This increase also primarily relates to recruiting and compensation costs associated with expansion of the research and development staff, in accordance with our strategic plan.

General and administrative expenses

General and administrative expenses were $1,309,504 during the three months ended March 31, 2012 as compared to $563,477 during the three months ended March 31, 2011, an increase of $746,027, or 132%. This increase resulted primarily from additional legal and audit fees associated with public company reporting, an approximately $150,000 non-cash charge associated with the future cash flow shortfall associated with the subletting of our Las Vegas office space, plus a slight build-up of executive and administrative costs to drive and support our business expansion.

Interest, net

Interest expense was $673 during the three months ended March 31, 2012 as compared to $140,383 during the three months ended March 31, 2011, representing a decrease of $139,710, or 100%. The decrease resulted primarily from the conversion of significantly all outstanding notes payable to equity on September 21, 2011.

Amortization of debt discount

During the three months ended March 31, 2012, we recorded no expense for amortization of debt discount as compared to $305,998 during the three months ended March 31, 2011, representing a decrease of 100%. The decrease resulted primarily from the conversion of outstanding notes payable to equity on September 21, 2011.

Gain on change in fair value of derivative liabilities

During the three months ended March 31, 2012, we recorded no gain on change in fair value of our derivative liabilities as compared to a gain of $42,719 during the three months ended March 31, 2011, representing a decrease of 100%. On September 21, 2011, upon the conversion of outstanding notes payable to equity, the derivative liabilities were marked to fair value and then were reclassified to equity.

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Other income

During the three months ended March 31, 2012, we recorded other income of $9,063 which primarily related to a gain on the disposition of fixed assets.

Year ended December 31, 2011 Compared to the Year ended December 31, 2010

Overview

We reported net losses of $8,880,725 and $4,089,658 for the years ended December 31, 2011 and 2010, respectively. The increase in net loss of $4,791,067, or 117%, is primarily due to the $4,348,392 net increase in operating and other expenses, including a $3,434,175 increase in general and administrative expenses, $1,264,688 of 2011 transaction expenses, a $366,005 increase in sales and marketing expenses, a $109,000 increase in R&D expenses, a $347,632 increase in the amortization of deferred financing costs and a $245,150 decrease in the gain on change in fair value of derivative liabilities; partially offset by a $1,347,844 decrease in the amortization of debt discount.

Revenues

Our revenues for the year ended December 31, 2011 were $2,020,048 as compared to revenues of $2,608,809, for the year ended December 31, 2010. Revenues decreased by $588,761, or 23%. Licensing revenues were $587,059 as compared to $1,139,846 in the prior year, a decrease of $552,787, or 48%, due to reduced productivity as a result of the departure of the Vice President of Sales and the rebuilding of the sales department. Maintenance revenues were $1,037,859 as compared to $852,885 in the prior year, an increase of $184,974, or 22%, due to maintenance renewals from the prior year along with new maintenance revenues from new license sales. Subscription revenues were $339,690 as compared to $394,164 in the prior year, a decrease of $54,474, or 14%, due to a shift from subscription sales to licensing sales as well as the rebuilding of the sales force. Professional service revenues were $55,440 as compared to $221,914 in the prior year, a decrease of $166,474, or 75%, due to a decrease in demand.

Direct cost of revenues

The direct cost of revenues during the years ended December 31, 2011 and 2010 were $216,682 and $362,768, respectively, representing a decrease of $146,086, or 40%. The decrease in direct cost of revenues resulted primarily from a decrease in headcount in the installation and client support functions that left and were not replaced as a cash conservation measure. The direct cost of revenues as a percentage of revenues was approximately 11% and 14% for the periods ending December 31, 2011 and December 31, 2010, respectively. It is impractical for the Company to break out direct cost of revenues by the types of revenues cited in the revenue discussion above, because it would be necessary to implement time reporting in our small customer support function, which would reduce productivity with little added value.

Sales and marketing expenses

Sales and marketing expenses increased by $336,005, or 23%, in 2011 to $1,936,524 from $1,570,519 in 2010. Sales and marketing expenses consisted of marketing expenses of $250,790 and $356,518 in 2011 and 2010, respectively, and sales expenses of $1,685,734 and $1,214,001 in 2011 and 2010, respectively.

The decrease of $105,728, or 30%, in marketing expenses resulted primarily from a $100,000 decrease in the use of Google ads and a decrease in costs associated with participating in trade shows, all as cash conservation measures, partially offset by an increase in the use of sales conferencing.

Sales expense increased by $471,733, or 39%. This increase was due to the addition of key sales personnel, including the Executive Vice President of Sales during the year, in support of the strategy shift from generating sales leads via internet marketing, to building a regional sales team.

Research and development expenses

Research and development expenses increased by $109,132, or 12%, in 2011 to $1,057,768 from $948,636 in 2010. Wages and benefits increased by $138,000 and travel and entertainment expense increased by $27,000 due to additional headcount in 2011, partially offset by a $68,000 decrease in consulting fees as a result of the termination of a consultant in the first half of 2011 due to cash conservation measures.

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Transaction expenses

Transaction expenses represent the costs associated with professional services utilized to support the planning and implementation of our 2011 reverse merger transaction.

General and administrative expenses

General and administrative expenses were $5,653,656 in 2011 as compared to $2,219,481 in 2010, an increase of $3,434,175, or 155%. This increase resulted primarily from $2,343,000 of stock based compensation expense related to awards granted to employees and consultants (including $1,527,000 associated with the vesting of our Chief Executive Officer’s options in connection with the November 2011 execution of the Intel agreements), $453,000 of cash consulting expense related to investor relations and business advisory services, $330,717 in costs related to loan forgiveness (including a special bonus of $143,000 representing the estimated tax liability expected as a result of the discharge of the loan), $200,000 in severance expenses, $120,000 in incremental wages for new executives, and $77,000 of costs related to payroll tax interest and penalties.

Interest, net

Interest expense was $333,726 for 2011 as compared to $416,428 in 2010, representing a decrease of $82,702, or 20%. The decrease resulted primarily from the conversion of debt into equity in September 2011 and the resultant reduction in interest expense during the balance of the year.

Amortization of debt discount

During 2011, we recorded an expense of $632,380 for amortization of debt discount as compared to $1,980,224 in 2010, representing a decrease of $1,347,844, or 68%. The decrease resulted primarily from the debt discount associated with notes issued to related parties becoming fully amortized in 2011.

Amortization of deferred financing costs

During 2011, we recorded expense of $347,632 for amortization of deferred financing costs as compared to none in 2010. Amortization of deferred financing costs increased primarily as a result of the 2011 issuance of the bridge notes.

Gain on change in fair value of derivative liabilities

During 2011, we recorded a gain from the change in fair value of our derivative liabilities of $542,283 as compared to a gain of $787,433 in 2010, representing a decrease of $245,150, or 31%. The fair market value of derivative liabilities derived from the binomial lattice options pricing model fluctuates based on changes in the underlying assumptions. See Note 10 – Derivative Liabilities – Related Parties of the accompanying financial statements for additional details.

Liquidity and Capital Resources

Liquidity and Capital Resources

We measure our liquidity a variety of ways, including the following:

	March 31, 2012	December 31, 2010	December 31, 2011

Cash	$190,167	$47,366	$613,443
Working Capital Deficiency	$(2,863,890	$(7,243,626)	$(3,944,873)
Notes Payable (Gross - Current)	$50,000	$3,362,757	$50,000

Due to our brief history and historical operating losses, our operations have not been a source of liquidity, and our primary sources of liquidity have been debt and proceeds from the sale of our equity securities in several private placements. Our current business plan requires us to raise additional capital in order to fund a rapid build-up of infrastructure. As a result, we expect revenue expansion will lag spending on investment in infrastructure, which will initially exacerbate our operating deficit and use of cash in operations.

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Prior to our September 21, 2011 merger, we relied primarily on debt financing from our directors and principal stockholders and their affiliates to fund our operations. We borrowed an aggregate of $2,337,980 and $1,453,757 (net of repayments of $200,000) during the years ended December 31, 2011 and 2010, respectively.

In November 2011, we completed a private placement offering in which we sold an aggregate of 20,311,251 units of our securities at a price of $0.25 per unit, consisting of 20,311,251 shares of common stock and warrants to purchase 10,155,627 shares of common stock, and received gross proceeds of $5,077,811, which included the conversion of the $2,275,000 principal amount, plus accrued interest, of outstanding bridge notes. In connection with the offering, we paid the placement agent in the offering aggregate commissions of $153,000 and issued to the placement agent warrants to purchase an aggregate of 612,000 shares of our common stock, and incurred other offering costs of approximately $186,000.

In January 2012, we completed a private placement offering in which we sold an aggregate of 8,269,203 units of our securities at a price of $0.375 per unit, consisting of 8,269,203 shares of common stock and warrants to purchase 2,067,303 shares of common stock, and received gross proceeds of $3,100,950. In connection with the offering, we paid the placement agent in the offering aggregate commissions of $217,595 and issued to the placement agent warrants to purchase an aggregate of 580,253 shares of our common stock.

In April and May 2012, we sold an aggregate of $580,000 in principal amount of 12% convertible promissory notes.

The proceeds from these private placement offerings is being used to fund (1) $180,000–$240,000 per annum of recurring legal and accounting expenses as a result of being a public company, (2) our existing operating deficits while we invest in our sales, research and development and support functions, which we believe will enable us to broaden our product line(s) and enhance our marketing efforts to increase revenues and generate operating surpluses by the end of 2012, and (3) general working capital needs of the business. We do not currently anticipate any material capital expenditures.

Availability of Additional Funds

As a result of the above developments, which raised additional cash and, importantly, resulted in the conversion of most of our indebtedness into equity, our working capital situation improved. Looking forward, our business plan relies on accelerated sales to provide cash to fund our working capital needs. These working capital needs include funding the development of future releases of our software, additional headcount to sell and to service a broader market for our products, and other working capital needs necessary to grow our company. Our ability to generate additional sales, and the timing of such sales, are dependent on many factors outside of our control. As a result, we may need to raise additional funds through one or more offerings of debt, equity or convertible securities. There can be no assurance, however, that such financing will be available or will be available on acceptable terms.

Various factors outside of our control, including the spending on IT infrastructure, overall market and economic conditions, the downturn and volatility in the U.S. equity markets and the trading price of our common stock may limit our ability to raise the capital needed to execute our plan of operations. We recognize that the U.S. economy is currently experiencing a period of uncertainty and investor appetite for our securities may not be at their peak. These or other factors could adversely affect our ability to raise additional capital. As a result of an inability to raise additional capital, our short-term or long-term liquidity and our ability to execute our plan of operations could be significantly impaired. These matters raise substantial doubt about our ability to continue as a going concern. If we are unable to obtain adequate funds on reasonable terms, we may be required to significantly curtail or discontinue operations or obtain funds by entering into financing agreements on unattractive terms.

Liquidity, Going Concern and Management’s Plans

We have incurred substantial recurring losses since our inception. The accompanying condensed financial statements and audited financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. As discussed in Note 2 to the accompanying financial statements, we have not achieved a sufficient level of revenues to support our business and have suffered substantial recurring losses from operations since our inception, which conditions raise substantial doubt that we will be able to continue operations as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if we were unable to continue as a going concern.

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Three Months Ended March 31, 2012 and 2011

As expected, our net losses and usage of cash has expanded, while we await the expected benefits of our infrastructure investments.

Operating Activities

Net cash used in operating activities for the three months ended March 31, 2012 and 2011, amounted to $1,656,637 and $105,481, respectively. During the three months ended March 31, 2012, the net cash used in operating activities was primarily attributable to the $2,229,115 net loss, partially offset by $631,341 of non-cash adjustments, and $58,863 needed to fund changes in operating assets and liabilities. During the three months ended March 31, 2011, the net cash used in operating activities was primarily attributable to the $899,127 net loss, partially offset by $244,356 of non-cash adjustments, and $549,290 was generated from changes in operating assets and liabilities.

Investing Activities

Net cash used in investing activities for the three months ended March 31, 2012 and 2011 amounted to $213,140 and $3,188, respectively. The net cash used in investing activities for the three months ended March 31, 2012 related primarily to technology for new hires and furniture for the new Folsom, California office. Acquisitions of intangible assets (shapes acquired from a graphic designer for our database library that are schematics of specific computer equipment) for the three months ended March 31, 2012 and 2011 amounted to $24,252 and $3,188, respectively.

Financing Activities

Net cash provided by financing activities for the three months ended March 31, 2012 and 2011 amounted to $1,446,501 and $61,303, respectively. For the three months ended March 31, 2012, the net cash provided by financing activities resulted primarily from net proceeds from the issuance of common stock and warrants of $1,447,114 (gross proceeds of $1,633,750 less $186,636 of issuance costs). For the three months ended March 31, 2011, the net cash provided by financing activities resulted primarily from new borrowings of $63,000.

Years Ended December 31, 2011 and 2010

Operating Activities

Net cash used in operating activities for the years ended December 31, 2011 and 2010, amounted to $4,968,228 and $1,155,071, respectively. During the year ended December 31, 2011, the net cash used in operating activities was primarily attributable to the net loss of $8,880,725, reduced by an aggregate of $3,005,394 of non-cash expenses, a $767,645 decrease in due to factor as a result of a decline in accounts receivable pledged to a factor, a $377,825 decrease in deferred revenues due to a decrease in revenue and a $75,326 decrease in accounts payable; partially offset by a $989,018 decrease in accounts receivable, a $327,054 increase in accrued interest and a $850,529 increase in accrued expenses. During the year ended December 31, 2010, the net cash used in operating activities was primarily attributable to the net loss of $4,089,658, reduced by an aggregate of $1,708,641 of non-cash expenses, and a $239,480 increase in accounts receivable, partially offset by a $199,902 decrease in amounts due to factor, a $344,644 increase in accrued interest, a $202,622 increase in deferred revenues, a $323,435 increase in accounts payable and a $370,725 increase in accrued expenses.

Investing Activities

Net cash used in investing activities for the years ended December 31, 2011 and 2010 amounted to $201,724 and $249,726, respectively. The net cash used in investing activities for the year ended December 31, 2011 related to the purchase of fixed assets totaling $99,197 and acquisition of intangible assets (schematic of the computer systems which are referred to as “Shapes” for our database library) totaling $102,527. The net cash used in investing activities for the year ended December 31, 2010 related to the purchase of fixed assets totaling $68,113 and acquisition of intangible assets, Shapes, for our database library, totaling $181,613.

Financing Activities

Net cash provided by financing activities for the years ended December 31, 2011 and 2010 amounted to $5,736,029 and $1,447,273, respectively. For the year ended December 31, 2011, the net cash provided by financing activities resulted primarily from new borrowings of $2,337,980 and net proceeds from the issuance of common stock and warrants of $3,750,315 (gross proceeds of $6,545,012 less the conversion of the $2,275,000 principal amount, plus accrued interest, of outstanding bridge notes and $455,259 of issuance costs); partially offset by $347,632 of deferred financing costs. For the year ended December 31, 2010, the net cash provided by financing activities resulted primarily from new borrowings of $1,653,757; partially offset by $200,000 of notes payable repayments.

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Off-Balance Sheet Arrangements

None.

Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in conformity with the generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities, and reported amounts of revenues and expenses in the financial statements and the accompanying notes. Actual results could differ from those estimates. Our significant estimates and assumptions are stock-based compensation, the useful lives of fixed assets and intangibles, allowance for income taxes, bad debts and factoring fees, fair value of derivative liabilities and warrants.

Derivative Financial Instruments

We do not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, we use the binomial lattice option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the instrument could be required within 12 months of the balance sheet date.

Capitalized Software Development Costs

We capitalize software development costs in accordance with Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) topic 985, “Software”. Capitalization of software development costs begins upon the determination of technological feasibility. The determination of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by us with respect to certain external factors, including anticipated future gross product revenues, estimated economic life and changes in hardware and software technology. Historically, software development costs incurred subsequent to the establishment of technological feasibility have not been material.

Intangible Assets

All of our intangible assets consist of shapes purchased directly from a graphics designer for our database library that are schematics of specific computer equipment.  These shapes having a finite life are valued at cost and are utilized in our software with multiple customers in order to enable them to visualize and differentiate the specific computer equipment in their overall network.  For example, our software’s graphical user interface displays a unique shape for each make and model of a computer server. Intangible assets are recorded at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of 2.5 years

Revenue Recognition

In accordance with ASC topic 985-605, “Software Revenue Recognition,” perpetual license revenue is recognized when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the sales price is fixed or determinable; and (iv) collectability is reasonably assured. Delivery is considered to have occurred when title and risk of loss have been transferred to the customer, which generally occurs after a license key has been delivered electronically to the customer.  Our perpetual license agreements do not (a) provide for a right of return, (b) contain acceptance clauses, (c) contain refund provisions or (d) contain cancellation provisions.

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In the case of our (a) subscription-based licenses, and (b) maintenance arrangements, when sold separately, revenues are recognized ratably over the service period. We defer revenue for software license and maintenance agreements when cash has been received from the customer and the agreement does not qualify for recognition under ASC Topic 985-605.  Such amounts are reflected as deferred revenues in the accompanying financial statements.  Our subscription license agreements do not (a) provide for a right of return, (b) contain acceptance clauses, (c) contain refund provisions or (d) contain cancellation provisions.

We provide professional services to our customers. Such services, which include training, installation, and implementation, are recognized when the services are performed. We also provide volume discounts to various customers. In accordance with ASC Topic 985-605, the discount is allocated proportionally to the delivered elements of the multiple-element arrangement and recognized accordingly.

For software arrangements with multiple elements, which in our case are comprised of (1) licensing fees, (2) professional services, and (3) maintenance/support, revenue is recognized dependent upon whether vendor specific objective evidence (“VSOE”) of fair value exists for separating each of the elements. Licensing rights are generally delivered at time of invoice, professional services are delivered within one to six months and maintenance is for a twelve month contract. Accordingly, licensing revenues are recognized upon invoice, professional services are recognized when the services have been performed and maintenance revenue is amortized over a twelve month period. We determined that VSOE exists for both the delivered and undelivered elements of our multiple-element arrangements. We limit our assessment of fair value to either (a) the price charged when the same element is sold separately or (b) the price established by management having the relevant authority. There may be cases, however, in which there is objective and reliable evidence of fair value of the undelivered item(s) but no such evidence for the delivered item(s). In those cases, the selling price method is used to allocate the arrangement consideration, if all other revenue recognition criteria are met. Under the selling price method, the amount of consideration allocated to the delivered item(s) is calculated based on estimated selling prices.

Debt Discount and Amortization of Debt Discount

Debt discount represents the fair value of embedded conversion options of various convertible debt instruments and attached convertible equity instruments issued in connection with debt instruments. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the straight-line method which approximates the interest method. The amortization of debt discount is included as a component of other expenses in our accompanying statements of operations.

Recent Accounting Pronouncements

In June 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. This guidance improves the comparability, consistency and transparency of financial reporting and increases the prominence of items reported in other comprehensive income. The guidance provided by this update becomes effective for interim and annual periods beginning on or after December 15, 2011. The adoption of this standard is not expected to have a material impact on our financial position and results of operations.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820). This updated accounting guidance establishes common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (“IFRS”). This guidance includes amendments that clarify the intent about the application of existing fair value measurements and disclosures, while other amendments change a principle or requirement for fair value measurements or disclosures. The guidance provided by this update becomes effective for interim and annual periods beginning on or after December 15, 2011. The adoption of this standard is not expected to have a material impact on our financial position and results of operations.

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DESCRIPTION OF BUSINESS

Overview

Through our wholly-owned subsidiary, Visual Network Design, Inc., we are a software development, sales and marketing company. We create Microsoft applications for network infrastructure administrators that provide for the modeling, planning and documentation of data centers.  Our executive offices are currently located in Folsom, California, and we have a software development and data center in the Research Triangle Park in Raleigh, North Carolina.

Our flagship Data Center Management (DCM) software product, Rackwise®, is used by over 130 companies worldwide to track, manage, plan, optimize and provide cost analysis of IT infrastructure.  Our product is a multi-layered software that provides a suite of solutions to managing the multiple dimensions of a company’s IT infrastructure, including power consumption, power efficiency, carbon footprint, green grid and density requirements.  Our product provides the functionality for optimizing a data center by locating servers with low CPU utilization, recognizing top power/space/heat consumption devices, and correlating those devices to the applications and business services they support.  This improved reporting allows a company to plan data center expansions and reductions and equipment usage more energy efficiently and cost effectively.

As reflected in our financial statements for the years ended December 31, 2011 and 2010, we have generated significant losses, which raise substantial doubt that we will be able to continue operations as a going concern. Our independent registered public accounting firm included an explanatory paragraph in their report for the years ended December 31, 2011 and 2010 on the accompanying financial statements stating that we have not achieved a sufficient level of revenues to support our business and have suffered recurring losses from operations. These factors raise substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. While our expectation is that our business strategy will begin to increase revenues and generate cash from operations, we may not be successful in implementing our business strategy. If we cannot continue as a going concern, our stockholders may lose their entire investment in our securities.

DCM Software Product

A modern data center has two major software components: (1) the software relating to the “physical” components and devices and (2) the “logical” software components and applications relating to operating systems and security.  Our business was formed out of a belief that there was a demand within the data center management industry for products that addressed the management of the physical aspects of a data center and the information generated from the software applications associated with each of the numerous devices within the data center, providing reports with meaningful information to allow for better control and management of the data center.  We believe our product offerings fill this gap.

Our DCM software product, Rackwise®, is designed as a multi-layered approach to data center management.  Each layer addresses the specific needs of the various jobs associated with operating a data center.  Our solution provides visibility into critical and core data center operations and the underlying physical infrastructure and their associated resource costs.  It allows companies to optimize their use of resources such as power, cooling, space, servers, networks, cables, etc.

The Rackwise® software enables centralized monitoring, management and intelligent capacity planning of critical systems within a company’s IT infrastructure and data center.  Our product provides visual renderings of data center assets (computers, network devices, power units, air conditioners, etc.), intelligent capacity planning and advanced analytics reporting, showing the most efficient use of power, cooling and physical space throughout the data center.  Our core DCM product provides a basic set of modules that lets a customer visualize the data center’s physical infrastructure from their computer screen.  It also offers a number of fully integrated modules to support the other steps of a data center process cycle, including the ability to automatically keep track of IT assets, control data center processes, report on progress and trending, and forecasting.  Our product helps manage and model the Move, Add, Change (MAC) initiatives across a data center estate.  For planning purposes it will predict capacity resources needed well into the future which will maximize data center ROI (Return on Investment), achieve greater levels of data center efficiency and reduce energy costs.

Our product has been developed over a period of four years, with at least two version releases each year in the last three years, and is currently on its third major release.  It was developed to be compatible with the Microsoft platform, written primarily in C# (an industry standard programming language) and incorporating various Microsoft software products such as Visio, Excel, Word and SQL Server.  Being compatible with the Microsoft platform offers our product a significant advantage, allowing for more ease of use and learnability by our customers compared to products by our competitors that are not compatible with the Microsoft platform.  It also provides for the interoperability between our product and other products widely used by most data centers around the world.

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We have three different pricing models for our Rackwise® software product.  We offer Rackwise® as a subscription (an annual lease) and as a license purchase (one time purchase with a yearly maintenance contract).  This pricing flexibility allows us to better accommodate the IT budgeting needs of our customers.  Pricing is based upon the number of concurrent users who will have access to the product.  The third pricing model is “Rackwise on Demand” and is offered as a Software as a Service (“SaaS”) (commonly referred to as “on-demand software” or “cloud”).  Pricing for this model is on an annual subscription basis and is based on a flat fee per computer equipment rack.

Intel Agreements

In November 2011, we entered into a series of agreements with Intel Corporation, consisting principally of (i) the Standard Software License Agreement dated November 23, 2011, as amended (the “Software License Agreement”) and (ii) the Evaluation and Feedback Agreement for Third-Party Technology dated November 29, 2011 (the “Feedback Agreement”). The Software License Agreement allows for a multi-phased implementation and deployment of our Data Center Management (DCM) software product at Intel’s global network of data centers (the “Implementation and Deployment”). The Software License Agreement incorporates the Statement of Work for Data Center Infrastructure Management dated November 22, 2011, which describes the responsibilities and work to be performed by us as well as Intel’s responsibilities during the phases of the Implementation and Deployment.

In entering into these agreements, the parties intended a licensing model incorporating a discounted Standard License Agreement to Intel together with Intel’s standard Feedback Agreement calling for a collaborative exchange of information between Intel and the Company over an extended period to develop and implement innovative additions to our software in connection with Intel’s current and future Data Center Infrastructure Management (DCiM) software platform needs. In consideration for our providing those additions to Intel, we plan to incorporate the additions, together with other functionality and features of the Intel DCM middleware product, in future revisions and iterations of our standard DCM product over time, beginning with our release scheduled for the second quarter of 2012. While individual functions or features of the Intel DCM middleware product are also licensed with our competitors, we anticipate gaining a competitive advantage in the data center infrastructure management “suite” segment of the market as the only “suite” provider to incorporate into its product the benefits of the Intel DCM middleware which allows for real-time reporting of energy usage and thermal characteristics at the device level. There can be no assurance, however, that our collaborative exchange with Intel will result in any innovative modifications to our product or that the functions or features of the Intel DCM middleware product will be effectively integrated into our future product and services.

We discounted the fees payable by Intel pursuant to the Software License Agreement and we do not receive any monetary payment or other consideration in connection with the Feedback Agreement, although there may be joint marketing and selling opportunities with the Intel DCM Group in the future. We believe that this would provide us with a distinct competitive advantage in the marketplace that could ultimately benefit overall sales of our product and services. Additionally, the discounted Standard License Agreement will be further justified inasmuch as we anticipate that incorporating functionality and features adopted and validated by a globally recognized technology leader, the breadth of Intel, will provide our future generation products with potentially significant competitive advantage with a similar impact on overall sales. Intel is entitled to a 10% royalty on sales of our product made by Intel to any of its customers. There can be no assurance, however, that the expected modifications of our product and services based on Intel feedback, if any, will provide enhanced benefits to our customers or be accepted in the marketplace.

The Software License Agreement provides for the grant by the Company to Intel of a perpetual, worldwide, non-exclusive, irrevocable, fully paid up, royalty free right and license to use our proprietary DCM software (the “Licensed Software”), as well as any third-party software imbedded therein, updates, upgrades, new releases or versions, error corrections, bug fixes, modifications, improvements, additions, and enhancements or other maintenance materials to the extent provided by us to Intel. Except as otherwise provided in the Software License Agreement, Intel may not resell, market or make the Licensed Software available to unauthorized third parties or use the Licensed Software for the benefit of third parties. The Software License Agreement remains in effect unless and until terminated in accordance with the terms thereof. Either party may terminate the Agreement immediately upon notice to the other party if (i) the other party breaches a material term of the Software License Agreement which, although curable, is not cured within 60 days of receipt of notice of the breach; or (ii) the other party commits a material breach of the Software License Agreement which is not curable. Intel may separately terminate maintenance and support services being provided by us under the Software License Agreement upon 90 days prior notice. The Software License Agreement contains mutual indemnification obligations for acts of omission, misrepresentation, and breaches of warranties or covenants.

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The Feedback Agreement, which has a three-year term, provides for the grant to Intel of a non-exclusive, royalty free, temporary license to use certain of our DCM technology and related materials (the “Licensed Technology”) for internal evaluation and feedback purposes. In the event Intel provides us with comments, modifications, improvements, corrections, suggestions, enhancements or other feedback regarding the Licensed Technology (collectively “Feedback”), we are free to use, disclose, reproduce, license, or otherwise distribute or exploit the Feedback, in our discretion, subject to confidentiality and other agreements between us and Intel. Such right does not, however, create a license in our favor to any Intel inventions, patent applications, continuations, continuations in part, and patents filed, issued and re-issued in connection therewith. The Feedback Agreement does not obligate either party to compensate the other. Although we expect Intel to provide us with Feedback, the Feedback Agreement does not obligate Intel to provide us with products or information for evaluation and does not obligate us to provide support for the Licensed Technology, to develop a final version thereof or license any version thereof. The Feedback Agreement is intended to accelerate our innovation within the DCiM space.

Market

We believe the market for our product is substantial.  According to a July 2010 Pike Research Report titled the “Data Center Revenue World Markets in 2010” (the “2010 Pike Report”), there are approximately 1.25 million corporate data centers in the Unites States.  The report also suggested that the European and Far Eastern markets combined are equal to the U.S. domestic market.  Further, we believe that our market is considered to be a “greenfield,” meaning that no competing software is currently installed in the IT infrastructures of potential clients.  This is a significant benefit because the lack of installed software eliminates the fear by many companies of an expensive and time consuming migration and the potential downtime and additional training.

The 2010 Pike Report also indicated that the market for the “monitoring and management software” segment of the data center industry will continue to grow from its present size of approximately $3 billion to over $7 billion by the year 2015.  This demonstrates that the market for data center monitoring, management and optimization software is growing and will continue growing, led by the United States and then quickly followed the rest of the world.

Opportunity

We believe that understanding and controlling the physical aspects of the data center while providing capacity planning and modeling has never been more important than it is in today’s technology and data-driven world.  According to various market research and analyst firms specializing in information technology, including International Data Corporation (IDC), Gartner, Inc. and The Green Grid, millions of dollars are presently being invested in new companies that promise to build new “green” and clean computer centers.  There is also growing pressure from environmentalists and, increasingly, the general public for governments to offer green incentives, such as financial subsidies for the creation and maintenance of ecologically responsible technologies.

Further, the U.S. Department of Energy states “with a 10 percent improvement of overall energy efficiency in data centers by 2011, approximately 10 billion kilowatt-hours would be saved, equivalent to electricity consumed by 1 million U.S. households annually. This energy cutback would reduce carbon dioxide emissions by 6.5 million tons per year – equal to the removal of nearly 1.3 million cars from the road annually.”

Corporate data centers continue to evolve in dramatic fashion.  Formerly, data centers were the necessary expense to house all the computer power being used by a company.  Over a short period of time, the “computer center” or “data center” of the corporation has turned into a critical part of the most valuable asset of a corporation, its reputation.  The communications center of the corporation, which is the interface between all of its divisions, its partners, its customers, its employees and the actual “image” of the corporation, is housed in “the data center”.

The strategic situation of the data center/communication center is even more vulnerable and risky in today’s world because of the rate of change of the functionality of the data center and the change in scope of the constituency it serves. Rising energy costs, space limitations, virtualization, consolidations, migrations, risk avoidance and impending government legislation are motivating IT managers to seek for comprehensive solutions for optimizing data center power, cooling and space. In a report from Gartner, Inc., “DCIM: Going Beyond IT,” released on March 29, 2010, the analyst firm defines the importance of the new DCIM market and states that “DCIM tools and processes will become mainstream in data centers, growing from 1% penetration in 2010 to 60% in 2014.” The report goes on to say that operations and infrastructure managers must manage the entire data center infrastructure, and that “energy savings from well-managed data centers can easily reduce operating expenses by as much as 20%.”

We believe our proprietary technology provides an effective tool for data center operators to quickly estimate the energy efficiency of their data centers, compare the results against other data centers, and determine if any energy efficiency improvements need to be made. It provides a presentation quality dashboard for communicating the “green” status of a data center using The Green Grid’s metrics of Power Usage Effectiveness (PUE) and Data Center Infrastructure Efficiency (DCE). Clients are able to view top resource consumers by type: servers, network, storage equipment, etc. Additionally, the data center carbon footprint is calculated and displayed.

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Competition

The markets for IT infrastructure, data center monitoring, management and optimization, data center cost efficiency and green data centers are highly fragmented, competitive and rapidly changing.  We believe our Company presently has two main competitors:  Aperture and NLYTE.  The Aperture software is a proprietary system requiring a significant amount of professional services to load, deploy, install, train and redeploy, as evidenced by the fact that 40%-50% of its revenues are from professional services as compared to less than 20% of our revenues. The NLYTE software is similar to the Aperture software in that significant professional services are needed to simply deploy the product. Professional services are “required” to install the Aperture and NLYTE software products and actually deploy them into production.  By comparison, the professional services offered by us are “added value” and are offered at the request of customers whose data centers may be understaffed.  Another significant differentiator of our product compared to our competitors’ is its ability to interface with many other existing applications that are already installed and running in our customers’ data centers.  This allows our customers to maintain their existing investments and concurrently enjoy the added value of our offerings.  We believe these factors combine to give our products a major competitive advantage.

Marketing and Sales

Our marketing efforts in the past have been to generate sales leads primarily through the use of Google marketing and trade show attendance.  To a lesser extent we use our website featuring “white papers,” videos, webinars, and customer testimonials. We intend to place increased efforts on featuring our relationships with strategic services partners, both domestically and internationally.

The historical sales cycle for our product is very short, typically between 50 and 120 days, when compared to other enterprise software products as a consequence of the significant demand in the marketplace to reduce costs and green data centers. The sales cycle may increase in the future because of our revised business strategy as described below.  Our customers can normally expect a payback of the cost of the software within three to four months.  Such payback results from reduced operating costs that result from using the data center reporting tools provided by our software to plan more efficient operations.  Currently, the majority of our sales are conducted remotely, over the phone and by the web, making the sales process very efficient and thereby reducing the associated costs.  During the last two years, we have developed a very close relationship with our clients, which allow us to develop software that is more readily accepted in the marketplace at a very affordable price. We have raised our average sales price during the last two years. The growth in average sales price can be attributed partly to client size and in part by the added functionality of our product offerings.

Our current clients represent significant future revenue from the sale of additional licenses, new product releases and upgrades to their present installations as well as on-going maintenance fees.  In many instances clients have started to reach out to us seeking assistance with professional services in order to quickly bring their data centers under control and operate more efficiently.  We view this as a major commercial opportunity moving forward.

Strategy

We expect that with the infusion of the additional capital we raised and with additional management we will be able to increase sales and professional services and expand the breadth of our product offerings.  Our strategic initiatives are as follows:

•	Take advantage of a compelling opportunity for organic growth within our existing customer base, particularly within our current Fortune 1000 users. Our largest customers have installed a limited number of our product to address a portion of their data center management problems, resulting in revenue that is a fraction of the potential we believe is realizable. Our new management team intends to maximize the revenue potential of each existing customer by marketing our product to address all the dimensions of such customer’s IT infrastructure and data center. This undertaking has already commenced.

•	Expand our current sales model from one team to six teams covering six regions and build a vertical sales model to address data center centric industry segments. We have hired six regional sales directors and six sales engineers to staff the six sales regions. We have also hired a senior principal sales engineer for global accounts.

•	Continue to be heterogeneous and agnostic to the technology environments of all customers. This will allow us to interface with our customers’ very diverse technologies and applications, thereby leveraging customer investments. We continue to add to and build our database of components that are used in the data center, focusing on our clients’ diverse needs in support of our agnostic approach.

•	“Optimize” our customers’ data center assets, now and in the future, increasing their return on investment. We have hired a professional consultant that is engaged in assignments to enhance our clients’ return on their investment in our software.

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•	Add strong interfaces to our existing product suite, which would make us a differentiator in the market. We have an initial prioritized list of interfaces that we believe will enhance our ability to become the “best of breed.” Many of the interfaces have already been developed and the process will be ongoing.

•	Establish industry partners, “value added resellers” (VARs), and strategic services partners to perform some of the services we are being asked to perform post sales cycles. We have hired a vice president of strategic partners and through his efforts have identified multiple opportunities.

•	Initiate specific new marketing efforts to coordinate and lead our initiatives for greater market recognition with special emphasis on contacting and educating industry analysts to spread the word of our capabilities. Initial marketing efforts have already been undertaken by the existing senior management team and will be ongoing for the foreseeable future.

•	Enhance our development team to expand our products to capitalize on the complex trend of globalization and virtualization of data centers. We are in the process of expanding the space available to our software development team and further plan to more than double the development headcount by the end of 2012.

•	Expand our products to include monitoring and managing the balance of our customers’ technology infrastructure. We have identified several firms that have excellent monitoring and managing capabilities and we anticipate that we will be prepared to announce partnering arrangements with these firms in the first half of 2012.

•	Expand our products across the customers’ enterprise technology topography. We are in the process of developing Product Requirement Definitions (PRDs) that will allow us to start on the design of the architecture to support this initiative.

Intellectual Property

Our software and most of the underlying technology is proprietary. We rely on a combination of confidentiality agreements and procedures and trademark and trade secret laws to protect our intellectual property rights.  We have no issued patents.  Our means of protecting our proprietary rights, however, may not be adequate. Despite our efforts, we may be unable to prevent or deter infringement or other unauthorized use of our intellectual property. Time-consuming and expensive litigation may be necessary in the future to enforce these intellectual property rights.

In addition, although we do not believe we are infringing on the rights of others, we cannot assure you that our intellectual property does not infringe the intellectual property rights of others, or will not in the future. If we become liable to third parties for infringing upon their intellectual property rights, we could be required to pay substantial damage awards and be forced to develop non-infringing technology, obtain licenses or cease delivery of the applications that contain the infringing technology.

Customers

We market our products primarily to companies in the U.S. During 2009, 2010 and 2011, we had no customer that represented more than 10% of our total revenues.

Employees

As of March 31, 2011, we had 39 full-time employees. We have never experienced a work stoppage and believe our relationship with our employees is good.

Properties

We have a lease for our principal executive office space in Folsom, California, consisting of 3,465 square feet for a period of five years at a current base rent of $6,757 per month, with a right of first refusal of expanding into an adjacent 1,600 square foot space.

We have a five year lease for our software development and data center in Raleigh, North Carolina, entered into on February 3, 2012 for approximately 5,772 square feet of office space. Base monthly rent is approximately $7,922 in year one, $8,884 in year two, $9,846 in year three, $10,808 in year four and $11,072 in year five.

Additionally, we have a lease for approximately 4,180 square feet of office space in Las Vegas, Nevada. The lease expires in January 2015, with current basic rent of $14,310 plus our pro rata share of the building’s operating expenses. On February 16, 2012, we entered into a sublease agreement for the Las Vegas office. The sublease expires on February 28, 2015 with basic rent of $8,983 per month during months three (3) through twelve (12) of the term, $9,401 per month during months thirteen (13) through twenty-four (24) of the term and $9,818 per month during months twenty-five (25) through thirty-seven (37) of the term.

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LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on business, financial condition or operating results.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding our current executive officers and directors:

Name	Age	Title	Date First Appointed a Director

Guy A. Archbold	60	Chief Executive Officer, President and Chairman of the Board of Directors	September 30, 2011

Jeff Winzeler	52	Chief Financial Officer

Edward Feighan	64	Director	September 21, 2011

Michael Feinberg	67	Director	January 6, 2012

J. Sherman Henderson III	69	Director	September 21, 2011

Kenneth Spiegeland	48	Director	February 1, 2011

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Our executive officers are appointed by the Board of Directors and serve at its pleasure.

Certain biographical information for each of our executive officers and directors is set forth below.

Guy A. Archbold was appointed as a director and our Chief Executive Officer and President on September 30, 2011 and became the Chairman of our Board of Directors on January 6, 2012. Mr. Archbold has more than 30 years of senior management and entrepreneurial experience in Finance, Investment Banking, Merchant Banking, Venture Capital, Portfolio Management and Alternative Green Energy, which makes him well-positioned for his role as a director. From June 2009 through September 2011, Mr. Archbold worked for Black Diamond Financial Group, LLC, a manager of limited partnerships involved in venture capital investments, as a Director and Portfolio Advisor. From March 2001 through August 2008, he was President, Chief Executive Officer and Chairman for Chapeau, Inc. dba BluePoint Energy, an energy management company which provided state-of-the-art, technology based, environmentally responsible (green), demand response and combined heat and power solutions to commercial and industrial users across the majority of the public and private industry sectors including hospitality, retail, healthcare, manufacturing and government. Chapeau, Inc. filed a voluntary petition for reorganization under Chapter 11 in the U.S. Bankruptcy Court of the District of Nevada on October 31, 2008.

Jeff Winzeler was appointed our Chief Financial Officer on January 23, 2012. Mr. Winzeler has more than 23 years of financial, operational and executive management experience with publicly traded technology companies. He worked for Intel Corporation during the 17-year period ended January 2005 where he managed financial operations across Intel’s international manufacturing network including Israel, Ireland, China, Malaysia and the Philippines. He also served as the controller for Intel’s $2 billion Intel FLASH memory operation. More recently, Mr. Winzeler was the Chief Financial Officer and Chief Operating Officer of International Display Works (January 2005 – January 2007) and the Chief Financial Officer of Solar Power Incorporated (January 2007 – December 2011). Mr. Winzeler received a B.S. Degree in Finance from the University of Idaho.

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Edward F. Feighan was appointed to our Board of Directors on September 21, 2011. He is currently chief operating officer of Evergreen National Indemnity Corporation and Continental Heritage Indemnity Corporation, specialty property and casualty insurance companies. Additionally, he serves as a member of the Board of Directors of both Evergreen and Continental, as well as of the parent holding company, ProAlliance Holdings Corporation. Mr. Feighan has held those positions since 2009. From April 2004 through August 2008, Mr. Feighan was chairman, president and chief executive officer of ProCentury Corporation, a Nasdaq listed, Columbus, Ohio based holding company for Century Insurance Group, which is a specialty property/casualty insurance group which underwrites general liability, commercial property, and commercial multi-peril insurance for small and mid-sized businesses throughout the United States. Mr. Feighan has been an investor and board member of ProCentury and ProAlliance since 2000, and has been involved with the insurance subsidiaries in various capacities, including serving as a board member, since 1993. From 1998 through 2000, he served as the Managing Partner of Alliance Financial, Ltd., an Ohio-based boutique merchant banking firm specializing in mergers and acquisitions in the financial services sector. From November 1996 to December 1997, Mr. Feighan served as the founding president, chief executive officer and director of Century Business Services, Inc., a Nasdaq listed company. Beginning in 1972, Feighan held elected offices for 20 consecutive years. He served as an Ohio State Representative for six years, a Cuyahoga County Commissioner for four years and a Member of the United States House of Representatives for 10 years. Mr. Feighan earned a law degree from Cleveland State University in 1978 after completing his undergraduate studies at Borromeo Catholic Seminary, Cleveland, Ohio, and Loyola University, New Orleans, Louisiana. Mr. Feighan brings experience in management, financial services and public services, as well as his experience serving on the boards of other public companies, to our Board of Directors.

Michael Feinberg was appointed to our Board of Directors on January 6, 2012. Mr. Feinberg has 45 years of experience as a property developer, owner and investor. He has owned and/or developed residential and office buildings in the greater metropolitan New York and South Florida areas. During at least the past five years, Mr. Feinberg has been the owner and designed the golf course at The Club at Emerald Hills in Hollywood, Florida. He was also one of the earlier financiers of Ultimate Software, a leading provider of end-to-end strategic human resources, payroll and talent management solutions and is an investor in the funds managed by Black Diamond Financial Group LLC, a manager of limited partnerships involved in venture capital investments. Mr. Feinberg’s experience as an entrepreneur and in venture capital investments makes him a valuable addition to our Board of Directors.

J. Sherman Henderson III was appointed to our Board of Directors on September 21, 2011. Mr. Henderson has more than 37 years of business experience, including roles spanning company ownership, sales, marketing and management, which provides him with valuable expertise to assist the Company. He began his career in the telecom industry in 1986, when he oversaw Charter Network, a long-distance carrier serving the Midwestern United States. Mr. Henderson founded Lightyear Network Solutions, which began operations as UniDial, an established provider of data, voice and wireless telecommunication services to approximately 60,000 business and residential customers throughout North America, in 1993 in Louisville, Kentucky and served as its chief executive officer from its founding until May 2011. He currently serves as its chairman emeritus. He also serves as a director of Beacon Enterprise Solutions Group Inc. and is a member of that company’s compensation committee. Mr. Henderson served six terms as chairman of COMPTEL, the leading association representing competitive communications service providers and their supplier partners. Mr. Henderson earned a Bachelor’s degree in Business Administration from Florida State University.

Kenneth Spiegeland has served on our Board of Directors since February 1, 2011. From February 1, 2011 through September 21, 2011, he also served as our Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary. Mr. Spiegeland has been a director of Dynastar Holdings, Inc., a direct energy marketing company focused on selling electricity in deregulated energy markets, since October 12, 2011, and served as its interim Chief Executive Officer, President and interim Chief Financial Officer from September 2011 through January 2012. Mr. Spiegeland has been a Senior Account Manager with Concord Private Jet since January 2010. From April 2008 to January 2010, he was a real estate broker and a partner in KBS Partnership, a real estate holding company, and from January 2005 to December 2008, he was the Managing Member of New Space Closet. Prior to this, from February 1998 to November 2005, he was Division Manager with Masco Contractor Services, a subsidiary of Masco Corporation, a leading manufacturer of home improvement and building products, and from February 1998 to January 2000, he was also the General Manager of Gabriel-Spry Services, a division of Gale Industries. Mr. Spiegeland’s management experience and his experience serving as a director of the Company prior to the Merger allows him to bring continuity and valuable insight to our Board of Directors.

Non-Executive Senior Management

The following sets forth information regarding certain of our senior managers:

Doug MacRae , 49, was appointed our Chief Technology Officer and Executive Vice President Product Development on September 21, 2011, in connection with the closing of the Merger, and became our Executive Vice President, Research and Development on January 6, 2012. Prior to the Merger, he served as Rackwise’s chief technology officer and vice president of product development commencing in January 2011. Mr. MacRae joined Rackwise in October 2008 as Director of Product Development and held that position until January 2011. Prior to joining Rackwise, Mr. MacRae served as director of product development for NetCentrics, Inc., a corporation specializing in the development of software products for innovation process management from January 2005 to September 2008. Mr. MacRae served as product development manager – enterprise applications for VisionAIR, a software company focused on the homeland security and public safety industries from October 2002 to January 2005. Prior to joining VisionAIR, he served as chief technology officer for Furndex, Inc., a SaaS supply chain software vendor from June 2000 to July 2002. From September 1996 to June 2000, Mr. MacRae served as senior software system architect for Engineous Software, Inc., a company specializing in design optimization software. Mr. MacRae graduated with a Bachelor of Science in Mechanical Engineering from Clemson University and a Master of Science in Engineering Mechanics from Virginia Tech.

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David Wagner , 55, joined VNDI on June 1, 2011 and became our Executive Vice President Sales on January 6, 2012. Mr. Wagner brings over 20 years of executive experience in enterprise software sales and services companies. From March 1, 2010 to May 30, 2011, he worked as VP of sales at PathMaker Group, a provider of top-tier consulting services and solutions for security and identity management solutions. From February 1, 2009 to February 28, 2010, Mr. Wagner worked as VP of sales at Digital Discovery Corporation, where he developed a brand new security services practice. From January 2007 to January 2009, as sales specialist and eventually worldwide director at Tivoli Systems, Mr. Wagner was responsible for over $280 million in annual revenues through large outsourcers and systems integrators including IBM Global Services, EDS, Perot Systems, Accenture, E & Y and Deloitte Consulting. Tivoli was subsequently acquired by IBM. Mr. Wagner has guided multiple enterprise software companies in the development of Channel Partner programs that have created revenue streams that contribute to rapid and sustainable revenue company growth. Mr. Wagner has also held key positions at like Polivec, e-Chemicals, Computer Associates and LogLogic.

Industry Advisory Board

We have recently formed the Rackwise, Inc. Industry Advisory Board, a distinctive group of industry thought leaders and visionaries that will provide strategic guidance to the Company. The Advisory Board will provide an informal “think tank” and “sounding board” to assist Company management. We anticipate that Advisory Board members will meet as a group from time to time to address specific issues that are presented to them. Further, Advisory Board members will be available for limited individual telephone consultation with management on an “as needed” basis. Certain biographical information for each of our Advisory Board members is set forth below.

Stephen O’Donnell .. Effective January 27, 2012, we appointed Stephen O’Donnell to be the founding member and Chairman of the Rackwise, Inc. Industry Advisory Board. Mr. O’Donnell is a globally recognized authority on data centers and information technology (“IT”) operations and an acknowledged expert in green IT and sustainability. Mr. O’Donnell has over 30 years international senior management experience within large multinational organizations. He has served as CEO at MEEZA, a Qatar Foundation Joint Venture and leading provider of IT and related solutions services in Qatar. He has also served as Managing Director at Enterprise Strategy Group, a leading, integrated, full-service IT analyst and business strategy firm. Mr. O’Donnell was Global Head of Data Centers at UK-based BT (formerly British Telecom), one of the world’s largest communications services company. He has held senior positions at other technology and financial services-based global enterprises, including First Data Corporation, Cable & Wireless, Lehman Brothers and Deutsche Bank. Mr. O’Donnell has served on the Advisory Board at Fusion-io and is currently Chairman of the Advisory Board at Violin Memory, both US-based companies pioneering enabling technologies for advancements in data center operations. The arrangement with Mr. O’Donnell provides for a term of thirty-six (36) months and the grant of options to purchase 300,000 shares of our common stock at an exercise price of $0.345 per share, vesting ratably at the end of each of the first 12 quarterly periods from the effective date of his appointment to the Advisory Board.

Steve Biondi was appointed to join Mr. O’Donnell on the Advisory Board in March 2012. Mr. Biondi brings to the Advisory Board more than 30 years of senior management experience in the technology industry with a reputation for leading sales and product development teams in multinational organizations. Mr. Biondi was recently appointed and currently serves as President of North America Operations at Micro Focus, a provider of enterprise application modernization, testing and management solutions. Prior to joining Micro Focus, Mr. Biondi served as Vice President, OEM Sales for North and South America at VMware, a global leader in virtualization and cloud infrastructure solutions enabling businesses to optimize information technology (IT) resources in the Cloud Era. Previous to VMware, Mr. Biondi held a range of leadership and executive roles in General Business and the Software Group during his career of more than 20 years at International Business Machines Corporation, including Worldwide Director of Software Sales for Small and Mid-Size Customers. In joining the Advisory Board, Mr. Biondi was granted options to purchase 250,000 shares of our common stock at an exercise price of $0.345 per share, vesting ratably at the end of each of the first 12 quarterly periods from the effective date of his appointment to the Advisory Board.

Richard Scannell was appointed to the Advisory Board as of May 1, 2012. Mr. Scannell brings to the Advisory Board more than 20 years of senior management experience in the technology sector with a reputation for successfully executing innovative sales, marketing and operational support strategies in multinational enterprises. He is co-founder of GlassHouse Technologies, a leading global provider of data center infrastructure consulting and managed services, and currently serves as the company’s Senior Vice President of Corporate Strategy and Sales responsible for GlassHouse’s global market strategy and North American Sales. Prior to GlassHouse, Mr. Scannell served as Chief Operating Officer of UpSource, Inc., a start-up company providing outsourced customer relationship management services. Previous to UpSource, Mr. Scannell held a range of leadership and management roles principally within the information technologies business groups during his career of more than 12 years at Fortune 500 US-based Motorola, Inc., including heading the information technology group supporting Motorola business units responsible for a $10 billion market segment. In joining the Advisory Board, Mr. Scannell was granted, subject to approval by our Board of Directors, options to purchase 250,000 shares of our common stock at an exercise price equal to the fair market value of our common stock at the date of grant, vesting ratably at the end of each of the first 12 quarterly periods from the effective date of his appointment to the Advisory Board.

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Harkeeret Singh was appointed to the Advisory Board as of May 1, 2012. Mr. Singh brings to the Advisory Board an extensive background and industry reputation as one of the primary enablers advocating greener and more sustainable information technology infrastructure strategies. He is currently Global Head of Energy and Sustainable IT at Thomson Reuters, the world’s leading source of intelligent information for businesses and professionals. In this role, Mr. Singh is responsible for energy efficiency and sustainability across technology operations, including Data Centers, Servers, Storage, Network and Desktop. In addition, Mr. Singh has performed substantial research of data centers and information technology environments in both Europe and the United States in particular pursuit of advancing energy responsible principles and working across traditional boundaries to achieve holistic efficiency. Prior to joining Thomson Reuters, Mr. Singh served in a variety of roles, including Head of Data Center Strategy, at UK-based BT (formerly British Telecom), one of the world’s largest communications services companies. In joining the Advisory Board, Mr. Singh was granted, subject to approval by our Board of Directors, options to purchase 250,000 shares of our common stock at an exercise price equal to the fair market value of our common stock at the date of grant, vesting ratably at the end of each of the first 12 quarterly periods from the effective date of his appointment to the Advisory Board.

Board Committees

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which requires us to have committees or charters. Our Board of Directors, however, has determined to establish three committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. Each committee operates under a charter approved by our Board of Directors. To request a copy each committee’s charter, please make written request to our President c/o Rackwise, Inc., 2365 Iron Point Road, Suite 190, Folsom, CA 95630. The membership, principal duties and responsibilities of each committee are set forth below.

The membership of the committees is set forth below:

Nominating and
Corporate
	Audit	Compensation	Governance
Name	Committee	Committee	Committee

Guy A. Archbold			Chair
Edward F. Feighan	•	•	•
Michael Feinberg	•	•
J. Sherman Henderson III	•	Chair	•

Our Board has not designated the chairman of the Audit Committee and has not determined whether any of the Audit Committee members is an “audit committee financial expert” as defined in applicable SEC rules.

Audit Committee

The committee’s charter provides that the principal duties and responsibilities of the Audit Committee include:

•	reviewing and discussing certain regulatory filings, including our audited financial statements and quarterly financial statements, with management and our independent auditors;

•	reviewing earnings press releases and earnings guidance provided to analysts;

•	appointing, evaluating, overseeing and replacing, if necessary, our independent registered public accounting firm;

•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies;

•	reviewing our compliance with applicable laws, rules and regulations, and reviewing cases of employee misconduct or fraud; and

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•	reporting regularly to our Board of Directors with respect to issues relating to the quality or integrity of our financial statements, our compliance with legal or regulatory requirements and the performance and independence of our independent auditors.

All audit and non-audit services, other than de minimus non-audit services, provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

The committee’s charter provides that the principal duties and responsibilities of the Compensation Committee include:

•	reviewing and approving annual goals and objectives of our CEO and other executive officers, evaluating the performance of our CEO and other executive officers in light of those goals and objectives, determining or assisting to determine our CEO’s and other executive officers’ compensation level and making all other determinations with respect to the compensation of our CEO and other executive officers;

•	recommending to our Board of Directors the compensation of our CEO and other executive officers and, to the extent such authority is delegated to it by our Board of Directors, approving the compensation payable to these executive officers;

•	considering with respect to the compensation of our executive officers: (a) annual base salary; (b) any bonus or other short-term incentive program; (c) any long-term incentive compensation (including cash-based and equity-based awards); and (d) any employment agreements and similar arrangements or transactions;

•	reviewing and making recommendations to our Board of Directors regarding incentive compensation and equity-based plans that are subject to approval by our Board of Directors;

•	reviewing and making recommendations to our Board of Directors regarding compensation, if any, of the Board of Directors and its committees; and

•	preparing a report of the committee for inclusion in our annual report or proxy statement with respect to our annual meeting of stockholders.

Nominating and Corporate Governance Committee

The committee’s charter provides that the principal duties and responsibilities of the Nominating and Corporate Governance Committee include:

•	evaluating and selecting or recommending for selection candidates for election to our Board of Directors;

•	evaluating the functions, duties and composition of committees of our Board of Directors and making recommendations to our Board of Directors with respect thereto;

•	formulating procedures for security holders to send communications to our Board of Directors;

•	developing and recommending to our Board of Directors a set of corporate governance policies or procedures;

•	establishing and maintaining an informal continuing education program for our directors with respect to our strategic plans, significant financial, accounting and risk management matters, compliance programs, corporate governance policies or procedures, principal officers and internal and independent auditor; and

•	developing a plan for the succession of our CEO and discussing with our CEO a succession plan for our key senior officers.

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The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the entire Board from time to time the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board of directors. The Board of Directors believes that directors should bring to the Company a variety of perspectives and skills that are derived from high quality business and professional experience and that are aligned with the Company’s strategic objectives. The composition of the Board of Directors should at all times adhere to the standards of independence promulgated by applicable Nasdaq and SEC rules. We also require that our directors be able to attend all board and applicable committee meetings. In this respect, directors are expected to advise the Chairman of the Board of Directors and the Chairman of the Nominating and Corporate Governance Committee in advance of accepting any other public company directorship or assignment to the audit committee of the board of any other public company.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating and Corporate Governance Committee or the Board decides not to re-nominate a member for re-election, the Committee will identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Committee and Board may be consulted for suggestions as to individuals meeting the criteria above. Research may also be performed to identify qualified individuals.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “Independent Directors.”

Shareholder Communications

Currently, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, no security holders have made any such recommendations.

Code of Conduct

We have adopted a written code of business conduct and ethics that applies to our directors, officers, employees and certain other persons, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We believe that the code of conduct is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. To request a copy of the code of conduct, please make written request to our President c/o Rackwise, Inc., 2365 Iron Point Road, Suite 190, Folsom, CA 95630.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock known by us as of May 21, 2012 by:

•	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers as defined in Item 402(m)(2) of Regulation S-K; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. Information given with respect to beneficial owners who are not officers or directors of ours is to the best of our knowledge, based on information available to us. The shares indicated as beneficially owned may include shares held in street name or the name of a nominee, and beneficial ownership may have been disposed of and/or acquired without our knowledge.

Name and Address of Beneficial Owner (1)	Title of Class	Amount and Nature of Beneficial Ownership (2)		Percentage of Class (3)

Guy A. Archbold	Common Stock	6,900,000	(4)	6.5%
Emmett DeMoss	Common Stock	6,260,307	(5)	6.2%
Doug MacRae	Common Stock	833,333	(6)	*
Robert B. Ney	Common Stock	0	(7)
Edward Feighan	Common Stock	616,666	(8)	*
Michael Feinberg	Common Stock	450,000	(9)	*
Sherman Henderson	Common Stock	0
Kenneth Spiegeland	Common Stock	10,000

All directors and executive officers as a group (8 persons)		15,070,306	(10)	13.8%

George M. Abraham
930 S.E. 5th Terrace
Pompano Beach, FL 33060	Common Stock	5,914,832	(11)	5.9%

Black Diamond Financial Group LLC
1610 Wynkoop Street, Suite 400
Denver, CO 80202	Common Stock	69,593,969	(12)	56.8%

Navesink Investment Fund, L.P.
46 Bellevue Avenue
Runson, NJ 07760	Common Stock	9,116,270	(13)	9.0%

Gordon V. Smith
8716 Crider Brook Way
Potomac, MD 20854	Common Stock	11,069,046	(14)	10.8%

* Less than 1%.

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Rackwise, Inc., 2365 Iron Point Road, Suite 190, Folsom, CA 95630.

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(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3)	Percentage based upon 99,247,254 shares of our common stock outstanding as of May 21, 2012.

(4)	Consists of shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days.

(5)	Includes 2,086,769 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Emmett DeMoss was appointed as Chairman of our Board of Directors on September 21, 2011. On January 6, 2012, Mr. DeMoss resigned from his position as a director of the Company and was designated as Chairman Emeritus.

(6)	Consists of shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days.

(7)	Robert B. Ney was appointed as our Chief Executive Officer and President and a director on September 21, 2011. He resigned from those positions effective as of September 30, 2011.

(8)	Includes 33,333 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(9)	Includes 150,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(10)	Includes 10,003,435 shares of our common stock issuable upon exercise of options and warrants currently exercisable or exercisable within 60 days.

(11)	Includes (a) 3,804,333 shares of our common stock and 1,693,833 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days owned by George M. Abraham, and (b) 333,333 shares of our common stock and 83,333 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days owned by George M. Abraham IRA. Mr. Abraham has the power to vote and dispose of the securities owned by George M. Abraham IRA.

(12)	Includes (a) 3,390,668 shares of our common stock and 1,695,334 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days owned by Black Diamond Financial Group LLC (“BDFG”), (b) 24,690,782 shares of our common stock and 12,345,391 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days owned by Black Diamond Holdings LLC (“BDH”), (c) 17,955,357 shares of our common stock and 8,977,679 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days owned by Rackwise Funding LLC (“Rackwise Funding”), and (d) 359,172 shares of our common stock and 179,586 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days owned by MFPI Partners LLC (“MFPI”). BDFG is the manager of BDH and Rackwise Funding. Patrick Imeson is the manager of BDFG and MFPI and, to our knowledge, has sole voting and investment power with respect to the securities owned by BDFG, BDH, Rackwise Funding and MFPI. Mr. Imeson may be deemed to beneficially own the securities held by BDFG, BDH, Rackwise Funding and MFPI.

(13)	Includes (a) 1,473,434 shares of our common stock owned by AMG II, LLC (“AMG”), (b) 133,334 shares of our common stock and 33,334 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days owned by Navesink Capital Advisors, LLC (“NCA”), and (c) 4,984,112 shares of our common stock and 2,492,056 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days owned by Navesink Investment Fund, L.P. (“NIF”). Excludes 4,000,000 shares of our common stock issuable upon exercise of outstanding warrants owned by NCA, the exercise of which warrants is subject to a customary 9.99% “blocker.” Navesink Partners, LLC is the general partner of NIF. Alan Goddard is the managing member of AMG, NCA and Navesink Partners, LLC and, to our knowledge, has sole voting and investment power with respect to the securities owned by AMG, NCA and NIF. Mr. Goddard may be deemed to beneficially own the securities held by AMG, NCA and NIF.

(14)	Includes 3,689,682 shares of our common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

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EXECUTIVE COMPENSATION

 The following table sets forth information concerning the total compensation paid or accrued by us during the fiscal years ended December 31, 2011 and 2010 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2011; (ii) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of the fiscal year ended December 31, 2011; and (iii) up to two additional individuals who received annual compensation during the fiscal year ended December 31, 2011 in excess of $100,000 and who were not serving as executive officers of at the end of the fiscal year ended December 31, 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compensation ($)		Total ($)

Guy A. Archbold	2011	70,000	0	0	1,526,970	(b)	0	0	192,500	(c)	1,789,470
CEO, President and Executive Chairman of the Board (a)	2010	0	0	0	0		0	0	0		0

Emmett DeMoss	2011	225,000	0	0	0		0	0	330,717	(e)	555,717
Executive Chairman of the Board (d)	2010	225,000	0	0	0		0	0	0		225,000

Robert B. Ney	2011	243,750	0	0	0		0	0	0		243,750
Executive Vice President Business Development (f)	2010	127,039	0	0	1,089,188	(g)	0	0	0		1,216,227

Doug MacRae	2011	160,625	0	0	0		0	0	0		160,625
Executive Vice President Technology Development	2010	140,000	16,409	0	0		0	0	0		156,409

(a)	Guy A. Archbold was appointed as our Chief Executive Officer and President on September 30, 2011 and became our Chairman of the Board of Directors on January 6, 2012.

(b)	Represents the estimated fair value of the vesting of Mr. Archbold’s options in connection with the November 2011 execution of the Intel agreements, computed in accordance with FASB ASC Topic 718.

(c)	Consists of fees paid pursuant to the Management Consulting Agreement, dated April 1, 2011, between VNDI and Mr. Archbold. The agreement terminated on September 30, 2011 upon Mr. Archbold’s appointment as an executive officer of the Company.

(d)	Emmett DeMoss was appointed as Chairman of our Board of Directors on September 21, 2011. On January 6, 2012, Mr. DeMoss resigned from his position as a director of the Company and was designated as Chairman Emeritus.

(e)	Consists of the discharge and forgiveness of a promissory note in the principal amount of $187,717 executed by Mr. DeMoss in favor of VNDI and a special bonus of approximately $143,000 granted to Mr. DeMoss representing the estimated tax liability expected to be incurred by Mr. DeMoss as a result of the discharge of the promissory note.

(f)	Robert B. Ney was appointed as our Chief Executive Officer and President and a director on September 21, 2011. He resigned from those positions effective as of September 30, 2011.

(g)	Represents the grant date value of Mr. Ney’s July 1, 2010 option grant, computed in accordance with FASB ASC Topic 718.

Employment Agreements

We have entered into an employment agreement with Guy A. Archbold as of September 30, 2011, whereby he agreed to serve as our Chief Executive Officer, President and Chairman of the Board of Directors. The agreement is for an initial period of three years and provides for an annual base salary is $250,000. Mr. Archbold is eligible to earn a bonus upon meeting specified performance standards, to be established by the Company. In addition, Mr. Archbold is entitled to receive non-statutory stock options to purchase an agreement of 6,900,000 shares of our common stock, exercisable for a period of ten years at an exercise price of $0.345 per share. Ten percent (10%) of the options, in the amount of 690,000 shares, vest immediately and ninety percent (90%) of the options, in the amount of 6,210,000 shares, vest in equal installments, in the amount of 517,500 shares, on a quarterly basis over a three year period, commencing on January 31, 2012; provided, however, the options are subject to the following accelerated vesting: (i) seventy-five percent (75%) of the options, to the extent not previously vested, shall vest immediately upon the end of two consecutive quarters of EBITDA profitability by the Company and (ii) one hundred percent (100%) of the options, to the extent not previously vested, shall, at the discretion of the Board of Directors, vest immediately upon the execution of a strategic alliance or similar agreement establishing a meaningful relationship with a critical customer or major entity. All vested options survive the termination of the agreement and/or the termination of employment. Mr. Archbold’s employment may only be terminated for “just cause” (as defined in the agreement). The Compensation Committee of the Board of Directors has determined that 100% of Mr. Archbold’s options vested in November 2011 upon the execution of the Intel agreements.

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Jeff Winzeler became our Chief Financial Officer on January 23, 2012. In connection with his appointment, Mr. Winzeler received (i) an annual base salary of $175,000; (ii) eligibility for bonus compensation; (iii) options to purchase 1,000,000 shares of common stock under our 2011 Equity Incentive Plan, vesting over a period of three years and exercisable at a price of $0.345 per share; and (iv) 100,000 shares of our restricted common stock. On February 15, 2012, the Company granted Mr. Winzeler options to purchase an additional 500,000 shares of common stock under its 2011 Equity Incentive Plan, vesting over a period of three years and exercisable at a price of $0.345 per share. In the event that Mr. Winzeler were terminated without reasonable cause, he would be entitled to a severance payment equal to six months of his base salary at the time of termination.

On June 21, 2010, VNDI entered into an offer of employment with Robert B. Ney, pursuant to which he agreed to serve as VNDI’s Chief Executive Officer. Mr. Ney’s agreement provides for annual base salary of $250,000, which was reduced to $200,000 upon his resignation as our Chief Executive Officer and President on September 30, 2011. In addition, Mr. Ney is eligible to earn a bonus of up to 50% of his base salary based upon his achievements as determined by VNDI’s board of directors. Mr. Ney is entitled to 12 months base salary in the event he is terminated “without cause” (as defined in his agreement) or “resign for good reason” (as defined in his agreement). In connection with the Merger, we assumed the terms of Mr. Ney’s employment agreement. Mr. Ney has also signed a confidentiality and proprietary rights agreement pursuant to which he has agreed to maintain as confidential any of the Company’s trade secrets or confidential information, agreed that any new creation or improved methods will be considered “work for hire” under applicable copyright and related laws and the Company’s sole and exclusive property and agreed not to solicit any of the Company’s employees, officers, directors, customers and suppliers for a period of one year after his termination from the Company.

On April 21, 2012, we entered into a new employment agreement with Doug MacRae, pursuant to which he agreed to serve as our Executive Vice President, Research and Development. Mr. MacRae’s agreement provides for an annual base salary of $185,000. In addition, Mr. MacRae is eligible for bonus compensation as established by us from time to time. Mr. MacRae has also signed a confidentiality and proprietary rights agreement pursuant to which he has agreed to maintain as confidential our trade secrets or confidential information, agreed that any new creation or improved methods will be considered “work for hire” under applicable copyright and related laws and our sole and exclusive property and agreed not to solicit any of our employees, officers, directors, customers and suppliers for a period of one year after his termination from the Company. On January 9, 2012, we granted Mr. MacRae 10-year options, with an exercise price of $0.345 per share, to purchase 2,500,000 shares of our common stock. The options vest as follows: one-third on each of the date of grant, September 21, 2012 and September 21, 2013.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2011

There were no stock options outstanding as of December 31, 2011.

Director Compensation for the Year ended December 31, 2011

Prior to the Merger, the Company did not pay its directors any cash compensation for services on its board of directors. Directors received stock options to purchase shares of common stock in connection with their services. All of the stock options owned by directors as of December 31, 2010 were cancelled or exercised in connection with the Merger.

Following the consummation of the Merger, our directors will be entitled to receive compensation to be determined by the Board of Directors.

On January 9, 2012, the Board of Directors granted each director options to purchase 250,000 shares of our common stock at an exercise price of $0.345 per share, vesting in three equal installments (or 83,333 shares) on each of September 21, 2012, 2013 and 2014.

2011 Equity Incentive Plan

The Board of Directors and stockholders owning a majority of our outstanding shares adopted the 2011 Equity Incentive Plan (the “2011 Plan”) on September 20, 2011, a total of 13,500,000 shares of our common stock are reserved for issuance under the 2011 Plan. If an incentive award granted under the 2011 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2011 Plan.

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Shares issued under the 2011 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2011 Plan. In addition, the number of shares of common stock subject to the 2011 Plan and the number of shares and terms of any incentive award are expected to be adjusted in the event of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

It is expected that the compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2011 Plan. Subject to the terms of the 2011 Plan, the compensation committee would have complete authority and discretion to determine the terms of awards under the 2011 Plan.

Eligible Recipients

Any officer or other employee of the Company or its affiliates, or an individual that the Company or an affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its affiliates, including a non-employee director of the Board, is eligible to receive awards under the 2011 Plan.

Grants

The 2011 Plan authorizes the grant to eligible recipients of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and stock appreciation rights, as described below:

•	Options granted under the 2011 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless agreed to otherwise at the time of the grant. Such awards may include vesting requirements.

•	Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•	The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

•	Stock awards are permissible. The compensation committee will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions.

•	Stock appreciation rights or SARs, entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.

Duration, Amendment, and Termination

The Board may amend, suspend or terminate the 2011 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2011 Plan terminates ten years after it is adopted.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below and in this prospectus, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years and in which any of our directors, executive officers or beneficial holders of more than 5% of our outstanding common stock, or any of their respective immediate family members, has had or will have any direct or material indirect interest.

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Forgiveness of Debt and Payment of Bonus

On July 29, 2011, the VNDI board of directors agreed to discharge and forgive a promissory note in the principal amount of $187,717 executed by Emmett DeMoss in favor of VNDI. In addition, the VNDI board of directors approved a special bonus of approximately $143,000 to Mr. DeMoss representing the estimated tax liability expected to be incurred by Mr. DeMoss as a result of the discharge of the promissory note.

Convertible Notes, Warrants, Advisory Agreement and Fees

In August 2009, VNDI entered into an agreement with Black Diamond Financial Group (“BDFG”), pursuant to which VNDI would borrow funds from BDFG and its affiliates at various intervals. Pursuant to the terms of the agreement, the funds borrowed would be convertible at the option of the holder into a unit of VNDI’s securities at the lesser of (a) $0.319 per unit or (b) 80% of the purchase price per share of VNDI’s common stock in the first equity or convertible debt financing completed by VNDI of not less than $500,000. Each unit to consist of one share of VNDI’s common stock and one two-year warrant to purchase one share of VNDI’s common stock at $0.319 per share. VNDI borrowed an aggregate of $3,375,753 in principal amount of 12% convertible debt. In connection with and conditioned upon the closing of the Merger, VNDI issued an aggregate of 12,867,104 shares of its common stock upon conversion of an aggregate of $3,375,753 in principal amount of convertible debt and an aggregate of 2,376,022 of shares of its common stock upon conversion of an aggregate of $623,362 of accrued but unpaid interest on the convertible debt. All of the warrants issuable upon conversion of the convertible notes were also cancelled in connection with the Merger.

In connection with the agreement described above, VNDI entered into an oral advisory agreement with BDFG, which provides for the payment of $10,000 per month to BDFG for general business consulting. This consulting arrangement terminated in September 2011. We are currently in negotiation with BDFG with respect to a new consulting arrangement.

Lastly in connection with the agreement described above, an affiliate of BDFG was entitled to a financing fee equal to 10% of all amounts borrowed under the agreement.

VNDI Convertible Bridge Notes

On July 20, 2011, George M. Abraham purchased from VNDI convertible bridge notes in the principal amount of $300,000. The notes bore interest at 10% per annum and were secured in accordance with the terms of a security agreement, whereby the noteholders had a security interest in all of the equipment, inventory and goods owned by VNDI. Upon the closing of the reverse merger with Rackwise, these bridge notes were assigned to Rackwise and all principal amounts due, plus accrued interest, on these notes were converted into units of Rackwise securities at $0.25 per unit. Each unit consisted of one share of Rackwise common stock and a five-year warrant to purchase one-half of a share of Rackwise common stock at an exercise price of $0.625 per whole share, subject to weighted-average anti-dilution protection.

On June 17, 2011, Navesink Investment Fund, L.P. purchased from VNDI convertible bridge notes in the principal amount of $200,000, and on September 6, 2011, Navesink Investment Fund, L.P. acquired additional VNDI bridge notes from a third party in the aggregate principal amount of $1,000,000. Upon the closing of the reverse merger with Rackwise, these bridge notes were assigned to Rackwise and all principal amounts due, plus accrued interest, on these notes were converted into units of Rackwise securities at $0.25 per unit. Each unit consisted of one share of Rackwise common stock and a five-year warrant to purchase one-half of a share of Rackwise common stock at an exercise price of $0.625 per whole share, subject to weighted-average anti-dilution protection.

Split-Off and Release

Immediately prior to the closing of the Merger, we transferred all of our operating assets and liabilities to VNDI Split Corp., our wholly-owned Nevada subsidiary (“Split Corp.”), and split-off Split Corp. through the exchange of 75,000,000 shares of our common stock held by one of our stockholders for all of the issued and outstanding shares of common stock of Split Corp.

Share Escrow Agreement

We entered into an Escrow Agreement dated as of September 21, 2011 with Robert B. Ney, as indemnification representative, and Gottbetter & Partners, LLP, as escrow agent, pursuant to which the escrow agent will hold in escrow 5% of the shares of our common stock that the former VNDI stockholders receive in the Merger in exchange for their shares of VNDI for any breach of the Merger Agreement by VNDI that is discovered during the two years immediately following the closing of the Merger.

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Lock-ups

Officers, directors, key employees and holders of 10% or more of the Company’s common stock have agreed to “lock-up” and not sell or otherwise transfer or hypothecate any of their Company shares, including shares that maybe issued upon exercise of Merger warrants for a term of 18 months from the closing of the Merger, except in certain limited circumstances.

Employment Agreements

On June 21, 2010, VNDI entered into an offer of employment with Robert B. Ney, pursuant to which he agreed to serve as VNDI’s Chief Executive Officer. Mr. Ney’s agreement provides for annual base salary of $250,000, which was reduced to $200,000 upon his resignation as our Chief Executive Officer and President on September 30, 2011. In addition, Mr. Ney is eligible to earn a bonus of up to 50% of his base salary based upon his achievements as determined by VNDI’s board of directors. Mr. Ney is entitled to 12 months base salary in the event he is terminated “without cause” (as defined in his agreement) or “resign for good reason” (as defined in his agreement). In connection with the Merger, we assumed the terms of Mr. Ney’s employment agreement. Mr. Ney has also signed a confidentiality and proprietary rights agreement pursuant to which he has agreed to maintain as confidential any of the Company’s trade secrets or confidential information, agreed that any new creation or improved methods will be considered “work for hire” under applicable copyright and related laws and the Company’s sole and exclusive property and agreed not to solicit any of the Company’s employees, officers, directors, customers and suppliers for a period of one year after his termination from the Company.

We have entered into an employment agreement with Guy A. Archbold as of September 30, 2011, whereby he agreed to serve as our Chief Executive Officer, President and Chairman of the Board of Directors. The agreement is for an initial period of three years and provides for an annual base salary is $250,000. Mr. Archbold is eligible to earn a bonus upon meeting specified performance standards, to be established by the Company. In addition, Mr. Archbold is entitled to receive non-statutory stock options to purchase an agreement of 6,900,000 shares of our common stock, exercisable for a period of ten years at an exercise price of $0.345 per share. Ten percent (10%) of the options, in the amount of 690,000 shares, vest immediately and ninety percent (90%) of the options, in the amount of 6,210,000 shares, vest in equal installments, in the amount of 517,500 shares, on a quarterly basis over a three year period, commencing on January 31, 2012; provided, however, the options are subject to the following accelerated vesting: (i) seventy-five percent (75%) of the options, to the extent not previously vested, shall vest immediately upon the end of two consecutive quarters of EBITDA profitability by the Company and (ii) one hundred percent (100%) of the options, to the extent not previously vested, shall, at the discretion of the Board of Directors, vest immediately upon the execution of a strategic alliance or similar agreement establishing a meaningful relationship with a critical customer or major entity. All vested options survive the termination of the agreement and/or the termination of employment. Mr. Archbold’s employment may only be terminated for “just cause” (as defined in the agreement). The Compensation Committee of the Board of Directors has determined that 100% of Mr. Archbold’s options vested in November 2011 upon the execution of the Intel agreements.

Jeff Winzeler became our Chief Financial Officer on January 23, 2012. In connection with his appointment, Mr. Winzeler received (i) an annual base salary of $175,000; (ii) eligibility for bonus compensation; (iii) options to purchase 1,000,000 shares of common stock under our 2011 Equity Incentive Plan, vesting over a period of three years and exercisable at a price of $0.345 per share; and (iv) 100,000 shares of our restricted common stock. On February 15, 2012, the Company granted Mr. Winzeler options to purchase an additional 500,000 shares of common stock under our 2011 Equity Incentive Plan, vesting over a period of three years and exercisable at a price of $0.345 per share. In the event that Mr. Winzeler were terminated without reasonable cause, he would be entitled to a severance payment equal to six months of his base salary at the time of termination.

On April 21, 2012, we entered into a new employment agreement with Doug MacRae, pursuant to which he agreed to serve as our Executive Vice President, Research and Development. Mr. MacRae’s agreement provides for an annual base salary of $185,000. In addition, Mr. MacRae is eligible to earn bonus compensation as established by us from time to time. Mr. MacRae has also signed a confidentiality and proprietary rights agreement pursuant to which he has agreed to maintain as confidential our trade secrets or confidential information, agreed that any new creation or improved methods will be considered “work for hire” under applicable copyright and related laws and our sole and exclusive property and agreed not to solicit any of our employees, officers, directors, customers and suppliers for a period of one year after his termination from the Company. On January 9, 2012, we granted Mr. MacRae 10-year options, with an exercise price of $0.345 per share, to purchase 2,500,000 shares of common stock. The options vest as follows: one-third on each of the date of grant, September 21, 2012 and September 21, 2013.

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Consulting Agreement

On November 25, 2011, we entered into a consulting services agreement with Navesink Capital Advisors, LLC (“NCA”), whereby the consultant agreed to provide us with certain professional consulting services relating to business development and corporate finance. As consideration under the agreement, we paid the consultant and its designees a fee of $150,000 and issued seven-year warrants to purchase an aggregate of 4,000,000 shares of our common stock at an exercise price of $0.66 per share, subject to weighted-average anti-dilution protection in the event we subsequently issue equity securities without consideration or for consideration per share less than $0.375.

PPO Units

On October 2011, Mr. Abraham purchased an aggregate of 2,000,000 units of our securities in a private placement offering at a price of $0.25 per unit for gross proceeds of $500,000. Each unit consisted of one share of our common stock and one five-year warrant to purchase one-half share of our common stock an exercise price of $0.625 per whole share, subject to weighted-average anti-dilution protection.

In November 2011, BDFG purchased 1,543,494 units of our securities in a private placement offering at a price of $0.25 per unit for gross proceeds of approximately $385,874. Each unit consisted of one share of our common stock and one five-year warrant to purchase one-half share of our common stock an exercise price of $0.625 per whole share, subject to weighted-average anti-dilution protection.

In November 2011, Black Diamond Holdings, LLC purchased 600,000 units of our securities in a private placement offering at a price of $0.25 per unit for gross proceeds of approximately $150,000. Each unit consisted of one share of our common stock and one five-year warrant to purchase one-half share of our common stock an exercise price of $0.625 per whole share, subject to weighted-average anti-dilution protection.

In December 2011, Mr. Abraham purchased 333,333 units of our securities in a private placement offering at a price of $0.375 per unit for gross proceeds of $125,000. Each unit consisted of one share of our common stock and one five-year warrant to purchase one-quarter share of our common stock an exercise price of $1.00 per whole share, subject to weighted-average anti-dilution protection.

In December 2011, George M. Abraham IRA purchased 333,333 units of our securities in a private placement offering at a price of $0.375 per unit for gross proceeds of $125,000. Each unit consisted of one share of our common stock and one five-year warrant to purchase one-quarter share of our common stock an exercise price of $1.00 per whole share, subject to weighted-average anti-dilution protection. Mr. Abraham has the power to vote and dispose of the securities owned by George M. Abraham IRA.

In January 2012, NAC purchased 266,667 units of our securities in a private placement offering at a price of $0.375 per unit for gross proceeds of $100,000. Each unit consisted of one share of our common stock and one five-year warrant to purchase one-quarter share of our common stock an exercise price of $1.00 per whole share, subject to weighted-average anti-dilution protection.

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PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of common stock are sold through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. All selling stockholders who are broker-dealers are deemed to be underwriters. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	transactions other than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Rule 144 under the Securities Act, which generally permits the resale, subject to various terms and conditions, of restricted securities after they have been held for six months will not immediately apply to our common stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. The filing of our Current Report on Form 8-K on September 27, 2011 started the running of such one-year period.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

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In connection with the sale of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock. None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, we will file a post-effective amendment to the registration statement. If the selling stockholders use this prospectus for any sale of the shares of our common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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Our common stock is currently quoted on the OTCBB and trades below $5.00 per share; therefore, the common stock is considered a “penny stock” and subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of the common stock and reducing the liquidity of an investment in the common stock.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share and 10,000,000 shares of blank check preferred stock, par value $0.0001 per share.

Issued and Outstanding Capital Stock

As of May 21, 2012, there were issued and outstanding:

•	99,247,254 shares of our common stock (including an aggregate of 60,000,000 shares entitled to be received by the former VNDI stockholders in the Merger);

•	warrants issued to the former VNDI stockholders to purchase an aggregate of 29,968,218 shares of our common stock, exercisable for a period of five years at an exercise price of $0.625 per share;

•	(i) investor warrants to purchase an aggregate of 10,155,627 shares of our common stock, exercisable for a period of five years at an exercise price of $0.625 per share (subject to adjustment for weighted average anti-dilution price protection), issued to the investors in the offering completed in November 2011, and (ii) investor warrants to purchase an aggregate of 2,067,303 shares of our common stock, exercisable for a period of five years at an exercise price of $1.00 per share (subject to adjustment for weighted average anti-dilution price protection), issued to the investors in the offering completed in January 2012;

•	(i) broker warrants to purchase an aggregate of 612,000 shares of our common stock, exercisable for a period of five years at an exercise price of $0.25 per share (subject to adjustment for weighted average anti-dilution price protection), issued to the placement agent in connection with the bridge financing and the offering completed in November 2011, and (ii) broker warrants to purchase an aggregate of 580,253 shares of our common stock, exercisable for a period of five years at an exercise price of $0.375 per share (subject to adjustment for weighted average anti-dilution price protection), issued to the placement agent in connection with the offering completed in January 2012;

•	(i) consulting warrants to purchase an aggregate of 400,000 shares of our common stock, exercisable for a period of five years at an exercise price of $0.25 per share (subject to adjustment for weighted average anti-dilution price protection), issued under a consulting agreement; (ii) consulting warrants to purchase an aggregate of 6,000,000 shares of our common stock, exercisable for a period of seven years at an exercise price of $0.66 per share (subject to adjustment for weighted average anti-dilution price protection), issued under consulting agreements; and (iii) consulting warrants to purchase an aggregate of 500,000 shares of our common stock, exercisable for a period of seven years at an exercise price of $1.00 per share (subject to adjustment for weighted average anti-dilution price protection), issued under a consulting agreement;

•	(i) options granted to our employees under our 2011 Equity Incentive Plan to purchase an aggregate of 12,375,000 shares of our common stock at a price of $0.345 per share and 550,000 shares of our common stock at fair market value at the date of grant, and (ii) options granted to our officers, directors, advisors and consultants outside our 2011 Equity Incentive Plan to purchase an aggregate of 10,800,000 shares of our common stock at a price of $0.345 per share and 500,000 shares of our common stock at fair market value at the date of grant; and

•	(i) convertible notes in the principal amount of $400,000, convertible, at the option of the holder, into Company units, at a price of $0.45 per unit, each unit consisting of one share of our common stock and a warrant to purchase one share of our common stock for a period of five years from issuance at an exercise price of $1.00 per share and (ii) convertible notes in the principal amount of $180,000, convertible, at the option of the holder, into Company units, at a price of $0.40 per unit, each unit consisting of one share of our common stock and a warrant to purchase one share of our common stock for a period of five years from issuance at an exercise price of $0.80 per share.

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Description of Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Except as otherwise provided by law, amendments to the articles of incorporation generally must be approved by a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock. The articles of incorporation do not provide for cumulative voting in the election of directors. The common stock holders will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. Upon liquidation, dissolution or winding up of the Company, the common stock holders will be entitled to receive pro rata all assets available for distribution to such holders, subject to the rights of holders of preferred stock, if any.

Registration Rights Agreement

We have entered into registration rights agreements with the investors in the offerings completed in November 2011 and January 2012. Under the terms of the registration rights agreements, we committed to file a registration statement covering the resale of the common stock underlying the units sold and the common stock issuable upon exercise of the investor warrants (but not the common stock issuable upon exercise of the broker warrants or the Merger warrants) within 75 days from the final closing of the respective offerings, and to use commercially reasonable efforts to cause the registration statement to become effective no later than 150 days after it is filed.

We agreed to use our reasonable efforts to maintain the effectiveness of the registration statement through at least the first anniversary of the date the registration statement is declared effective by the SEC, or until Rule 144 of the Securities Act is available to investors in the offering with respect to all of their shares, whichever is earlier. We will be liable for monetary penalties equal to one percent (1%) of such holder’s investment in the offering for each full period of 30 days if we fail to file the registration statement by the filing deadline or if we fail to use our reasonable efforts to have the registration statement declared effective by the effectiveness deadline until such failure is cured. The payment amount shall be prorated for partial 30 day periods. The maximum aggregate amount of payments to be made by us as the result of such failures, whether by reason of a filing deadline failure, effectiveness deadline failure or any combination thereof, shall be an amount equal to 10% of each holder’s investment amount. Notwithstanding the foregoing, no payments shall be owed with respect to that portion of a holder’s registrable securities which may be sold by such holder under Rule 144 or pursuant to another exemption from registration.

Description of Merger Warrants

The Merger warrants are identical to the investor warrants in all material respects except that (i) the resale of the common stock underlying them is not covered by a registration statement; (ii) the Company may redeem the Merger warrants only if they may be exercised on a cashless basis; and (iii) they are only exercisable on a cashless basis commencing one year after the date of filing of the Current Report and in connection with a redemption of the Merger warrants.

Description of Investor Warrants

In connection with the offering completed in November 2011, we issued investor warrants to purchase an aggregate of 10,155,627 shares of common stock to investors who purchase units in the offering. The investor warrants entitle the holders to purchase shares of common stock at a purchase price of $0.625 per whole share during the five (5) year period that commenced upon issuance of the warrants. The investor warrants may be called for redemption by the Company at any time upon not less than 30 or more than 60 days prior written notice, provided that, at the time of delivery of such notice, (i) there is a registration statement covering the resale of the shares underlying the warrants; (ii) the average closing bid price for the Company’s common stock for each of the 20 consecutive trading days prior to the date of the notice of redemption is at least $1.25, as proportionally adjusted to reflect any stock splits, stock dividends, combinations of shares or like events; and (iii) the average trading volume for the Company’s common stock is at least 50,000 shares per day during the 20 consecutive trading days prior to the date of the notice of redemption and that during such 20-day period there is no more than one (1) trading day in which there is no trading in the Company’s common stock.

The investor warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. The investor warrants may be exercised on a cashless basis commencing September 27, 2012 if no registration statement registering the shares underlying the investor warrants is then in effect. The exercise price and number of shares of common stock issuable on exercise of the investor warrants may be adjusted in certain circumstances including stock splits, stock dividends, and future issuances of the Company’s equity securities without consideration or for consideration per share less than $0.25 (as such amount may be adjusted in certain circumstances provided in the investor warrants.)

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No fractional shares will be issued upon exercise of the investor warrants. If, upon exercise of the investor warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number, the number of shares of common stock to be issued to the investor warrant holder.

In connection with the offering completed in January 2012, we issued investor warrants to purchase an aggregate of 2,067,303 shares of common stock to investors who purchase units in the offering. The investor warrants issued in the January 2012 offering are identical to the investor warrants issued in the November 2011 offering in all material respects except that (i) their exercise price is $1.00 per whole share and (ii) they are exercisable on a cashless basis commencing one year after the date of issuance, (iii) the exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in the event the Company issues equity securities without consideration or for consideration per share less than $0.375, (as such amount may be adjusted in certain circumstances provided in the investor warrants) and (iv) they are subject to redemption if the average closing bid price for the Company’s common stock for each of the 20 consecutive trading days prior to the date of the notice of redemption is at least $2.00 and an average trading volume for the Company’s common stock is at least 100,000 shares per day during the 20 consecutive trading days.

Description of Broker Warrants

The broker warrants issued in connection with the November 2011 offering permit the placement agent, and its sub-agents and designees, to purchase an aggregate of 612,000 shares of common stock. These broker warrants are identical to the November 2011 investor warrants in all material respects except that (i) their resale of the common stock underlying them is not covered by a registration statement; and (ii) they have an exercise price of $0.25 per share.

The broker warrants issued in connection with the January 2012 offering permit the placement agent, and its sub-agents and designees, to purchase an aggregate of 580,253 shares of common stock. These broker warrants are identical to the January 2012 investor warrants in all material respects except that (i) their resale of the common stock underlying them is not covered by a registration statement; and (ii) they have an exercise price of $0.375 per share.

Description of Consultant Warrants

In connection with a consulting agreement entered into on October 1, 2011, we issued five-year warrants to purchase 400,000 shares of our common stock. The warrants entitle the consultant to acquire the shares at a purchase price of $0.625 per share.

Pursuant to a consulting services agreement entered into on November 25, 2011, we issued seven-year warrants to purchase an aggregate of 2,000,000 shares of our common stock. The warrants entitle the consultant to acquire the shares at a purchase price of $0.66 per share. The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in the event we issue equity securities without consideration or for consideration per share less than $0.375. In April 2012, we amended the agreement to issue the consultant seven-year warrants to purchase an additional 500,000 shares of our common stock at an exercise price of $1.00 per share.

Pursuant to a consulting services agreement entered into on November 25, 2011, we issued seven-year warrants to purchase an aggregate of 4,000,000 shares of our common stock. The warrants entitle the consultant to acquire the shares at a purchase price of $0.66 per share. The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in the event we issue equity securities without consideration or for consideration per share less than $0.375.

Description of Options

As of January 9, 2012, our Board of Directors authorized the grant of options under the 2011 Plan to purchase an aggregate of 13,500,000 shares of common stock, of which options to purchase 100,000 shares have been cancelled. As of May 21, 2012, options to purchase 12,375,000 shares of common stock, exercisable for a period of ten years at an exercise price of $0.345 per share, and options to purchase 550,000 shares of common stock, exercisable for a period of ten years at an exercise equal to fair market value at the date of grant, are currently outstanding. The remaining options to purchase 475,000 shares of our common stock are reserved for issuance subject to new hires and will have exercise prices equal to or greater than the fair market value of the common stock on the date of grant.

Also as of January 9, 2012, our Board of Directors authorized and granted options outside the 2011 Plan to purchase 10,800,000 shares of our common stock, exercisable for a period of ten years at an exercise price of $0.345 per share. In May 2012, we granted, subject to approval by our Board of Directors, options outside the 2012 Plan to purchase 500,000 shares of our common stock, exercisable for a period of ten years at an exercise price equal to fair market value at the date of grant.

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Description of Convertible Notes

In April 2012, we sold an aggregate principal amount of $400,000 in 12% Convertible Promissory Notes. The notes mature 90 days after issuance and are convertible, at the option of the holder, into Company units, at a price of $0.45 per unit, each unit consisting of one share of our common stock and a warrant representing the right to purchase one share of our common stock for a period of five years from issuance at an exercise price of $1.00 per share.

In May 2012, we sold an aggregate principal amount of $180,000 in 12% Convertible Promissory Notes. The notes mature 90 days after issuance and are convertible, at the option of the holder, into Company units, at a price of $0.40 per unit, each unit consisting of one share of our common stock and a warrant representing the right to purchase one share of our common stock for a period of five years from issuance at an exercise price of $0.80 per share.

Anti-Takeover Effects of Provisions of Nevada State Law

We may in the future become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. The Company currently has less than 200 stockholders.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law any longer.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights for the control shares, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage a party interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company.  The transfer agent’s address is 17 Battery Place, 8th Floor, New York, NY 10004 and its telephone number is (212) 509-4000.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada Revised Statutes, our directors and officers are not individually liable to us or our stockholders for any damages as a result of any act or failure to act in their capacity as an officer or director unless it is proven that:

•	His act or failure to act constituted a breach of his fiduciary duty as a director or officer; and

•	His breach of these duties involved intentional misconduct, fraud or a knowing violation of law.

Nevada law allows corporations to provide broad indemnification to its officers and directors.  At the present time, our Articles of Incorporation and Bylaws also provide for broad indemnification of our current and former directors, trustees, officers, employees and other agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, New York 10022. Adam S. Gottbetter is the owner of Gottbetter & Partners, LLP and Gottbetter Capital Markets, LLC (“GCM”). GCM acted as a placement agent for the recently completed private placement offerings of the Company’s securities and received placement agent fees in accordance with executed placement agent agreements. In connection with the private placement offering completed in November 2011, GCM, and its sub-agents and designees, received aggregate commissions of $153,000 and warrants to purchase an aggregate of 612,000 shares of our common stock at an exercise price of $0.25 per share; and in connection with the private placement offering completed in January 2012, GCM, and its sub-agents and designees, received aggregate commissions of $217,595 and warrants to purchase an aggregate of 580,253 shares of our common stock at an exercise price of $0.375 per share. Gottbetter & Partners, LLP does not act as legal counsel for GCM.

EXPERTS

The consolidated financial statements of Rackwise, Inc. and Subsidiary (formerly Visual Network Design, Inc.) as of December 31, 2011 and 2010, and for the years then ended, appearing in this prospectus and registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph relating to a substantial doubt about the ability of Rackwise, Inc. (formerly Visual Network Design, Inc.) to continue as a going concern as disclosed in Note 2 to the financial statements), appearing elsewhere herein and are included in reliance on such report given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports and other information with the SEC.  You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act to register the shares offered by this prospectus.  The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment.  This prospectus is part of that registration statement.  This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement.  For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits.  Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement.  You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

OF

RACKWISE, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors and Shareholders of

Rackwise, Inc. formerly Visual Network Design, Inc.

We have audited the accompanying consolidated balance sheets of Rackwise, Inc. and Subsidiary, formerly Visual Network Design, Inc. (the “Company”) as of December 31, 2011 and 2010 and the related consolidated statements of operations, changes in stockholders’ deficiency and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rackwise, Inc. and subsidiary, formerly Visual Network Design, Inc., as of December 31, 2011 and 2010, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, at December 31, 2011, the Company has not achieved a sufficient level of revenues to support its business and has suffered recurring losses from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

New York, NY

March 30, 2012

F-2

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Consolidated Balance Sheets

	December 31,
	2011	2010

Assets

Current Assets:
Cash	$613,443	$47,366
Accounts receivable, net of allowance for factoring fees of $3,582 and $160,551, respectively	212,950	1,044,999
Prepaid expenses and other current assets	73,564	39,053
Total Current Assets	899,957	1,131,418
Property and equipment, net	130,072	84,223
Intangible assets, net	162,452	198,126
Deposits and other assets	22,132	17,941
Total Assets	$1,214,613	$1,431,708

Liabilities and Stockholders' Deficiency
Current Liabilities:
Accounts payable	$1,072,716	$868,895
Accounts payable - related parties	3,090	282,237
Due to factor	179,145	946,790
Accrued expenses	1,443,053	587,347
Accrued issuable equity	1,560,030	—
Accrued interest - related parties	7,648	368,950
Current portion of notes payable, net of debt discount - related parties	50,000	2,764,741
Derivative liabilities - related parties	—	1,645,852
Current portion of capital lease obligations	3,815	7,074
Deferred revenues	525,333	903,158
Total Current Liabilities	4,844,830	8,375,044
Notes payable, non-current portion	—	100,000
Capital lease obligations, non-current portion	—	4,420
Deferred rent, non-current portion	21,650	24,423
Total Liabilities	4,866,480	8,503,887

Commitments and Contingencies
Stockholders' Deficiency:
Preferred stock, $0.0001 par value; authorized - 10,000,000 shares; issued and outstanding - none	—	—
Common stock, $0.0001 par value; authorized - 300,000,000 shares; issued and outstanding - 94,863,803 and 38,846,743 shares, respectively	9,487	3,885
Additional paid-in capital	30,225,066	18,117,348
Note receivable - stockholder	—	(187,717)
Accumulated deficit	(33,886,420)	(25,005,695)
Total Stockholders' Deficiency	(3,651,867)	(7,072,179)
Total Liabilities and Stockholders' Deficiency	$1,214,613	$1,431,708

 See Notes to these Consolidated Financial Statements

F-3

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Consolidated Statements of Operations

	For The Years Ended
	December 31,
	2011	2010
Revenues	$2,020,048	$2,608,809
Direct cost of revenues	216,682	362,768
Gross Profit	1,803,366	2,246,041
Operating Expenses
Sales and marketing	1,936,524	1,570,519
Research and development	1,057,768	948,636
Transaction expenses	1,264,688	–
General and administrative	5,653,656	2,219,481
Total Operating Expenses	9,912,636	4,738,636
Loss From Operations	(8,109,270)	(2,492,595)
Other Income (Expense)
Interest, net	(333,726)	(416,428)
Amortization of debt discount	(632,380)	(1,980,224)
Amortization of deferred financing costs	(347,632)	–
Gain on change in fair value of derivative liabilities	542,283	787,433
Other income	–	12,156
Total Other Expense	(771,455)	(1,597,063)
Net Loss	$(8,880,725)	$(4,089,658)
Net Loss Per Common Share - Basic and Diluted	$(0.17)	$(0.10)
Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	52,737,927	40,425,241

See Notes to these Consolidated Financial Statements

F-4

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Consolidated Statements of Changes in Stockholders’ Deficiency

For the Years Ended December 31, 2011 and 2010

			Additional	Note
	Common Stock		Paid-In	Receivable -	Accumulated
	Shares	Amount	Capital	Stockholder	Deficit	Total

Balance - December 31, 2009	38,781,354	$3,878	$17,765,194	$(187,717)	$(20,916,037)	$(3,334,682)

Conversion of accrued interest into shares of common stock	65,389	7	16,059			16,066

Warrants issued in connection with convertible notes			119,495			119,495

Stock-based compensation			216,600			216,600

Net loss					(4,089,658)	(4,089,658)
Balance - December 31, 2010	38,846,743	$3,885	$18,117,348	$(187,717)	$(25,005,695)	$(7,072,179)

Conversion of notes and accrued interest into shares of common stock	28,901,267	2,890	6,436,200	–	–	6,439,090

Exercise of warrants	1,609,747	161	2,884	–	–	3,045

Issuance of common stock and warrants - private placement, net	14,866,028	1,487	3,748,828	–	–	3,750,315

Reclassification of derivative liability to equity	–	–	1,133,186	–	–	1,133,186

Outstanding common stock of Rackwise, Inc. at the time of the exchange	10,000,018	1,000	(1,000)	–	–	–

Forgiveness of note receivable - stockholder	–	–	–	187,717	–	187,717

Warrants issued in connection with convertible notes	–	–	4,750	–	–	4,750

Stock-based compensation	640,000	64	782,870	–	–	782,934

Net loss	–	–	–	–	(8,880,725)	(8,880,725)
Balance - December 31, 2011	94,863,803	$9,487	$30,225,066	$–	$(33,886,420)	$(3,651,867)

See Notes to these Consolidated Financial Statements

F-5

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Consolidated Statements of Cash Flows

	For The Years Ended December 31,
	2011	2010
Cash Flows From Operating Activities
Net loss	$(8,880,725)	$(4,089,658)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	53,348	60,540
Amortization of intangible assets	138,201	160,044
Stock-based compensation [2]	2,342,964	216,600
Forgiveness of note receivable - stockholder	187,717	–
Change in fair value of derivative liabilities	(542,283)	(787,433)
Amortization of debt discount	632,380	1,980,224
Amortization of deferred financing costs	347,632	–
Provision for factoring fees	(156,969)	71,210
Deferred rent	2,404	7,456
Changes in operating assets and liabilities:
Accounts receivable	989,018	(239,480)
Prepaid expenses and other current assets	(34,511)	26,886
Accounts payable	203,821	81,198
Accounts payable – related parties	(279,147)	242,237
Due to factor	(767,645)	199,902
Accrued expenses	850,529	370,725
Accrued interest	–	(3,516)
Accrued interest – related parties	327,054	348,160
Deferred revenues	(377,825)	202,622
Deposits and other assets	(4,191)	(2,788)
Total Adjustments	3,912,497	2,934,587
Net Cash Used in Operating Activities	(4,968,228)	(1,155,071)

Cash Flows From Investing Activities
Acquisition of property and equipment	(99,197)	(68,113)
Acquisition of intangible assets	(102,527)	(181,613)
Net Cash Used in Investing Activities	(201,724)	(249,726)

Cash Flows From Financing Activities
Proceeds from notes payable	2,337,980	1,653,757
Repayment of notes payable	–	(200,000)
Deferred financing costs	(347,632)	–
Proceeds from warrant exercise	3,045	–
Issuance of common stock and warrants, net [1]	3,750,315	–
Payment of capital lease obligations	(7,679)	(6,484)
Net Cash Provided by Financing Activities	5,736,029	1,447,273
Net Increase In Cash	566,077	42,476
Cash - Beginning	47,366	4,890
Cash - Ending	$613,443	$47,366

[1] Gross proceeds of $4,205,574, less issuance costs of $455,259.

[2] Includes accrued issuable equity of $1,560,030.

See Notes to these Consolidated Financial Statements

F-6

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Consolidated Statements of Cash Flows - Continued

	For The
	Years Ended December 31,
	2011	2010
Supplemental Disclosures of Cash Flow Information:
Non-cash financing activites:
Conversion of notes payable into shares of common stock	$5,750,757	$–
Conversion of accrued interest into shares of common stock	$688,356	$16,066
Reclassification of derivative liabilities into equity	$1,133,186	$–
Warrants issued in connection with convertible notes	$4,750	$119,495
Accrual of issuable equity	$1,560,030	$–

See Notes to these Consolidated Financial Statements

F-7

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 1 – Organization and Operations

Organization and Operations

Rackwise, Inc., formerly Visual Network Design, Inc., and Subsidiary (collectively “Rackwise” or the “Company”), is headquartered in San Francisco, California with a software development and data center in Research Triangle, North Carolina. The Company creates Microsoft applications for network infrastructure administrators that provide for the modeling, planning, and documentation of data centers. The Company sells its applications in four primary products: Rackwise Standard Edition, Rackwise Enterprise Edition, Rackwise Data Center Manager and Rackwise Web edition.

On August 24, 2010, Cahaba Pharmaceuticals, Inc., a Nevada corporation formed on August 20, 2010 (“Cahaba”) merged with MIB Digital, Inc., a Florida public corporation formed on September 23, 2009. Cahaba was the survivor in the merger and the principal purpose of the merger was to change the domicile of the company from Florida to Nevada. On July 8, 2011, Cahaba merged with Visual Network Design, Inc., a Nevada corporation. Cahaba was the survivor in the merger, but changed its name in the merger to Visual Network Design, Inc. (“Visual”).  On September 29, 2011, Visual merged with Rackwise, Inc., a Nevada corporation formed on September 28, 2011. Visual Network Design, Inc. was the survivor in the merger, but changed its name in the merger to Rackwise, Inc. The sole purpose of the Cahaba to Visual and Visual to Rackwise mergers was to change the company’s name.

Reverse Merger

On September 21, 2011, the predecessor to Rackwise, Inc. and its wholly-owned subsidiary executed a reverse merger agreement (the “Merger Agreement”) with an operating company (Visual Network Design, Inc. d/b/a Rackwise was incorporated in Delaware on January 8, 2003). Pursuant to the Merger Agreement and following the first closing of the First Private Offering (see Note 13 - Equity – Private Offerings – First Private Offering), the stockholders of the operating company received an aggregate of 72.7% of the common stock of the Company as a result of converting each share of common stock of the operating company for (1) approximately 1.27 shares of common stock in the Company (the “Merger Shares”); and (2) approximately 1.27 warrants, each to purchase one-half share of common stock in the Company (the “Merger Warrants”).

An indemnification representative for the operating company’s stockholders executed an Escrow Agreement, whereby it was agreed that 5% of the Merger Shares (3,000,000 shares) due to the operating company’s stockholders would be held in escrow for a two year period. In addition, a Lock-Up Agreement requires that officers, directors, key employees and holders of 10% or more of the Company’s common stock (1) not sell or otherwise transfer their shares for a period of eighteen months; and (2) not register their shares for a period of two years.

The Merger Warrants are exercisable for a period of five years at an exercise price of $0.625 per full share of common stock and are identical to the Investor Warrants (see Note 13 - Equity – Private Offerings – First Private Offering) in all material respects except that (i) the resale of the common stock underlying them is not covered by a registration statement; (ii) the Company may redeem the Merger Warrants only if they are eligible to be exercised on a cashless basis; and (iii) they are only exercisable on a cashless basis in connection with a redemption of the Merger Warrants and only commencing one year after the September 27, 2011 filing of the Current Report on Form 8-K with the SEC regarding the reverse merger.

For financial reporting purposes, the reverse merger represented a capital transaction of the operating company rather than a business combination, because the sellers of the operating company controlled the combined company immediately following the completion of the transaction. The operating company was deemed to be the accounting acquirer in the transaction and, consequently, the transaction was treated as a recapitalization of the operating company.  Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of the operating company and were recorded at the historical cost basis of the operating company. The public holding company had no assets, liabilities or results of operations as of the date of the acquisition.  The number of shares issued and outstanding, additional paid-in capital and all references to share quantities of the Company in these notes have been retroactively adjusted to reflect the equivalent number of shares issued by the Company in the reverse merger, while the operating company’s historical equity is being carried forward. All costs attributable to the reverse merger were expensed as transaction costs.

F-8

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 2 - Significant Accounting Policies

Liquidity, Going Concern and Management’s Plans

The Company, inclusive of the operating company, has incurred substantial recurring losses since its inception. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The Company had available cash of approximately $613,000 at December 31, 2011. During the years ended December 31, 2011 and 2010, the Company used cash in operating activities of approximately $4,968,000 and $1,155,000, respectively. The Company’s working capital deficiency was approximately $3,945,000 as of December 31, 2011. The Company’s accumulated deficit and stockholders’ deficiency at December 31, 2011 was approximately $33,886,000 and $3,652,000, respectively.

Subsequent to December 31, 2011, the Company sold additional common stock and warrants for $1,633,750 of aggregate gross proceeds in the continuing Second Private Offering (see Note 16 – Subsequent Events – Second Private Offering). This capital will be utilized to fund (1) $180,000 - $240,000 per annum of recurring legal and accounting expenses as a result of being a public company; and (2) the Company’s existing operating deficits while an investment is made in the sales, research and development and support functions, which management believes will enable the Company to broaden product line(s) and enhance marketing efforts to increase revenues and eventually generate operating surpluses.  The Company believes it will be successful in these efforts; however, there can be no assurance the Company will meet its revenues forecasts or, if necessary, be successful in raising additional debt or equity financing to fund its operations on terms agreeable to the Company. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company were unable to continue as a going concern.

Principles of Consolidation

The balance sheets, results of operations and cash flows of the Company and its wholly-owned subsidiary have been included in its consolidated financial statements. All intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities, and reported amounts of revenues and expenses in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates. The significant estimates and assumptions of the Company are stock-based compensation, the useful lives of fixed assets and intangibles, depreciation and amortization, the allowances for factoring fees and income taxes, and the fair value of derivative liabilities and warrants.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of 90 days or less at the date of acquisition to be cash equivalents. There are no cash equivalents as of December 31, 2011 and 2010.

F-9

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 2 - Significant Accounting Policies – Continued

Accounts Receivable and Allowance for Doubtful Accounts

The Company recognizes an allowance for doubtful accounts to ensure that accounts receivable are not overstated due to uncollectibility. At the time accounts receivable are originated, the Company considers a reserve for doubtful accounts based on the creditworthiness of customers.  The provision for uncollectible amounts is continually reviewed and adjusted to maintain the allowance at a level considered adequate to cover future losses.   The allowance is management’s best estimate of uncollectible amounts and is determined based on historical performance that is tracked by the Company on an ongoing basis.  During the years ended December 31, 2011 and 2010, the Company’s losses from bad debts were not material. The losses ultimately incurred could differ materially in the near term from the amounts estimated in determining the allowance.

In addition, the Company also factors its receivables with full recourse and, as a result, accounts for the factoring akin to a secured borrowing, maintaining the gross receivable asset and due to factor liability on its books and records. In connection with the factoring of its receivables, the Company estimates an allowance for factoring fees associated with the collections. These fees range from 2% to 30% depending on the actual timing of the collection. The actual recognition of such fees may differ from the estimates depending upon the timing of collections.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash and cash equivalents, receivables, accounts payable, accrued expenses and deferred revenue, approximated fair value as of the balance sheet date presented, because of the relatively short maturity dates on these instruments. The carrying amounts of the financing arrangements issued approximate fair value as of the balance sheet date presented, because interest rates on these instruments approximate market interest rates after consideration of stated interest rates, anti-dilution protection and associated warrants.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the applicable assets ranging from three to five years. Expenditures for maintenance and repairs that do not improve or extend the expected lives of the assets are expensed to operations, while expenditures for major upgrades to existing items are capitalized. Upon retirement or other disposition of these assets, the costs and related accumulated depreciation and amortization of these assets are removed from the accounts and the resulting gains or losses are reflected in the consolidated results of operations.

Accounting for Impairment of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets in accordance with Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) Topic 360, which requires recognition of impairment of long-lived assets in the event an indication of impairment exists and the net book value of such assets exceeds the expected future net cash flows attributable to such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less the cost to sell. As of December 31, 2011, management does not believe there has been any impairment of long-lived assets.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses the binomial lattice options pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the instrument could be required within 12 months of the balance sheet date.

F-10

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 2 - Significant Accounting Policies – Continued

Concentration of Credit Risk and Customers

Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company's cash and cash equivalents are deposited with major financial institutions. At times, such deposits may be in excess of the Federal Deposit Insurance Corporation insurable amount. The Company generally does not require collateral from its customers and generally requires payment in 30 days. The Company evaluates the collectability of its accounts receivable and provides an allowance for potential credit losses as necessary. Historically, such losses have been within management’s expectations.

Revenues derived from customers in the United Kingdom denominated in U.S. dollars were approximately $68,000 and $208,000 during the years ended December 31, 2011 and 2010, respectively. Revenues derived from customers in Austria denominated in U.S. dollars were approximately $27,000 and $15,000 during the years ended December 31, 2011 and 2010, respectively. Revenues derived from customers in Australia denominated in U.S. dollars were approximately $39,000 and $44,000 during the years ended December 31, 2011 and 2010, respectively. Revenues derived from customers in Canada denominated in U.S. dollars were approximately $10,000 and $64,000 during the years ended December 31, 2011 and 2010, respectively. All remaining revenues were derived from customers in the United States of America. All of the Company’s long-lived assets are located in the United States of America. No customer exceeded 10% of revenues during the years ended December 31, 2011 and 2010.

Deferred Financing Costs

The Company has recorded deferred financing costs as a result of fees incurred by the Company in conjunction with its debt financing activities. These costs were amortized using the straight-line method over the shorter of (a) the term of the related debt or (b) the expected conversion date of the debt into equity instruments, which approximates the effective interest method. The deferred financing costs were written off upon conversion of the Convertible Bridge Notes on September 21, 2011.

Capitalized Software Development Costs

The Company capitalizes software development costs in accordance with FASB issued ASC Topic 985 “Software”. Capitalization of software development costs begins upon the determination of technological feasibility. The determination of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors, including anticipated future gross product revenues, estimated economic life and changes in hardware and software technology. Historically, software development costs incurred subsequent to the establishment of technological feasibility have not been material.

Revenue Recognition

In accordance with ASC topic 985-605, “Software Revenue Recognition,” perpetual license revenue is recognized when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the sales price is fixed or determinable; and (iv) collectability is reasonably assured. Delivery is considered to have occurred when title and risk of loss have been transferred to the customer, which generally occurs after a license key has been delivered electronically to the customer. The Company’s perpetual license agreements do not (a) provide for a right of return, (b) contain acceptance clauses, (c) contain refund provisions or (d) contain cancellation provisions.

In the case of the Company’s (a) subscription-based licenses, and (b) maintenance arrangements, when sold separately, revenues are recognized ratably over the service period. The Company defers revenue for software license and maintenance agreements when cash has been received from the customer and the agreement does not qualify for recognition under ASC Topic 985-605.  Such amounts are reflected as deferred revenues in the accompanying financial statements.  The Company’s subscription license agreements do not (a) provide for a right of return, (b) contain acceptance clauses, (c) contain refund provisions or (d) contain cancellation provisions.

The Company provides professional services to its customers. Such services, which include training, installation, and implementation, are recognized when the services are performed. The Company also provides volume discounts to various customers. In accordance with ASC Topic 985-605, the discount is allocated proportionally to the delivered elements of the multiple-element arrangement and recognized accordingly.

F-11

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 2 - Significant Accounting Policies – Continued

Revenue Recognition – Continued

For software arrangements with multiple elements, which in its case are comprised of (1) licensing fees, (2) professional services, and (3) maintenance/support, revenue is recognized dependent upon whether vendor specific objective evidence (“VSOE”) of fair value exists for separating each of the elements. Licensing rights are generally delivered at time of invoice, professional services are delivered within one to six months and maintenance is for a twelve month contract.  Accordingly, licensing revenues are recognized upon invoice, professional services are recognized when the services have been performed and maintenance revenue is amortized over a twelve month period. The Company determined that VSOE exists for both the delivered and undelivered elements of its multiple-element arrangements.  The Company limits its assessment of fair value to either (a) the price charged when the same element is sold separately or (b) the price established by management having the relevant authority. There may be cases, however, in which there is objective and reliable evidence of fair value of the undelivered item(s) but no such evidence for the delivered item(s). In those cases, the selling price method is used to allocate the arrangement consideration, if all other revenue recognition criteria are met. Under the selling price method, the amount of consideration allocated to the delivered item(s) is calculated based on estimated selling prices.

The Company manages the business as a single segment, but it has revenues from multiple sources.  Management does not segregate the direct cost of revenue by the revenue source.

	For The Years Ended
	December 31,
	2011	2010
Licensing	$587,059	$1,139,846
Subscription	339,690	394,164
Maintenance	1,037,859	852,885
Professional services	55,440	221,914
Total revenues	$2,020,048	$2,608,809

Intangible Assets

All of the Company’s intangible assets consist of shapes purchased directly from a graphics designer for the Company’s database library that are schematics of specific computer equipment. These shapes having a finite life are valued at cost and are utilized in the Company’s software with multiple customers in order to enable them to visualize and differentiate the specific computer equipment in their overall network. For example, the Company’s software’s graphical user interface displays a unique shape for each make and model of computer server. Intangible assets are recorded at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of 2.5 years.

Research and Development Costs

Research and development costs are charged to operations as incurred and consist primarily of salaries, consulting services and other direct expenses.

Advertising Costs

The Company expenses advertising costs to operations as incurred. For the years ended December 31, 2011 and 2010, such costs were not material.

Debt Discount and Amortization of Debt Discount

Debt discount represents the fair value of embedded conversion options of various convertible debt instruments and attached convertible equity instruments issued in connection with debt instruments. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the straight-line method which approximates the interest method. The amortization of debt discount is included as a component of other expenses in the accompanying statements of operations.

F-12

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 2 - Significant Accounting Policies – Continued

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period enacted. A valuation allowance is provided when it is more likely than not that a portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and the reversal of deferred tax liabilities during the period in which related temporary differences become deductible. The benefit of tax positions taken or expected to be taken in the Company’s income tax returns are recognized in the financial statements if such positions are more likely than not of being sustained. Interest costs and related penalties related to unrecognized tax benefits are required to be calculated, if applicable. No interest and penalties were recorded during the years ended December 31, 2011 and 2010, respectively. As of December 31, 2011 and December 31, 2010, no liability for unrecognized tax benefits was required to be reported.

Stock-Based Compensation

The Company has an equity plan which allows for the granting of stock options to its employees, directors and consultants for a fixed number of shares with an exercise price equal to the fair value of the shares at date of grant. The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Since the shares underlying the Company’s equity are not currently registered, the fair value of the Company’s restricted equity instruments was estimated based on historical observations of cash prices paid for the Company's restricted common stock.

Stock-based compensation for directors is reflected in general and administrative expenses in the consolidated statements of operations. Stock-based compensation for employees and consultants could be reflected in (a) sales and marketing expenses; (b) research and development expenses; or (c) general and administrative expenses in the consolidated statements of operations.

Reclassifications

Certain prior period amounts have been reclassified for comparative purposes to conform to the fiscal 2011 presentation. These reclassifications have no impact on previously reported net loss.

Net Loss Per Common Share

Basic net loss per share is computed by dividing the net loss applicable to common shares by the weighted average number of common shares outstanding during the period. Weighted average shares outstanding for the year ended December 31, 2011 (1) includes the weighted average underlying shares exercisable with respect to the 1,609,747 warrants exercisable at prices of $0.01 per share or less prior to the reverse merger; and (2) excludes the weighted average impact of the 3,000,000 escrowed shares. Weighted average shares outstanding for the year ended December 31, 2010 includes the weighted average underlying shares exercisable with respect to the 1,609,747 warrants exercisable at prices of $0.01 per share or less. In accordance with the accounting literature, (1) the Company has given effect to the issuance of these warrants in computing basic net loss per share because the underlying shares are issuable for little or no cash consideration; and (2) the Company has excluded the impact of the escrowed shares because they are contingently returnable. Diluted net loss per common share adjusts basic net loss per common share for the effects of potentially dilutive financial instruments, only in the periods in which such effects exist and are dilutive. At December 31, 2011, outstanding stock warrants to purchase 48,362,014 shares of common stock were excluded from the calculation of diluted net loss per common share because their impact would have been anti-dilutive. At December 31, 2010, outstanding stock options and warrants to purchase 14,400,392 and 11,839,097 shares of common stock, respectively, were excluded from the calculation of diluted net loss per common share because their impact would have been anti-dilutive.

F-13

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 2 - Significant Accounting Policies – Continued

Recent Accounting Pronouncements

In May 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-04, Fair Value Measurement (Topic 820). This updated accounting guidance establishes common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (“IFRS”). This guidance includes amendments that clarify the intent about the application of existing fair value measurements and disclosures, while other amendments change a principle or requirement for fair value measurements or disclosures. The guidance provided by this update becomes effective for interim and annual periods beginning on or after December 15, 2011. The adoption of this standard is not expected to have a material impact on the Company’s financial position or results of operations.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. This guidance improves the comparability, consistency and transparency of financial reporting and increases the prominence of items reported in other comprehensive income. The guidance provided by this update becomes effective for interim and annual periods beginning on or after December 15, 2011. The adoption of this standard is not expected to have a material impact on the Company’s financial position or results of operations.

Note 3 - Property and Equipment

Property and equipment consists of the following at December 31, 2011 and 2010:

	December 31,
	2011	2010
Computer and office equipment	$314,483	$220,362
Furniture and fixtures	12,835	12,835
Computer software	60,439	55,363
	387,757	288,560
Less: Accumulated depreciation	257,685	204,337

Property and equipment, net	$130,072	$84,223

The depreciation expense recorded was $53,348 and $60,540 for the years ended December 31, 2011 and 2010, respectively. The Company leases equipment of approximately $31,500 pursuant to a capital lease and such equipment was fully depreciated as of December 31, 2011 and 2010.

Note 4 - Intangible Assets

Intangible assets consisted of the following at December 31, 2011 and 2010:

	December 31,
	2011	2010
Computer equipment schematics	$1,741,754	$1,639,226
Less: Accumulated amortization	1,579,302	1,441,100
Intangible assets, net	$162,452	$198,126

All of the Company’s intangible assets consist of shapes purchased directly from a graphics designer for the Company’s database library that are schematics of specific computer equipment. These shapes having a finite life are valued at cost and are utilized in the Company’s software with multiple customers in order to enable them to visualize and differentiate the specific computer equipment in their overall network. For example, the Company’s software’s graphical user interface displays a unique shape for each make and model of computer server.

The amortization expense for the years ended December 31, 2011 and 2010 was $138,201 and $160,044, respectively. As of December 31, 2011, the average remaining amortization period was 19 months. Future amortization expense of intangible assets is expected to be approximately $107,000 for 2012, $43,000 for 2013 and $12,000 for 2014. No amortization expense is expected to be recognized after 2014 related to intangible assets existing as of December 31, 2011.

F-14

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 5 - Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2011	2010
Accrued commissions	$164,123	$27,890
Accrued payroll	328,942	95,067
Accrued payroll taxes(1)	537,289	297,622
Accrued vacation	150,207	134,251
Accrued professional fees	262,492	32,517

Total accrued expenses	$1,443,053	$587,347

(1)   Includes accrual for interest and penalties.

Accrued expenses include liabilities for unpaid payroll taxes along with an estimate of related interest and penalties. In 2011, the IRS placed Federal tax liens aggregating approximately $502,000 against the Company in connection with these unpaid payroll taxes. The Company is currently in discussions with the IRS to implement an installment payment plan.

Note 6 – Note Receivable – Stockholder

The Company held a note receivable from a stockholder for $187,717 as of December 31, 2010, that earned interest at 3.25% per annum. During 2008, the stockholder exercised options to purchase shares of the Company’s common stock. Upon exercise of the options, the stockholder signed a note in favor of the Company for $187,717 to satisfy the exercise price obligation. The note was scheduled to mature on the earlier of December 2013 or upon the sale of the shares by the stockholder. As the loan was used to fund the purchase of Company equity, the related receivable has been classified as a reduction of equity. The interest income for the years ended December 31, 2011 and 2010 was negligible.

On July 29, 2011, the Company’s board of directors approved that, immediately prior to, and conditioned upon the effectiveness of the reverse merger, the note receivable of $187,717 from a stockholder of the Company was written-off after being forgiven by the Company and charged to general and administrative expenses in the consolidated statements of operations along with a special bonus of approximately $143,000 to cover taxes associated with income to the stockholder from the forgiveness of the note.

Note 7 – Capital Lease Obligation

The Company leases equipment under a capital lease obligation. Future minimum payments required under the lease are as follows:

Years ending December 31:
2012	$4,550
4,550
Less: amount representing interest	735
3,815
Less: Current portion of capital lease obligation	3,815
Non-current portion of capital lease obligation	$–

Interest expense associated with the capital lease obligation was negligible during the years ended December 31, 2011 and 2010, respectively.

F-15

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 8 – Notes Payable

In April 2009, the Company issued a $100,000 convertible note payable bearing interest at a rate of 10% per annum which was due in April 2014. The note was secured in accordance with the terms of a security agreement, whereby the note holder had a security interest in the assets of the Company. Accrued interest on the note was payable in shares of common stock for the first two years and accordingly, accrued interest for the years ended December 31, 2011 and 2010 of $2,500 and $10,000, respectively, was converted into 9,924 and 40,700 shares of common stock, respectively. Interest accrued but not converted into shares of common stock for the year ended December 31, 2011 was $2,500. The note is convertible at the option of the holder into a unit, consisting of one share of common stock and a two-year warrant to purchase one-half share of common stock of the Company at an exercise price equal to the effective per-share price of the conversion. The Company calculated the fair value of the embedded conversion option using the binomial lattice options pricing model on the date of issuance and the value of the conversion option was deemed to be immaterial. On September 21, 2011, just prior to the reverse merger, this non-bridge note and the related accrued interest was converted into equity. See Note 13, Equity – Conversion of Non-Bridge Notes, for additional details.

During the year ended December 31, 2011, the Company issued $2,275,000 of Convertible Bridge Notes to third parties which matured between October 2011 and February 2012. The Convertible Bridge Notes bore interest at 10% per annum. The Convertible Bridge Notes were secured in accordance with the terms of a security agreement, whereby the note holders had a security interest in all of the equipment, inventory and goods owned by the Company. On September 21, 2011, upon the closing of the reverse merger, all amounts due plus the aggregate accrued interest on these Convertible Bridge Notes converted into units of the public company at $0.25 per unit. A unit consisted of one share of common stock of the public company and an immediately-vested, five-year warrant to purchase half of a share of common stock of the public company at a price of $0.625 per share. See Note 13, Equity – Private Offerings – First Private Offering, for additional details.

Note 9 – Notes Payable – Related Parties

As of December 31, 2011 and December 31, 2010, the Company had the following notes payable outstanding with its related parties:

	December 31,
	2011	2010

Various 12% convertible notes payable to a related party, due various dates 12 months after issuance - (A)	$–	$3,070,520

Various 12% convertible notes payable to a related party, due various dates 12 months after issuance - (B)	–	182,237

12% convertible note payable to a related party, due August 15, 2011 - (C)	–	60,000

5% note payable to a stockholder, due June 10, 2008, the note was in default at December 31, 2011 and 2010 - (D)	50,000	50,000

	50,000	3,362,757

Less : Deferred debt discount	–	(598,016)

Notes payable - related parties	$50,000	$2,764,741

F-16

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 9 – Notes Payable – Related Parties – Continued

(A)	In August of 2009, the Company entered into an agreement (the “Borrowing Agreement”) with a related party to borrow funds at various intervals under terms specified in such Borrowing Agreement. The funds borrowed under the Borrowing Agreement were convertible at the option of the holder into units of the Company’s securities at the lesser of (i) $0.252 per unit or (ii) 80% of the purchase price per share of common stock in the first equity or convertible debt financing of the Company of not less than $500,000 in aggregate proceeds. A unit consisted of one share of the Company’s common stock and one two-year warrant to purchase one share of common stock at an exercise price of $0.252. In connection with the issuance of the notes, the Company also granted a five-year warrant to purchase 333 shares of the Company’s common stock at an exercise price of $0.252 per share for each $1,000 of principal amount. During the years ended December 31, 2011 and 2010, the Company obtained new funds covered by that Borrowing Agreement for an aggregate borrowing of $60,000 and $1,550,520, respectively. The notes bore interest at 12% per annum and were originally due 12 months from the respective dates of the issuance. The notes were secured in accordance with the terms of a security agreement, whereby the note holder has a security interest in the assets of the Company. Accrued interest on the notes as of December 31, 2011 and 2010 was $0 and $316,097, respectively.

The conversion price of the notes was not fixed and determinable on the date of issuance and as such in accordance with ASC Topic 815 “Derivatives and Hedging” (“ASC 815”), the embedded conversion options of the notes on the date of issuance were valued using the binomial lattice options pricing model and recorded as derivative liabilities (see Note 10, Derivative Liabilities – Related Parties). The fair value of the conversion options and five-year warrants issued in connection with the notes on the date of issuance aggregated $2,618,202, and were recorded as debt discount. The debt discount was amortized through the term of the notes. During the year ended December 31, 2011, the Company issued five-year warrants to purchase an aggregate of 25,327 shares of the Company’s common stock at an exercise price of $0.252 per share. Upon conversion of these notes, the Company was obligated to issue two-year warrants to purchase an aggregate of 12,427,308 shares of the Company’s common stock at an exercise price of $0.252 per share.

(B)	Another related party also received convertible notes and warrants pursuant to the Borrowing Agreement and certain other note agreements. In accordance with these agreements, the Company issued convertible notes equivalent to 5% of the face amount of the convertible notes described in paragraph (A) above and other convertible notes. During the years ended December 31, 2011 and 2010, an aggregate of $3,000 and $103,237 of notes payable had been issued in conjunction with these agreements. These notes were convertible and bore interest as described in paragraph (A) above. Accrued interest on the notes as of December 31, 2011 and 2010 was $0 and $39,454, respectively.

The conversion price of the notes is not fixed and determinable on the date of issuance and as such in accordance with ASC 815, the embedded conversion option of the notes on the date of issuance was valued using binomial lattice options pricing model and recorded as derivative liabilities (see Note 10, Derivative Liabilities – Related Parties). The aggregate relative fair value of the conversion options and five-year warrants issued in connection with the notes on the date of issuance was $185,237 in the aggregate and was recorded as debt discount. The debt discount was amortized through the term of the note. During the year ended December 31, 2011, the Company issued five-year warrants to purchase an aggregate of 25,327 shares of the Company’s common stock at an exercise price of $0.252 per share. Upon conversion of these notes, the Company was obligated to issue two-year warrants to purchase an aggregate of 638,377 shares of the Company’s common stock at an exercise price of $0.252 per share.

(C)	In August 2009, the Company entered into a $60,000 convertible note with a related party under the same agreement referred to above. The note bears interest at a rate of 12% per annum and was originally due in September 2009, which was further extended through August 15, 2011. Accrued interest on the note as of December 31, 2010 and 2009 was $8,250 and $2,250, respectively. The note was convertible at the option of holder into a unit of the Company’s securities at the lesser of (i) $0.319 per unit or (ii) 80% of the purchase price of a share of common stock in the first equity or convertible debt financing of the Company of not less than $500,000 in aggregate proceeds. A unit consists of one share of the Company’s common stock and one two-year warrant to purchase one share of common stock at an exercise price of $0.319.

F-17

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 9 – Notes Payable – Related Parties – Continued

The conversion price of the note is not fixed and determinable on the date of issuance and as such, in accordance with ASC 815, the embedded conversion option of the notes on the date of issuance was valued using the binomial lattice options pricing model. The value of the embedded conversion option and the fair value of the five year warrant issued in connection with the notes were deemed immaterial on the date of issuance. During the year ended December 31, 2009, the Company issued five-year warrants to purchase an aggregate of 20,000 shares of common stock at an exercise price of $0.319 per share. Upon conversion of this note the Company is obligated to issue a two-year warrant to purchase an aggregate of 188,088 shares of common stock at an exercise price of $0.319 per share.

(D)	In December 2003, the Company issued a $50,000 note payable to a stockholder. The note bears interest at a rate of 5% per annum and was due in August 2008. At December 31, 2010 and 2009, the balance outstanding was $50,000. The note was in default at December 31, 2010 and 2009. Accrued interest related to the note for the years ended December 31, 2010 and 2009 was $5,147 and $2,647, respectively, which is included in accrued interest in the accompanying balance sheet.

During the years ended December 31, 2011 and 2010, the Company recorded aggregate amortization of debt discount of $632,380 and $1,980,224, respectively. At December 31, 2011 and 2010, the outstanding balance of the unamortized debt discount was $0 and $598,016, respectively.

On September 21, 2011, just prior to the reverse merger, all of the convertible notes, plus the related accrued interest, were converted into equity. See Note 13, Equity – Conversion of Non-Bridge Notes, for additional details.

Note 10 – Derivative Liabilities – Related Parties

In accordance with ASC 815-40, “Derivatives and Hedging - Contracts in Entity's Own Equity”, instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The Company has determined that embedded conversion options of various notes payable which do not have fixed settlement provisions and accordingly are not indexed to its own stock, are deemed to be derivative liabilities. The embedded conversion options of the various notes issued by the Company do not have fixed settlement provisions as the conversion and exercise prices are not fixed and determinable on the date of issuance. In accordance with ASC Topic 718, “Stock Compensation” (“ASC 718”), the conversion options of the notes were bifurcated from their respective host contracts and recognized as derivative liabilities. The warrants issued in connection with the notes payable were not deemed to be derivative liabilities because they have a fixed settlement provision. The fair values of these derivative liabilities are re-measured at the end of every reporting period with the change in value reported in the statement of operations.

F-18

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 10 – Derivative Liabilities – Related Parties – Continued

The fair values of the embedded conversion options, which are associated with notes payable issued to related parties, were measured using the binomial lattice options pricing model with the following assumptions:

	For The Years Ended
	December 31,
	2011	2010
Note payable (Group 1)
Risk free rate	0.10% - 0.17%	0.19%
Expected volatility	65% - 70%	65%
Expected life (in years)	0.13 - 0.38	0.63
Expected dividend yield	0%	0%

Note payable (Group 2)
Risk free rate	0.10% - 0.17%	0.19%
Expected volatility	65% - 70%	65%
Expected life (in years)	0.13 - 0.38	0.63
Expected dividend yield	0%	0%

Note payable (Group 3)
Risk free rate	0.10% - 0.17%	0.19%
Expected volatility	65% - 70%	65%
Expected life (in years)	0.13 - 0.38	0.63
Expected dividend yield	0%	0%

Note payable (Group 4)
Risk free rate	0.10% - 0.17%	0.19%
Expected volatility	65% - 70%	65%
Expected life (in years)	0.13 - 0.38	0.63
Expected dividend yield	0%	0%

The risk-free interest rate was based on the rates of treasury securities with the same terms as the terms of the instruments. The Company based expected volatility on the historical volatility for ten comparable publicly traded company’s common stock. The expected life of the notes was based on the maturity of the notes. The expected dividend yield of zero was based upon the fact that the Company has not historically paid dividends, and does not expect to pay dividends in the future.

On September 21, 2011, immediately prior to, and conditioned upon the effectiveness of the reverse merger, all of the outstanding non-bridge convertible notes and the related accrued interest converted into equity. See Note 13, Equity – Conversion of Non-Bridge Notes, for additional details. At September 21, 2011 and December 31, 2010, the derivative liability associated with the embedded conversion options of notes issued to related parties was revalued at $1,133,186 and $1,645,852, respectively. On September 21, 2011, the derivative liability balance of $1,133,186 was reclassified to equity. The gain on change in fair value of derivative liabilities, included in other income in the accompanying statements of operations was $542,283 and $787,433 for the years ended December 31, 2011 and 2010, respectively.

F-19

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 11 – Fair Value Measures

The FASB’s accounting standard for fair value measurements establishes a valuation hierarchy for disclosure of the inputs to valuation used to measure fair value. This hierarchy prioritizes the inputs into three broad levels as follows. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument. Level 3 inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value. A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

The following table provides the assets and liabilities carried at fair value measured on a recurring basis as of December 31, 2011 and December 31, 2010, respectively:

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total

Derivative liabilities:
December 31, 2011	$–	$–	$–	$–
December 31, 2010	$–	$–	$1,645,852	$1,645,852

The derivative liabilities are measured at fair value using the binomial lattice options pricing model and are classified within Level 3 of the valuation hierarchy. There were no changes in the valuation techniques during the years ended December 31, 2011 and 2010 (see Note 10, Derivative Liabilities – Related Parties).

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis:

	For The Years Ended
	December 31,
	2011	2010

Fair value, beginning of period	$1,645,852	$1,328,784
Derivative liabilities recorded during the period	29,617	1,104,501
Reclassification of derivative liability to equity	(1,133,186)	–
Net unrealized (gain) loss on derivative financial instruments	(542,283)	(787,433)
Fair value, end of period	$–	$1,645,852

Note 12 – Income Taxes

The Company files tax returns in U.S. Federal, state and local jurisdictions, including California and North Carolina, and has tax returns subject to examination by tax authorities beginning in the year ended December 31, 2008.

The income tax provision (benefit) consists of the following:

	For The Years Ended
	December 31,
	2011	2010
Federal
Current	$–	$–
Deferred	(1,655,911)	(1,194,485)

State and local
Current	–	–
Deferred	(292,220)	(210,791)
	(1,948,131)	(1,405,276)
Change in valuation allowance	1,948,131	1,405,276
Income tax provision (benefit)	$–	$–

F-20

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 12 – Income Taxes – Continued

For the periods ended December 31, 2011 and December 31, 2010, the expected tax expense (benefit) based on the statutory rate is reconciled with the actual tax expense (benefit) as follows:

	For The Years Ended
	December 31,
	2011	2010
US federal statutory rate	(34.0%)	(34.0%)
State income tax, net of federal benefits	(6.0%)	(6.0%)
Permanent differences
Fines and penalties	0.4%	0.0%
Stock based compensation	3.4%	0.0%
Merger expenses	5.7%	0.0%
Reclassification of derivative liability to equity	5.1%	0.0%
Other	3.5%	0.0%
Change in valuation allowance	21.9%	40.0%

Income tax provision (benefit)	0.0%	0.0%

As of December 31, 2011 and December 31, 2010, the Company’s deferred tax assets consisted of the effects of temporary differences attributable to the following:

	For The Years Ended
	December 31,
	2011	2010
Net operating loss	$6,828,982	$4,748,894
Stock based compensation	788,508	213,072
Fixed assets	5,482	3,751
Intangible assets	82,830	49,894
Debt discount on warrants	–	534,084
Mark-to-market of conversion options	–	429,397
Accrued vacation	60,083	53,700

Total deferred tax assets	7,765,885	6,032,792

Valuation allowance	(7,765,885)	(5,817,754)

Deferred tax asset, net of allowance	–	215,038

Deferred tax liability,
amortization of conversion option	–	(215,038)

Net deferred tax assets (liabilities)	$–	$–

For the years ended December 31, 2011 and December 31, 2010, the Company had approximately $17,072,000 and $11,872,000 of federal and state net operating loss carryovers which begin to expire in 2023. These net operating loss carryovers are subject to limitation under Section 382 of the Internal Revenue Code when there is a greater than 50% ownership change, as determined under the regulations. Based on the Company’s analysis, there was a change of control in June 2009, and we have determined that due to the annual limitation under Section 382, $7,330,420 of net operating losses will expire unused. Therefore, we have reduced the related deferred tax asset for net operating loss carryovers by $2,932,168 in the year ended December 31, 2009.

F-21

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 12 – Income Taxes – Continued

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the future generation of taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and taxing strategies in making this assessment. Based on this assessment, management has established a full valuation allowance against all of the net deferred tax assets for each period, since it is more likely than not that all of the deferred tax assets will not be realized. The increase in the valuation allowance for the years ended December 31, 2011 and 2010 was $1,948,131 and $1,405,276, respectively.

Note 13 – Equity

Authorized Capital

Effective with the Reverse Merger on September 21, 2011 (see Note 1 – Organization and Operations – Reverse Merger), the Company’s authorized capital became as follows:

The Company is authorized to issue up to 300,000,000 shares of common stock, which has a par value of $0.0001 per share. The holders of the Company’s common stock are entitled to one vote per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Except as otherwise provided by law, amendments to the articles of incorporation generally must be approved by a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock. The amended and restated articles of incorporation do not provide for cumulative voting in the election of directors. The common stock holders will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. Upon liquidation, dissolution or winding up of the Company, the common stock holders will be entitled to receive pro rata all assets available for distribution to such holders, subject to the rights of holders of preferred stock, if any.

The Company is authorized to issue 10,000,000 shares of blank check preferred stock, which has a par value of $0.0001 per share.

Consulting Agreements

On August 21, 2011, the Company entered into a three-month agreement for public relations and financial communications services. In consideration of services to be rendered, the Company agreed to pay $15,000 in cash per month in advance, for an aggregate of $45,000, and, subject to the consummation of the reverse merger, to issue 70,000 shares of vested Company common stock per month, for an aggregate of 210,000 shares, of which, 70,000 shares remained unissued as of December 31, 2011. Accordingly, the Company has accrued the equity issuance liability of $15,960. The Company valued the shares and recorded the full value of shares and cash payments as consulting expense at each issuance date. For the year ended December 31, 2011, the Company recorded stock-based compensation expense of $47,880, included in general and administrative expenses in the accompanying statements of operations.

On December 19, 2011, the Company renewed the above agreement for public relations and financial communications services for an additional three-month term. In consideration of services to be rendered, the Company agreed to pay $7,500 in cash per month in advance, for an aggregate of $22,500, and to issue 25,000 shares of vested Company common stock per month, for an aggregate of 75,000 shares. On February 3, 2012, the Company terminated this agreement for non-performance. No shares were issued and no stock-based compensation expense was recorded related to this renewal agreement.

F-22

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 13 – Equity – Continued

Consulting Agreements – Continued

On November 16, 2011, the Company entered into a twelve-month agreement for investor relations services. In consideration of services to be rendered, the Company agreed to pay $6,000 in cash per month in advance, for an aggregate of $72,000, and to immediately issue 500,000 shares of vested Company common stock, plus an additional 500,000 shares of common stock at the six month anniversary of the agreement. The Company valued the shares and recorded the full value of issued shares and cash payments as consulting expense at the issuance date. For the year ended December 31, 2011, the Company recorded stock-based compensation expense of $114,000 (value of the first 500,000 shares), included in general and administrative expenses in the accompanying statements of operations. On January 11, 2012, the Company terminated this agreement.  On January 16, 2012, the Company entered into a settlement agreement whereby the consultant agreed to return 250,000 shares of common stock to the Company for cancellation.

On November 30, 2011, the Company entered into a six-month agreement for investor relations services. In consideration of services to be rendered, the Company agreed to pay a minimum of $7,000 in cash per month in advance (subject to supplemental performance-based bonuses), for an aggregate of $42,000, and to immediately issue 75,000 shares of vested Company common stock, of which, 75,000 shares remained unissued as of December 31, 2011. Accordingly, the Company has accrued the equity issuance liability of $17,100. The Company valued the shares and recorded the full value as consulting expense at the issuance date. For the year ended December 31, 2011, the Company recorded stock-based compensation expense of $17,100, included in general and administrative expenses in the accompanying statements of operations.

Conversion of Non-Bridge Notes

On September 21, 2011, immediately prior to, and conditioned upon the effectiveness of the reverse merger, $3,475,757 face value of the outstanding non-bridge convertible notes, plus aggregate accrued interest of $623,362, converted into shares of the operating company’s common stock, which were ultimately exchanged for an aggregate of 19,533,586 shares of the Company’s common stock, plus immediately-vested, five-year Merger Warrants to purchase 9,766,793 shares of common stock at an exercise price of $0.625 per share, pursuant to the terms of the Merger Agreement. The noteholders waived their rights to two-year warrants in the operating company in favor of the Merger Warrants. See Note 1 - Organization and Operations – Reverse Merger.

Private Offerings

First Private Offering

In July 2011, the public company commenced a private offering (the “First Private Offering”) pursuant to which, on September 21, 2011, the Company had an initial closing on the sale of investor units (“Units”), at a price of $0.25 per Unit. The initial closing on the sale of Units included the conversion of $2,275,000 of principal, plus $64,438 of accrued interest, from the Convertible Bridge Notes previously received by the Company between April 2011 and August 2011. Inclusive of the conversion of the Convertible Bridge Notes, between September 2011 and November 2011, the First Private Offering raised an aggregate of $4,739,300 net proceeds ($5,077,812 gross proceeds reduced by $338,512 of offering costs). Each Unit consisted of one share of common stock (deemed to represent $0.022 of the per Unit cost) and a warrant to purchase one-half share of the Company’s common stock (deemed to represent $0.228 of the per Unit cost) (the “Investor Warrants”), such that 20,311,252 shares of common stock and Investor Warrants to purchase 10,155,627 shares of the Company’s common stock were issued.

The Investor Warrants are exercisable for a period of five years at an exercise price of $0.625 per full share of common stock. The Investor Warrants may be called for redemption by the Company at any time upon not less than 30 or more than 60 days prior written notice, provided that, at the time of delivery of such notice, (i) there is a registration statement covering the resale of the shares underlying the warrants; (ii) the average closing bid price for the Company’s common stock for each of the 20 consecutive trading days prior to the date of the notice of redemption is at least $1.25, as proportionally adjusted to reflect any stock splits, stock dividends, combinations of shares or like events; and (iii) the average trading volume for the Company’s common stock is at least 50,000 shares per day during the 20 consecutive trading days prior to the date of the notice of redemption and that during such 20-day period there is no more than one trading day in which there is no trading in the Company’s common stock.

F-23

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 13 – Equity – Continued

Private Offerings – Continued

First Private Offering – Continued

The Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. Alternatively, the Investor Warrants may be exercised on a cashless basis commencing one year after the September 27, 2011 filing of the Current Report on Form 8-K with the SEC regarding the reverse merger if no registration statement registering the shares underlying the investor warrants is then in effect. The exercise price and number of shares of common stock issuable on exercise of the investor warrants may be adjusted in certain circumstances including stock splits, stock dividends, and future issuances of the Company’s equity securities without consideration or for consideration per share less than $0.25 (as specified in the warrant agreement).

The placement agent for the First Private Offering received a cash commission of 10% of the funds raised from investors in the offering that were directly attributable to the placement agent. In addition, the placement agent received five-year warrants to purchase shares of the Company’s common stock equal to 10% of the Units sold to investors in the First Private Offering (the “Broker Warrants”). As a result of the foregoing arrangement, the placement agent (1) was paid cash commissions of $150,500; (2) was reimbursed for certain out-of-pocket expenses; and (3) was issued five-year Broker Warrants to purchase 602,000 shares of the Company’s common stock. In addition, the placement agent acted as a finder in connection with the Convertible Bridge Note financing. In such capacity, it earned a fee of $2,500 related to the issuance of a $25,000 Convertible Bridge Note, plus a warrant, which was converted upon the initial closing of the First Private Offering into a warrant to purchase up to 10,000 shares of the public company common stock.

The Broker Warrants are identical to the Investor Warrants in all material respects except that (i) the resale of the common stock underlying them is not covered by a registration statement; and (ii) they have an exercise price of $0.25 per share of common stock.

On September 21, 2011, the Company executed a registration rights agreement, whereby the Company committed to file a registration statement covering the resale of the common stock underlying the Units sold or to be sold in the First Private Offering and the common stock that is issuable upon exercise of the Investor Warrants (but not the common stock that is issuable upon exercise of the Broker Warrants or Merger Warrants) within 75 days of the final closing of the First Private Offering, and to use commercially reasonable efforts to cause the registration statement to become effective no later than 150 days after it is filed. The Company will be liable for monetary penalties at the monthly rate of 1% (to a maximum of 10%) of each holder’s investment in the First Private Offering until the failure to meet the above deadlines are cured. Notwithstanding the foregoing, no payments shall be owed with respect to that portion of a holder’s registrable securities (1) which may be sold by such holder under Rule 144 or pursuant to another exemption from registration; or (2) which the Company is unable to register due to limits imposed by Rule 415 under the Securities Act (which shares would then be eligible for “piggyback” registration rights with respect to any registration statement filed by the Company within two years following the effectiveness of the original registration statement). On January 17, 2012, the Company filed a registration statement on Form S-1 that included the First Private Offering registrable securities.

Second Private Offering

In December 2011, the public company commenced a second private offering (the “Second Private Offering”) pursuant to which, during December 2011, the Company had one closing on the sale of 3,912,534 investor units (“Second Units”), at a price of $0.375 per Second Unit. The Company raised $1,350,453 net proceeds as part of the first closing ($1,467,200 gross proceeds reduced by $116,747 of offering costs). Each Second Unit consists of one share of common stock (deemed to represent $0.345 of the per Second Unit cost) and a warrant to purchase one-quarter share of common stock (deemed to represent $0.030 of the per Second Unit cost) (the “Second Investor Warrants”), such that an aggregate of 3,912,534 shares of common stock and Second Investor Warrants to purchase 978,134 shares of common stock were issued.

The Second Private Offering was made on a “best efforts” basis with respect to a maximum of 8,000,000 Second Units ($3,000,000 of aggregate proceeds).  In addition, in the event the maximum number of Second Units is sold, the placement agent and the Company have the option to offer an additional 2,666,667 Second Units ($1,000,000 of aggregate proceeds).

F-24

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 13 – Equity – Continued

Private Offerings – Continued

Second Private Offering – Continued

The Second Investor Warrants are exercisable for a period of five years at an exercise price of $1.00 per full share of common stock.  The Second Investor Warrants may be called for redemption by the Company at any time upon not less than 30 or more than 60 days prior written notice, provided that, at the time of delivery of such notice, (i) there is a registration statement covering the resale of the shares underlying the warrants; (ii) the average closing bid price for the Company’s common stock for each of the 20 consecutive trading days prior to the date of the notice of redemption is at least $2.00, as proportionally adjusted to reflect any stock splits, stock dividends, combinations of shares or like events; and (iii) the average trading volume for the Company’s common stock is at least 100,000 shares per day during the 20 consecutive trading days prior to the date of the notice of redemption and that during such 20-day period there is no more than one trading day in which there is no trading in the Company’s common stock.

The Second Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. Alternatively, the Second Investor Warrants may be exercised on a cashless basis commencing one year after the date of the final closing of the Second Private Offering if no registration statement registering the shares underlying the investor warrants is then in effect. The exercise price and number of shares of common stock issuable on exercise of the investor warrants may be adjusted in certain circumstances including stock splits, stock dividends, and future issuances of the Company’s equity securities without consideration or for consideration per share less than $0.375 (as specified in the warrant agreement).

The placement agent for the Second Private Offering receives a cash commission of 10% or 5% of the funds raised from investors in the Second Private Offering that were directly attributable or referred to the placement agent, respectively. In addition, the placement agent receives five-year warrants to purchase shares of common stock (the “Second Broker Warrants”) equal to 10% or 5% of the Second Units sold to investors in the Second Private Offering that were directly attributable or referred to the placement agent, respectively. As a result of the foregoing arrangement, in connection with the first closing, the placement agent (1) was paid aggregate cash commissions of $15,470; and (2) was issued Second Broker Warrants to purchase 216,253 shares of common stock.

The Second Broker Warrants are identical to the Second Investor Warrants in all material respects except that (i) the resale of the common stock underlying them is not covered by a registration statement; and (ii) they have an exercise price of $0.375 per share of common stock.

In connection with the Second Private Offering, the Company executed a registration rights agreement, whereby the Company committed to file a registration statement covering the resale of the common stock underlying the Second Units sold or to be sold in the Second Private Offering and the common stock that is issuable upon exercise of the Second Investor Warrants (but not the common stock that is issuable upon exercise of the Second Broker Warrants) within 75 days of the final closing of the Second Private Offering, and to use commercially reasonable efforts to cause the registration statement to become effective no later than 150 days after it is filed. The Company will be liable for monetary penalties at the monthly rate of 1% (to a maximum of 10%) of each holder’s investment in the Second Private Offering until the failure to meet the above deadlines are cured or upon the occurrence of certain other specified events. Notwithstanding the foregoing, no payments shall be owed with respect to that portion of a holder’s registrable securities (1) which may be sold by such holder under Rule 144 or pursuant to another exemption from registration; or (2) which the Company is unable to register due to limits imposed by Rule 415 under the Securities Act (which shares would then be eligible for “piggyback” registration rights with respect to any registration statement filed by the Company following the effectiveness of the original registration statement). On January 17, 2012, the Company filed a registration statement on Form S-1 that included the Second Private Offering registrable securities.

F-25

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 13 – Equity – Continued

Stock Warrants

Note Holder Warrants

During the year ended December 31, 2010, the Company issued warrants to purchase 1,442,439 shares of common stock at an exercise price of $0.252 per share for a term of five years to two note holders in connection with the issuance of notes payable aggregating $1,653,757. Using the binomial lattice options pricing model, the Company determined the relative fair value of the warrants was $119,495. The fair value was recorded as debt discount and amortized over the life of the notes. The assumptions used in the binomial lattice options pricing model were as follows: risk-free rate of 1.52-2.01%; expected volatility of 70.0%; expected term of 3.72-4.42 years; expected dividend yield of 0%.

On June 15, 2011, 6,997,205 warrants that were scheduled to expire were extended for two years. The value of the modified warrants was deemed to be immaterial after applying the binomial lattice options pricing model using the following assumptions: risk-free rate of 0.81% to 1.40%; expected volatility of 75%; expected term of 0.21 years; dividend yield of 0%.

During the year ended December 31, 2011, the Company issued warrants to purchase 50,654 shares of the Company’s common stock at an exercise price of $0.252 per share for a term of five years to two note holders in connection with the issuance of convertible notes payable aggregating $63,000 in principal amount. Using the binomial lattice options pricing model, the Company determined that the relative fair value of the warrants was $4,750. The fair value was recorded as a debt discount and amortized over the term of the notes. The assumptions used in the binomial lattice options pricing model were as follows: risk-free rate of 1.77%; expected volatility of 70.0%; expected term of 4.2 years; expected dividend yield of 0%.

On September 21, 2011, immediately prior to, and conditioned upon the effectiveness of the reverse merger, warrants to purchase 1,609,747 shares of the Company’s common stock were exercised for total proceeds of $3,045 and all of the remaining warrants to purchase 11,889,751 shares of the Company’s common stock were cancelled.

Merger Warrants

On September 21, 2011, in connection with the reverse merger, Merger Warrants to purchase an aggregate of 30,000,000 shares of the Company’s common stock were issued to the operating company’s existing investors. See Note 1 – Organization and Operations - Reverse Merger for additional details.

Investor and Broker Warrants

In connection with the First Private Offering and Second Private Offering in 2011, Investor Warrants, Second Investor Warrants, Broker Warrants and Second Broker Warrants to purchase an aggregate of 10,155,627, 978,134, 612,000 and 216,253 shares of the Company’s common stock, respectively, were issued. See Note 13 – Equity – Private Offerings for additional details.

Consultant Warrants

On October 1, 2011, the Company entered into a six-month consulting agreement for general business consulting services and advice including, but not limited to, services and advice related to (i) corporate planning and strategies; and (ii) general financial matters. The Company paid $110,000 and issued immediately-vested, five-year warrants to purchase 400,000 shares of common stock at an exercise price of $0.25 per share under the consulting agreement. The exercise price and number of shares of common stock issuable on exercise of these warrants may be adjusted in certain circumstances including stock splits, stock dividends, and future issuances of the Company’s equity securities without consideration or for consideration per share less than $0.25 (as specified in the warrant agreement). For the year ended December 31, 2011, the Company recorded the full grant date value of the warrants of $38,640 as stock-based compensation, included in general and administrative expenses in the accompanying statements of operations. The assumptions used in the Black-Scholes option pricing model were as follows: risk-free rate of 0.34%; expected volatility of 75.0%; expected term of 2.5 years; expected dividend yield of 0%.

F-26

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 13 – Equity – Continued

Stock Warrants – Continued

Consultant Warrants – Continued

On November 25, 2011, the Company entered into two two-year consulting agreements for business development and corporate finance services and advice. Upon execution of the consulting agreements, the Company paid an aggregate of $250,000 and issued immediately-vested, five-year warrants to purchase an aggregate of 6,000,000 shares of common stock at an exercise price of $0.66 per share, which are fully earned upon payment and issuance. The exercise price and number of shares of common stock issuable on exercise of these warrants may be adjusted in certain circumstances including stock splits, stock dividends, and future issuances of the Company’s equity securities without consideration or for consideration per share less than $0.375 (as specified in the warrant agreement). For the year ended December 31, 2011, the Company recorded the full grant date value of the warrants of $372,600 as stock-based compensation, included in general and administrative expenses in the accompanying statements of operations. The assumptions used in the Black-Scholes option pricing model were as follows: risk-free rate of 0.54%; expected volatility of 75.0%; expected term of 3.5 years; expected dividend yield of 0%.

Warrant Summary

Warrant transactions during the years ended December 31, 2011 and 2010 are as follows:

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Life	Intrinsic
	Warrants	Price	In Years	Value
Balance, December 31, 2009	10,646,230	$0.284
Granted	2,802,614	0.253
Exercised	–	–
Forfeited	–	–
Balance, December 31, 2010	13,448,844	$0.273
Granted	48,412,668	0.628
Exercised	(1,609,747)	0.002
Forfeited	(11,889,751)	0.310
Balance, December 31, 2011	48,362,014	$0.628	5.01	$96,140

Exercisable, December 31, 2011	48,362,014	$0.628	5.01	$96,140

The intrinsic value is calculated on the difference between the fair market value of the Company’s restricted stock, which was $0.345 per share as of December 31, 2011, and the exercise price of the warrants.

The following table presents information related to warrants at December 31, 2011:

Warrants Outstanding		Warrants Exercisable
		Weighted
		Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Warrants	In Years	Warrants

$0.250	1,012,000	4.79	1,012,000
0.375	216,253	4.96	216,253
0.625	40,155,627	4.74	40,155,627
0.660	6,000,000	6.90	6,000,000
1.000	978,134	4.96	978,134
	48,362,014	5.01	48,362,014

F-27

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 13 – Equity – Continued

Stock Options

The Company’s board of directors adopted a Stock Incentive Plan (the “Original Plan”) under which the Company may issue options to purchase the Company’s common stock to employees, directors and consultants. The Company had reserved 7,973,884 shares of common stock for issuance under the Original Plan.

During the year ended December 31, 2010, the Board of Directors granted options to employees and members of the Board of Directors for the purchase of 10,168,621 of common stock at exercise prices ranging from $0.15 - $0.387. The options granted to employees had a term of 4 years, one-fourth of the options vested one year from the date of issuance and the balance vested in equal monthly installments over the next thirty six months. The grant date value of these options was estimated at $1,124,188. During the year ended December 31, 2010, options to purchase 239,283 shares of common stock were forfeited. As of December 31, 2010, the Original Plan was over-allocated by 6,426,508 shares.

Prior to the reverse merger, options to purchase 824,406 shares of the Company’s common stock were forfeited. All of the remaining outstanding options to purchase 13,575,986 shares of the Company’s common stock were cancelled immediately prior to, and conditioned upon the effectiveness of the reverse merger (see Note 1 - Organization and Operations - Reverse Merger).

The board of directors and stockholders owning a majority of the Company’s outstanding shares adopted the 2011 Equity Incentive Plan (the “2011 Plan”) on September 20, 2011. A total of 13,500,000 shares of the Company’s common stock are reserved for issuance under the 2011 Plan. The 2011 Plan authorizes grants to eligible recipients of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, and stock appreciation rights. Under the 2011 Plan, (1) awards may be granted to employees, consultants, officers and directors; (2) the maximum term of any award shall be ten years from the date of grant; (3) the exercise price of any award shall not be less than the fair value on the date of grant; and (4) awards will typically result in the issuance of new common shares. There have been no formal option awards granted during 2011,

The Company accrued stock-based compensation expense of $1,526,970 for the year ended December 31, 2011 related to a pending New CEO option grant. See Note 15 – Commitments and Contingencies – Employment Agreements – New CEO for additional details.

During the years ended December 31, 2011 and 2010, options were valued using the Black-Scholes options model and the following weighted average assumptions:

	December 31,
	2011	2010
Risk free interest rate	1.02%	1.52%
Expected volatility	75%	70%
Expected life (in years)	5.73	4.00
Expected dividend yield	0%	0%

The risk-free interest rate was based on rates of treasury securities with the same expected term as the options. Expected volatility is based on implied volatilities from similar companies that operate within the similar industry sector index. The Company calculated the historical volatility for each comparable company to come up with an expected average volatility and then adjusted the expected volatility based on factors such as historical stock transactions, major business transactions, and industry trends. The expected terms of the options are estimated based on factors such as vesting periods, contractual expiration dates and historical exercise behavior. The expected dividend yield was based upon the fact that the Company has not historically paid dividends, and does not expect to pay dividends in the future.

During the years ended December 31, 2011 and 2010, inclusive of the expense related to the New CEO option grant discussed above, the overall stock-based compensation expense recorded by the Company associated with options was $1,752,744 and $216,600, respectively. These amounts have been included in general and administrative expenses in the accompanying statements of operations. As of December 31, 2011, there was no unrecognized stock-based compensation expense.

F-28

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 13 – Equity – Continued

Stock Options – Continued

Stock option transactions under the Plan during the years ended December 31, 2011 and 2010 are as follows:

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Life	Intrinsic
	Options	Price	In Years	Value
Balance, December 31, 2009	4,471,054	$0.37
Granted	10,168,621	0.16
Exercised	–	–
Forfeited	(239,283)	0.39
Balance, December 31, 2010	14,400,392	$0.22
Granted	–	–
Exercised	–	–
Forfeited	(824,406)	0.39
Cancelled	(13,575,986)	0.21
Balance, December 31, 2011	–	$–	–	$–

Exercisable, December 31, 2011	–	$–	–	$–

Note 14 – Related Party Transactions

During the years ended December 31, 2011 and 2010, the Company entered into various related party transactions with respect to financing arrangements with a Company stockholder and his affiliated entities. The outstanding balances of debt and the related accrued interest at December 31, 2011 and 2010 are disclosed in Note 9 - Notes Payable – Related Parties.

The Company had a note receivable of $187,717 as of December 31, 2010 from a stockholder of the Company. This note was forgiven on July 29, 2011. See Note 6 – Note Receivable – Stockholder for further details.

The Company was obligated to pay management fees to a stockholder of $10,000 per month for general business consulting, which represented $90,000 and $120,000 for the years ended December 31, 2011 and 2010, respectively. This agreement was terminated in September 2011. The balance due as of December 31, 2011 and 2010 was none and $160,000, respectively.

The Company is obligated to pay financing fees to a stockholder equal to 10% of the proceeds from note issuances to another related party. During the year ended December 31, 2011, the Company issued $3,000 of notes to the holder and accrued another $3,000 fee to satisfy the financing fee obligation.

Effective September 30, 2011, the Company’s Board of Directors appointed a new President and Chief Executive Officer (the “New CEO”). Prior to his appointment, the Company paid the New CEO $192,500 during the nine months ended September 30, 2011, pursuant to an April 1, 2011 Management Consulting Agreement between the New CEO and the Company. Under the Management Consulting Agreement, the New CEO provided general management and business consulting services and advice to the Company, including but not limited to, services and advice related to (i) general business development; (ii) the reverse merger; (iii) due diligence processes and capital structuring; and (iv) corporate planning and strategies. The Management Consulting Agreement was terminated upon the September 30, 2011 appointment of the New CEO.

F-29

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 15 – Commitments and Contingencies

Employment Agreements

New CEO

Effective on his hire date of September 30, 2011, as executed on January 9, 2012, the Company entered into a three-year employment agreement with its New CEO. The agreement provides for (a) a salary of $250,000 annually; (b) a bonus opportunity for meeting specified performance standards, to be set within 90 days of the execution of the agreement; and (c) ten-year, non-statutory stock options, not issued pursuant to the 2011 Plan, to purchase 6,900,000 shares of common stock at an exercise price of $0.345 per share, the fair market value of the restricted stock on the January 6, 2012 grant date. Vesting is 10% upon issuance, with the other 90% vesting ratably on a quarterly basis over the three-year term of the employment agreement, plus vested options survive termination of the employment relationship. Any unvested options are subject to accelerated vesting as follow (i) 75% of the granted options not fully vested shall fully vest upon two consecutive quarters of EBITDA profitability; and (ii) up to 100% of the granted stock options may be vested upon the execution of a strategic alliance with a major customer or entity, to be determined solely at the discretion of the Company’s board of directors. In March 2012, the Compensation Committee of the Company’s Board of Directors determined that the New CEO’s options became fully vested effective November 2011 as a result of the execution of a strategic alliance with a major customer. Although the option was not formally granted prior to December 31, 2011, the New CEO had a contractual right to the vested options pursuant to his employment agreement, and, accordingly, the Company has accrued the equity issuance liability of $1,526,970 based on the full value of the option as of December 31, 2011, when the restricted stock was valued at $0.345 per share.

Other

On each of June 21, 2010, December 7, 2007, and September 18, 2008, the Company entered into offers of employment which provide for annual base salaries of $250,000, $200,000 (increased to $225,000 in 2010) and $140,000 with the Company’s former Chief Executive Officer (“former CEO”), former Executive Chairman of the Board of Directors (“Former Chairman”) and Chief Technology Officer (“CTO”), respectively. In addition, the Former CEO and Former Chairman are eligible to earn a bonus of up to 50% of their base salary based upon their respective achievements as determined by the Company's board of directors.  The CTO is eligible to earn a bonus of $5,000 per quarter based upon achievement of goals set by his direct supervisor. Each of the Former CEO and Former Chairman are entitled to 12 months base salary in the event they are terminated “without cause” (as defined in their employment agreements) or “resign for good reason” (as defined in their employment agreements).  On September 29, 2011, the former CEO submitted his resignation as Chief Executive Officer, President and director of the Company, effective as of September 30, 2011. The Former CEO continues to work for the Company in a senior management position.

Operating Lease

The Company leases facilities in Las Vegas, Nevada and Raleigh, North Carolina under non-cancelable operating leases, expiring in 2014 and 2011, respectively. The Raleigh, North Carolina lease now is a month to month lease. In addition, the Company has a month to month lease in San Francisco, California. For the years ended December 31, 2011 and 2010, rent expense was $281,668 and $189,915, respectively and was recorded as part of general and administrative expenses within the statements of operations.

Future minimum payments at December 31, 2011 required under the operating leases are as follows:

Years ending December 31:
2012	$177,323
2013	182,650
2014	188,128
Total	$548,101

F-30

Rackwise, Inc. and Subsidiary

(Formerly Visual Network Design, Inc.)

Notes to Consolidated Financial Statements

Note 16 – Subsequent Events

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required further adjustment or disclosure in the consolidated financial statements.

Second Private Offering

Subsequent to December, 2011, the public company had three additional closings of the Second Private Offering pursuant whereby an aggregate of 4,356,669 Second Units were sold at a price of $0.375 per Second Unit, resulting in $1,633,750 of aggregate gross proceeds. Each Second Unit consists of one share of common stock and a warrant to purchase one-quarter share of common stock, such that an aggregate of 4,356,669 shares of common stock and Second Investor Warrants to purchase 1,089,169 shares of common stock at an exercise price of $1.00 per share were issued. In addition, the placement agent (1) was paid cash commissions of $136,500; and (2) was issued five-year Second Broker Warrants to purchase 364,000 shares of the Company’s common stock at an exercise price of $0.375.

Option Grants

Subsequent to December 31, 2011, the Company granted to its directors, officers, employees and consultants ten-year options to purchase an aggregate of 23,275,000 shares of the Company’s common stock at an exercise price of $0.345 per share, of which 12,475,000 were granted under the Company’s 2011 Equity Incentive Plan and the remaining 10,800,000 (of which 6,900,000 were granted to the New CEO – see Note 15 – Commitments and Contingencies – Employment Agreements) were not granted pursuant to an established plan. The options vest as follows: (i) an option to purchase 6,900,000 shares of common stock granted to the New CEO vested on an accelerated basis in November 2011 based on the New CEO meeting specified performance criteria; (ii) an option to purchase 2,500,000 shares of common stock vests one-third immediately, one-third on September 21, 2012 and one-third on September 21, 2013; (iii) options to purchase an aggregate of 13,325,000 shares of common stock vest one-third 0.7-1.0 years from the date of grant, one-third 1.7-2.0 years from the date of grant and one-third 2.7-3.0 years from the date of grant; and (iv) options to purchase an aggregate of 550,000 shares of common stock vest ratably on a quarterly basis over a three-year term. The aggregate grant date value of approximately $5,172,000 will be recognized proportionate to the vesting scheme, of which, $1,526,970 has been accrued during the year ended December 31, 2011. The assumptions used in the Black-Scholes option pricing model were as follows: risk-free rate of 0.96%-1.11%; expected volatility of 75.0%; expected term of 5.4-6.0 years; expected dividend yield of 0%.

Employment Agreements

The Company hired a new Chief Financial Officer (the “New CFO”) on January 23, 2012. In connection with his appointment, the New CFO received (i) an annual base salary of $175,000; (ii) eligibility for bonus compensation; (iii) an option to purchase 1,000,000 shares of the Company’s common stock, vesting over a period of three years, under the 2011 Equity Incentive Plan, exercisable at a price of $0.345 per share; and (iv) 100,000 shares of the Company’s restricted common stock. In addition, in the event that the New CFO was terminated without reasonable cause, he would be entitled to a severance payment equal to six months of his base salary at the time of termination. On February 15, 2012, the New CFO was granted an option to purchase 500,000 shares of the Company’s common stock, vesting over a period of three years, under the 2011 Equity Incentive Plan, exercisable at a price of $0.345 per share. Both of the New CFO’s options are included in the above “Option Grants” discussion.

Operating Leases

In January 2012, the Company executed a 63-month lease for 3,465 square feet of new headquarters office space in Folsom, California. The lease commenced on March 30, 2012. The base rent commences at $6,757 per month and escalates to $7,833 per month over the lease term. The Company is entitled to pay no base rent during each of the 13th, 26th, and 39th months of the lease.

In February 2012, the Company executed a 37-month sub-lease of its Las Vegas, Nevada office space. The sub-lease rent income commences at $8,983 per month and escalates to $9,818 per month over the lease term.

F-31

Rackwise, Inc. and Subsidiary
Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2012	2011
	(unaudited)
Assets

Current Assets:
Cash and cash equivalents	$190,167	$613,443
Accounts receivable, net of allowance for factoring fees
of $15,473 and $3,582, respectively	243,202	212,950
Prepaid expenses and other current assets	118,736	73,564

Total Current Assets	552,105	899,957
Property and equipment, net	298,006	130,072
Intangible assets, net	151,133	162,452
Deposits and other assets	62,313	22,132

Total Assets	$1,063,557	$1,214,613

Liabilities and Stockholders' Deficiency

Current Liabilities:
Accounts payable	$1,256,417	$1,072,716
Accounts payable - related parties	10,000	3,090
Due to factor	256,223	179,145
Accrued expenses	1,224,981	1,440,294
Accrued issuable equity	-	1,560,030
Accrued interest - related parties	8,273	7,648
Current portion of notes payable - related parties	50,000	50,000
Current portion of capital lease obligations	3,202	3,815
Current portion of deferred rent	65,934	2,759
Deferred revenues	540,965	525,333

Total Current Liabilities	3,415,995	4,844,830
Deferred rent, non-current portion	112,940	21,650

Total Liabilities	3,528,935	4,866,480

Commitments and Contingencies

Stockholders' Deficiency:
Preferred stock, $0.0001 par value;
authorized - 10,000,000 shares;
issued and outstanding - none	-	-
Common stock, $0.0001 par value;
authorized - 300,000,000 shares;
issued and outstanding - 99,215,472 and 94,863,803
shares, respectively	9,922	9,487
Additional paid-in capital	33,640,235	30,225,066
Accumulated deficit	(36,115,535)	(33,886,420)

Total Stockholders' Deficiency	(2,465,378)	(3,651,867)

Total Liabilities and Stockholders' Deficiency	$1,063,557	$1,214,613

See Notes to these Condensed Consolidated Financial Statements

F-32

Rackwise, Inc. and Subsidiary
Condensed Consolidated Statements of Operations

(unaudited)

	For The Three Months
	Ended March 31,
	2012	2011

Revenues	$684,149	$536,475

Direct cost of revenues	61,965	48,766

Gross Profit	622,184	487,709

Operating Expenses
Sales and marketing	909,073	248,148
Research and development	641,112	171,549
General and administrative	1,309,504	563,477

Total Operating Expenses	2,859,689	983,174

Loss From Operations	(2,237,505)	(495,465)

Other Income (Expense)
Interest, net	(673)	(140,383)
Amortization of debt discount	-	(305,998)
Gain on change in fair value of derivative liabilities	-	42,719
Other income	9,063	-

Total Other Income (Expense)	8,390	(403,662)

Net Loss	$(2,229,115)	$(899,127)

Net Loss Per Common Share - Basic and Diluted	$(0.02)	$(0.02)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	95,848,182	40,456,600

See Notes to these Condensed Consolidated Financial Statements

F-33

Rackwise, Inc. and Subsidiary
Condensed Consolidated Statement of Changes in Stockholders' Deficiency
For The Three Months Ended March 31, 2012

(unaudited)

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - January 1, 2012	94,863,803	$9,487	$30,225,066	$(33,886,420)	$(3,651,867)

Issuance of common stock and
warrants - private placement, net	4,356,669	436	1,446,678	-	1,447,114

Issuance of accrued equity	145,000	14	1,560,016	-	1,560,030

Issuance of restricted shares
as compensation	100,000	10	34,490	-	34,500

Stock-based compensation	-	-	430,960	-	430,960

Cancellation of shares pursuant to
settlement agreement	(250,000)	(25)	(56,975)	-	(57,000)

Net loss	-	-	-	(2,229,115)	(2,229,115)

Balance - March 31, 2012	99,215,472	$9,922	$33,640,235	$(36,115,535)	$(2,465,378)

See Notes to these Condensed Consolidated Financial Statements

F-34

Rackwise, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows

(unaudited)

	For The Three Months
	Ended March 31,
	2012	2011
Cash Flows From Operating Activities
Net loss	$(2,229,115)	$(899,127)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	20,954	11,353
Amortization of intangible assets	35,571	36,202
Stock-based compensation	465,460	79,637
Cancellation of shares pursuant to settlement agreement	(57,000)	-
Change in fair value of derivative liabilities	-	(42,719)
Amortization of debt discount	-	305,978
Provision for factoring fees	11,891	(146,081)
Deferred rent	154,465	(14)
Changes in operating assets and liabilities:
Accounts receivable	(42,143)	1,086,011
Prepaid expenses and other current assets	(45,172)	(52,092)
Deposits and other assets	(40,181)	(973)
Accounts payable	183,701	(75,934)
Accounts payable – related parties	6,910	37,873
Due to factor	77,078	(548,713)
Accrued expenses	(215,313)	206,096
Accrued interest – related parties	625	140,144
Deferred revenues	15,632	(243,122)

Total Adjustments	572,478	793,646

Net Cash Used in Operating Activities	(1,656,637)	(105,481)

Cash Flows From Investing Activities
Acquisition of property and equipment	(188,888)	-
Acquisition of intangible assets	(24,252)	(3,188)

Net Cash Used in Investing Activities	(213,140)	(3,188)

Cash Flows From Financing Activities
Proceeds from notes payable	-	63,000
Issuance of common stock and warrants, net [1]	1,447,114	-
Payment of capital lease obligations	(613)	(1,697)

Net Cash Provided by Financing Activities	1,446,501	61,303

Net Decrease In Cash	(423,276)	(47,366)

Cash - Beginning	613,443	47,366

Cash - Ending	$190,167	$-

[1] Gross proceeds of $1,633,750, less issuance costs of $186,636.

Supplemental Disclosures of Cash Flow Information:

Non-cash operating and financing activites:
Issuance of accrued equity	$1,560,030	$-
Conversion of accrued interest into shares of common stock	$-	$2,500

See Notes to these Condensed Consolidated Financial Statements

F-35

Rackwise, Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements
(unaudited)

Note 1 – Organization, Operations, and Basis of Presentation

Organization and Operations

Rackwise, Inc. and Subsidiary (collectively “Rackwise” or the “Company”) is headquartered in Folsom, California, with a software development and data center in Research Triangle, North Carolina. The Company creates Microsoft applications for network infrastructure administrators that provide for the modeling, planning, and documentation of data centers. The Company sells its applications in four primary products: Rackwise Standard Edition, Rackwise Enterprise Edition, Rackwise Data Center Manager and Rackwise Web edition.

On August 24, 2010, MIB Digital, Inc., a Florida public corporation formed on September 23, 2009, merged with Cahaba Pharmaceuticals, Inc., a Nevada corporation formed on August 20, 2010 (“Cahaba”), for the sole purpose of effecting the merger. Cahaba was the survivor in the merger and the principal purposes of the merger were to change the domicile of the company from Florida to Nevada and to effect a recapitalization. On July 8, 2011, Cahaba merged with its newly formed, wholly owned subsidiary, Visual Network Design, Inc., a Nevada corporation. Cahaba was the survivor in the merger, but changed its name in the merger to Visual Network Design, Inc. (“Visual”). On September 21, 2011, Visual effected a merger with Visual Network Design, Inc., a Delaware corporation d/b/a Rackwise (“VNDI”). As a result of the merger, Visual acquired the business of VNDI and continued the existing business operations of VNDI, as its wholly owned subsidiary. On September 29, 2011, Visual merged with its newly formed, wholly owned subsidiary, Rackwise, Inc., a Nevada corporation formed on September 28, 2011. Visual was the survivor in the merger, but changed its name in the merger to Rackwise, Inc.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the consolidated financial statements of the Company as of March 31, 2012. The results of operations for the three months ended March 31, 2012 are not necessarily indicative of the operating results for the full year. It is recommended that these condensed financial statements be read in conjunction with the financial statements and related disclosures for the year ended December 31, 2011 included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 30, 2012.

Note 2 - Liquidity, Going Concern and Management’s Plans

The Company has incurred substantial recurring losses since its inception. The Company’s current strategy is to raise capital and invest that capital in such a way that the Company rapidly grows its market share and revenues, eventually resulting in profits and cash from operations. However, this strategy requires a rapid build-up of infrastructure that will initially exacerbate the Company’s operating deficit and use of cash in operations, because the expected revenue expansion will lag the investment in infrastructure. The capital that the Company has raised, and likely will continue to raise, will be used to invest in an expanded salesforce, to fund development of the software product, to fund incremental legal and accounting costs associated with being a public company and to fund the Company’s operating deficit and general working capital requirements.

F-36

Rackwise, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 2 - Liquidity, Going Concern and Management’s Plans - Continued

During the three months ended March 31, 2012 and the twelve months ended December 31, 2011, the Company raised net proceeds of $1,447,114 (gross proceeds of $1,633,750 less issuance costs of $186,636) and $6,089,753 (gross proceeds of $6,545,012 less issuance costs of $455,259), respectively, in private offerings of common stock and warrants. This capital has permitted the Company to proceed with its infrastructure investments. During the three months ended March 31, 2012, the Company hired 14 people, including 11 salespersons, which brought the Company to a full complement of sales staff in the United States and Latin America markets.

As expected, the Company’s net losses and usage of cash has expanded, while it awaits the expected benefits of its investment. During the three months ended March 31, 2012 and 2011, the Company recorded net losses of approximately $2,229,000 and $899,000, respectively, while revenues expanded to approximately $684,000 from $536,000, respectively. During the three months ended March 31, 2012 and 2011, the Company used cash in operating activities of approximately $1,657,000 and $105,000, respectively. As of March 31, 2012, the Company’s cash balance, working capital deficiency, accumulated deficit and stockholders’ deficiency were approximately $190,000, $2,864,000, $36,116,000 and $2,465,000, respectively. Subsequent to March 31, 2012, the Company raised an additional $400,000 of gross proceeds from a private offering of convertible promissory notes.

The Company believes it will be successful in these efforts; however, there can be no assurance that it will meet its revenue forecasts or, if necessary, be successful in raising additional debt or equity financing to fund its operations on terms agreeable to the Company. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company were unable to continue as a going concern.

Note 3 – Significant Accounting Policies

Accounts Receivable and Allowance for Doubtful Accounts

The Company recognizes an allowance for doubtful accounts to ensure that accounts receivable are not overstated due to uncollectibility. At the time accounts receivable are originated, the Company considers a reserve for doubtful accounts based on the creditworthiness of customers. The provision for uncollectible amounts is continually reviewed and adjusted to maintain the allowance at a level considered adequate to cover future losses. The allowance is management’s best estimate of uncollectible amounts and is determined based on historical performance that is tracked by the Company on an ongoing basis. During the three months ended March 31, 2012 and 2011, the Company’s losses from bad debts were not material. Actual losses could differ materially in the near term from the amounts estimated in determining the allowance.

In addition, the Company also factors its receivables with full recourse and, as a result, accounts for the factoring akin to a secured borrowing, maintaining the gross receivable asset and due to factor liability on its books and records. In connection with the factoring of its receivables, the Company estimates an allowance for factoring fees associated with the collections. These fees range from 2% to 30% depending on the actual timing of the collection. The actual recognition of such fees may differ from the estimates depending upon the timing of collections.

As of March 31, 2012, the Company had three customers representing 51%, 23% and 12% of accounts receivable. As of December 31, 2011, the Company had two customers representing 46% and 46% of accounts receivable.

F-37

Rackwise, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 3 – Significant Accounting Policies - Continued

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities, and reported amounts of revenues and expenses in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates. The significant estimates and assumptions of the Company are stock-based compensation, the useful lives of fixed assets and intangibles, depreciation and amortization, the allowances for factoring fees and income taxes, and the fair value of derivative liabilities and warrants.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses the binomial lattice options pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.

Concentration of Credit Risk and Customers

Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company’s cash and cash equivalents are deposited with major financial institutions. At times, such deposits may be in excess of the Federal Deposit Insurance Corporation insurable amount. The Company generally does not require collateral from its customers and generally requires payment in 30 days. The Company evaluates the collectability of its accounts receivable and provides an allowance for potential credit losses as necessary. Historically, such losses have been within management’s expectations.

Revenues derived from customers in the United Kingdom denominated in U.S. dollars were approximately $9,000 and $15,000 during the three months ended March 31, 2012 and 2011, respectively. Revenues derived from customers in Austria denominated in U.S. dollars were approximately $3,000 and $0 during the three months ended March 31, 2012 and 2011, respectively. Revenues derived from customers in Australia denominated in U.S. dollars were approximately $13,000 and $12,000 during the three months ended March 31, 2012 and 2011, respectively. Revenues derived from customers in Canada denominated in U.S. dollars were approximately $2,000 and $3,000 during the three months ended March 31, 2012 and 2011, respectively. Revenues derived from customers in Russia denominated in U.S. dollars were approximately $0 and $6,000 during the three months ended March 31, 2012 and 2011, respectively. All remaining revenues were derived from customers in the United States of America. All of the Company’s long-lived assets are located in the United States of America. One customer provided 19% and 15% of revenues during the three months ended March 31, 2012 and 2011, respectively.

F-38

Rackwise, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 3 – Significant Accounting Policies – Continued

Intangible Assets

All of the Company’s intangible assets consist of shapes acquired from a graphics designer for the Company’s database library that are schematics of specific computer equipment. These shapes are utilized in the Company’s software with multiple customers in order to enable them to visualize and differentiate the specific computer equipment in their overall network. For example, the Company’s software’s graphical user interface displays a unique shape for each make and model of computer server. Intangible assets are recorded at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of 2.5 years.

Revenue Recognition

In accordance with ASC topic 985-605, “Software Revenue Recognition,” perpetual license revenue is recognized when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the sales price is fixed or determinable; and (iv) collectability is reasonably assured. Delivery is considered to have occurred when title and risk of loss have been transferred to the customer, which generally occurs after a license key has been delivered electronically to the customer. The Company’s perpetual license agreements do not (a) provide for a right of return, (b) contain acceptance clauses or (c) contain refund provisions.

In the case of the Company’s (a) subscription-based licenses, and (b) maintenance arrangements, when sold separately, revenues are recognized ratably over the service period. The Company defers revenue for software license and maintenance agreements when cash has been received from the customer and the agreement does not qualify for recognition under ASC Topic 985-605. Such amounts are reflected as deferred revenues in the accompanying financial statements. The Company’s subscription license agreements do not (a) provide for a right of return, (b) contain acceptance clauses or (c) contain refund provisions.

The Company provides professional services to its customers. Such services, which include training, installation, and implementation, are recognized when the services are performed. The Company also provides volume discounts to various customers. In accordance with ASC Topic 985-605, the discount is allocated proportionally to the delivered elements of the multiple-element arrangement and recognized accordingly.

For software arrangements with multiple elements, which in its case are comprised of (1) licensing fees, (2) professional services, and (3) maintenance/support, revenue is recognized dependent upon whether vendor specific objective evidence (“VSOE”) of fair value exists for separating each of the elements. Licensing rights are generally delivered at time of invoice, professional services are delivered within one to six months and maintenance is for a twelve month contract. Accordingly, licensing revenues are recognized upon invoice, professional services are recognized when all services have been delivered and maintenance revenue is amortized over a twelve month period. The Company determined that VSOE exists for both the delivered and undelivered elements of its multiple-element arrangements. The Company limits its assessment of fair value to either (a) the price charged when the same element is sold separately or (b) the price established by management having the relevant authority. There may be cases, however, in which there is objective and reliable evidence of fair value of the undelivered item(s) but no such evidence for the delivered item(s). In those cases, the selling price method is used to allocate the arrangement consideration, if all other revenue recognition criteria are met. Under the selling price method, the amount of consideration allocated to the delivered item(s) is calculated based on estimated selling prices.

The Company manages the business as a single segment, but it has revenues from multiple sources.

F-39

Rackwise, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 3 – Significant Accounting Policies – Continued

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash and cash equivalents, receivables, accounts payable, accrued expenses and deferred revenue, approximated fair value as of the balance sheet date presented, because of the relatively short maturity dates on these instruments. The carrying amounts of the financing arrangements issued approximate fair value as of the balance sheet date presented, because interest rates on these instruments approximate market interest rates after consideration of stated interest rates, anti-dilution protection and associated warrants.

Debt Discount and Amortization of Debt Discount

Debt discount represents the fair value of embedded conversion options of various convertible debt instruments and attached convertible equity instruments issued in connection with debt instruments. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the straight-line method which approximates the interest method. The amortization of debt discount is included as a component of other expenses in the accompanying statements of operations.

Stock-Based Compensation

The Company has an equity plan which allows for the granting of stock options to its employees, directors and consultants for a fixed number of shares with an exercise price equal to the fair value of the shares at date of grant. The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Since the shares underlying the Company’s equity are not currently registered, the fair value of the Company’s restricted equity instruments was estimated based on historical observations of cash prices paid for the Company’s restricted common stock.

Stock-based compensation for directors is reflected in general and administrative expenses in the consolidated statements of operations. Stock-based compensation for employees and consultants could be reflected in (a) sales and marketing expenses; (b) research and development expenses; or (c) general and administrative expenses in the consolidated statements of operations.

Net Loss Per Common Share

Basic net loss per share is computed by dividing the net loss applicable to common shares by the weighted average number of common shares outstanding during the period. Weighted average shares outstanding for the three months ended March 31, 2012 excludes the weighted average impact of the 3,000,000 escrowed shares. Weighted average shares outstanding for the three months ended March 31, 2011 includes the weighted average underlying shares exercisable with respect to the 1,609,747 warrants exercisable at prices of $0.01 per share or less. In accordance with the accounting literature, (1) the Company has given effect to the issuance of these warrants in computing basic net loss per share because the underlying shares are issuable for little or no cash consideration; and (2) the Company has excluded the impact of the escrowed shares because they are contingently returnable. Diluted net loss per common share adjusts basic net loss per common share for the effects of potentially dilutive financial instruments, only in the periods in which such effects exist and are dilutive. At March 31, 2012, outstanding stock options and warrants to purchase 23,275,000 and 49,815,183 shares of common stock were excluded from the calculation of diluted net loss per common share because their impact would have been anti-dilutive. At March 31, 2011, outstanding stock options and warrants to purchase 13,575,986 and 11,889,752 shares of common stock, respectively, were excluded from the calculation of diluted net loss per common share because their impact would have been anti-dilutive.

F-40

Rackwise, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 4 – Derivative Liabilities – Related Parties

In accordance with ASC 815-40, “Derivatives and Hedging - Contracts in Entity’s Own Equity”, instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The Company has determined that embedded conversion options of various notes payable which do not have fixed settlement provisions and accordingly are not indexed to its own stock, are deemed to be derivative liabilities. The embedded conversion options of the various notes issued by the Company do not have fixed settlement provisions as the conversion and exercise prices are not fixed and determinable on the date of issuance. In accordance with ASC Topic 718, “Stock Compensation” (“ASC 718”), the conversion options of the notes were bifurcated from their respective host contracts and recognized as derivative liabilities. The warrants issued in connection with the notes payable were not deemed to be derivative liabilities because they have a fixed settlement provision. The fair values of these derivative liabilities are re-measured at the end of every reporting period with the change in value reported in the statement of operations.

The fair values of the embedded conversion options, which are associated with notes payable issued to related parties, were measured using the binomial lattice options pricing model with the following assumptions:

For The Three
Months Ended
March 31,
2011

Risk free rate	0.10% - 0.17%
Expected volatility	65% - 70%
Expected life (in years)	0.13 - 0.38
Expected dividend yield	0%

The risk-free interest rate was based on the rates of treasury securities with the same terms as the terms of the instruments. The Company based expected volatility on the historical volatility for ten comparable publicly traded company’s common stock. The expected life of the notes was based on the maturity of the notes. The expected dividend yield of zero was based upon the fact that the Company has not historically paid dividends, and does not expect to pay dividends in the future. The gain on change in fair value of derivative liabilities, included in other income in the accompanying statements of operations was $42,719 for the three months ended March 31, 2011.

On September 21, 2011, immediately prior to, and conditioned upon the effectiveness of the reverse merger, all of the outstanding non-bridge convertible notes and the related accrued interest converted into equity. At that time the derivative liability associated with the embedded conversion options of notes issued to related parties was revalued at $1,133,186 and was reclassified to equity.

F-41

Rackwise, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 5 – Equity

Consulting Agreements

On August 21, 2011, the Company entered into a three-month agreement for public relations and financial communications services. In consideration of services to be rendered, the Company agreed to pay $15,000 in cash per month in advance, for an aggregate of $45,000, and, subject to the consummation of the reverse merger, to issue 70,000 shares of vested Company common stock per month, for an aggregate of 210,000 shares, of which, 70,000 shares remained unissued as of December 31, 2011. Accordingly, during 2011, the Company accrued the equity issuance liability of $15,960. During the three months ended March 31, 2012, the remaining 70,000 shares were issued and the $15,960 issuance date value of the shares was credited to equity.

On December 19, 2011, the Company renewed an agreement for public relations and financial communications services for a three-month term. In consideration of services to be rendered, the Company agreed to pay $7,500 in cash per month in advance, for an aggregate of $22,500, and to issue 25,000 shares of vested Company common stock per month, for an aggregate of 75,000 shares. On February 3, 2012, after the Company had made an initial cash payment of $7,500 in December 2011, the Company terminated this agreement for non-performance. No shares were issued and no stock-based compensation expense was recorded related to this renewal agreement.

On November 16, 2011, the Company entered into a twelve-month agreement for investor relations services with a consultant. In consideration of services to be rendered, the Company agreed to pay $6,000 in cash per month in advance, for an aggregate of $72,000, and to immediately issue 500,000 shares of vested Company common stock, plus an additional 500,000 shares of common stock at the six month anniversary of the agreement. The Company valued the shares and recorded the full value of issued shares and cash payments as consulting expense at the issuance date. For the year ended December 31, 2011, the Company recorded stock-based compensation expense of $114,000 (value of the first 500,000 shares), included in general and administrative expenses in the accompanying statements of operations. On January 11, 2012, the Company terminated this agreement and on January 16, 2012, the Company entered into a settlement agreement whereby the consultant agreed to accept the initial $12,000 of 2011 cash payments and 250,000 shares of common stock (by returning 250,000 shares of common stock to the Company for cancellation) in full satisfaction of the terminated agreement. The Company reversed $57,000 of stock-based compensation expense upon cancellation of the returned shares.

On November 30, 2011, the Company entered into a six-month agreement for investor relations services. In consideration of services to be rendered, the Company agreed to pay a minimum of $7,000 in cash per month in advance (subject to supplemental performance-based bonuses), for an aggregate of $42,000, and to immediately issue 75,000 shares of vested Company common stock, of which, 75,000 shares remained unissued as of December 31, 2011. Accordingly, during 2011, the Company accrued the equity issuance liability of $17,100. During the three months ended March 31, 2012, the remaining 75,000 shares were issued and the $17,100 issuance date value of the shares was credited to equity.

Second Private Offering

During the three months ended March 31, 2012, the Company had three additional closings of a private offering that commenced in December 2011 (the “Second Private Offering”) pursuant to which an aggregate of 4,356,669 investor units (“Second Units”) were sold at a price of $0.375 per Second Unit, resulting in $1,447,114 of aggregate net proceeds ($1,633,750 of gross proceeds less $186,636 of issuance costs). Each Second Unit consists of one share of common stock (deemed to represent $0.345 of the per Second Unit cost) and a warrant to purchase one-quarter share of common stock (deemed to represent $0.030 of the per Second Unit cost) (the “Second Investor Warrants”), such that an aggregate of 4,356,669 shares of common stock and Second Investor Warrants to purchase 1,089,169 shares of common stock were issued.

The Second Private Offering was made on a “best efforts” basis with respect to a maximum of 8,000,000 Second Units ($3,000,000 of aggregate proceeds).  In addition, in the event the maximum number of Second Units was sold, the placement agent and the Company had the option to offer an additional 2,666,667 Second Units ($1,000,000 of aggregate proceeds).

F-42

Rackwise, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 5 – Equity - Continued

Second Private Offering – Continued

The Second Investor Warrants are exercisable for a period of five years at an exercise price of $1.00 per full share of common stock.  The Second Investor Warrants may be called for redemption by the Company at any time upon not less than 30 or more than 60 days prior written notice, provided that, at the time of delivery of such notice, (i) there is a registration statement covering the resale of the shares underlying the warrants; (ii) the average closing bid price for the Company’s common stock for each of the 20 consecutive trading days prior to the date of the notice of redemption is at least $2.00, as proportionally adjusted to reflect any stock splits, stock dividends, combinations of shares or like events; and (iii) the average trading volume for the Company’s common stock is at least 100,000 shares per day during the 20 consecutive trading days prior to the date of the notice of redemption and that during such 20-day period there is no more than one trading day in which there is no trading in the Company’s common stock.

The Second Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. Alternatively, the Second Investor Warrants may be exercised on a cashless basis commencing one year after the date of the final closing of the Second Private Offering if no registration statement registering the shares underlying the investor warrants is then in effect. The exercise price and number of shares of common stock issuable on exercise of the investor warrants may be adjusted in certain circumstances including stock splits, stock dividends, and future issuances of the Company’s equity securities without consideration or for consideration per share less than $0.375 (as specified in the warrant agreement).

The placement agent for the Second Private Offering receives a cash commission of 10% or 5% of the funds raised from investors in the Second Private Offering that were directly attributable or referred to the placement agent, respectively. In addition, the placement agent receives five-year warrants to purchase shares of common stock (the “Second Broker Warrants”) equal to 10% or 5% of the Second Units sold to investors in the Second Private Offering that were directly attributable or referred to the placement agent, respectively. As a result of the foregoing arrangement, in connection with the three 2012 closings, the placement agent (1) was paid aggregate cash commissions of $136,500; and (2) was issued Second Broker Warrants to purchase 364,000 shares of common stock.

The Second Broker Warrants are identical to the Second Investor Warrants in all material respects except that (i) the resale of the common stock underlying them is not covered by a registration statement; and (ii) they have an exercise price of $0.375 per share of common stock.

In connection with the Second Private Offering, the Company executed a registration rights agreement, whereby the Company committed to file a registration statement covering the resale of the common stock underlying the Second Units sold or to be sold in the Second Private Offering and the common stock that is issuable upon exercise of the Second Investor Warrants (but not the common stock that is issuable upon exercise of the Second Broker Warrants) within 75 days of the final closing of the Second Private Offering, and to use commercially reasonable efforts to cause the registration statement to become effective no later than 150 days after it is filed. The Company will be liable for monetary penalties at the monthly rate of 1% (to a maximum of 10%) of each holder’s investment in the Second Private Offering until the failure to meet the above deadlines are cured or upon the occurrence of certain other specified events. Notwithstanding the foregoing, no payments shall be owed with respect to that portion of a holder’s registrable securities (1) which may be sold by such holder under Rule 144 or pursuant to another exemption from registration; or (2) which the Company is unable to register due to limits imposed by Rule 415 under the Securities Act (which shares would then be eligible for “piggyback” registration rights with respect to any registration statement filed by the Company following the effectiveness of the original registration statement). On January 17, 2012, the Company filed a registration statement on Form S-1 that included the Second Private Offering registrable securities.

Stock Warrants

During the three months ended March 31, 2011, the Company issued warrants to purchase 50,654 shares of common stock at an exercise price of $0.252 per share for a term of five years to two related party note holders in connection with the issuance of convertible notes payable aggregating $63,000 in principal amount (see Note 6 – Related Party Transactions). Using the binomial lattice options pricing model, the Company determined that the relative fair value of the warrants was $4,750. The fair value was recorded as a debt discount and amortized over the term of the notes. The assumptions used in the binomial lattice options pricing model were as follows: risk-free rate of 1.77%; expected volatility of 70.0%; expected term of 4.2 years; expected dividend yield of 0%.

F-43

Rackwise, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 5 – Equity – Continued

Stock Warrants - Continued

During the three months ended March 31, 2012, the Company issued warrants to purchase an aggregate of 1,453,169 shares of common stock at a weighted average exercise price of $0.843 per share. As of March 31, 2012, there were 49,815,138 outstanding and exercisable stock warrants with a weighted average exercise price of $0.634 per share, a weighted average remaining contractual life of 4.76 years and $96,140 of intrinsic value. The intrinsic value is calculated on the difference between the fair market value of the Company’s restricted stock, which was $0.345 per share as of March 31, 2012, and the exercise price of the warrants.

Stock Options

During the three months ended March 31, 2011, the Company granted no stock options.

During the three months ended March 31, 2012, the Company granted to its directors, officers, employees and consultants ten-year options to purchase an aggregate of 23,275,000 shares of the Company’s common stock at an exercise price of $0.345 per share, of which 12,475,000 were granted under the Company’s 2011 Equity Incentive Plan (the “2011 Plan”) and the remaining 10,800,000 (of which 6,900,000 were granted to the new CEO) were not granted pursuant to an established plan. The options vest as follows: (i) an option to purchase 6,900,000 shares of common stock granted to the new CEO vested on an accelerated basis in November 2011 based on the new CEO meeting specified performance criteria; (ii) an option to purchase 2,500,000 shares of common stock vests one-third immediately, one-third on September 21, 2012 and one-third on September 21, 2013; (iii) options to purchase an aggregate of 13,325,000 shares of common stock vest one-third 0.7-1.0 years from the date of grant, one-third 1.7-2.0 years from the date of grant and one-third 2.7-3.0 years from the date of grant; and (iv) options to purchase an aggregate of 550,000 shares of common stock vest ratably on a quarterly basis over a three-year term.

The aggregate grant date value of approximately $5,090,000 will be recognized proportionate to the vesting terms. The weighted average estimated fair value of the stock options granted during the three months ended March 31, 2012 was $0.22 per share. The weighted average assumptions used in the Black-Scholes option pricing model were as follows: risk-free rate of 1.03%; expected volatility of 75.0%; expected term of 5.79 years; expected dividend yield of 0%. In March 2012, the Compensation Committee of the Company’s Board of Directors determined that the New CEO’s options became fully vested effective November 2011 as a result of the execution of a strategic alliance with a major customer. Although the option was not formally granted prior to December 31, 2011, the New CEO had a contractual right to the vested options pursuant to his employment agreement, and, accordingly, the Company accrued the equity issuance liability of $1,526,970 at December 31, 2011 based on the full value of the option as of December 31, 2011, when the restricted stock was valued at $0.345 per share. On January 9, 2012, the New CEO’s options were issued and the $1,444,170 issuance date value of the options was credited to equity. The weighted average assumptions used in the Black-Scholes option pricing model were as follows: risk-free rate of 0.85%; expected volatility of 75.0%; expected term of 5.00 years; expected dividend yield of 0%.

The risk-free interest rate was based on rates of treasury securities with the same expected term as the options. Expected volatility is based on implied volatilities from similar companies that operate within the similar industry sector index. The Company calculated the historical volatility for each comparable company to come up with an expected average volatility and then adjusted the expected volatility based on factors such as historical stock transactions, major business transactions, and industry trends. The expected terms of the options are estimated based on factors such as vesting periods, contractual expiration dates and historical exercise behavior. The expected dividend yield was based upon the fact that the Company has not historically paid dividends, and does not expect to pay dividends in the future.

During the three months ended March 31, 2012 and 2011, the overall stock-based compensation expense recorded by the Company associated with options was $430,960 and $79,637, respectively. These amounts have been included in operating expenses in the accompanying statements of operations. As of March 31, 2012, there was $3,131,626 unrecognized stock-based compensation expense that will be amortized over a weighted average period of 2.5 years. As of March 31, 2012, there were 23,275,000 outstanding stock options with a weighted average exercise price of $0.345 per share, a weighted average remaining contractual life of 9.8 years and no intrinsic value. As of March 31, 2012, there were 7,733,333 exercisable stock options with a weighted average exercise price of $0.345 per share, a weighted average remaining contractual life of 9.8 years and no intrinsic value.

F-44

Rackwise, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 6 – Related Party Transactions

The Company was obligated to pay management fees to a stockholder of $10,000 per month for general business consulting, which represented $30,000 for the three months ended March 31, 2011. This agreement was terminated in September 2011.

On January 1, 2012, the Company entered into a new agreement with the stockholder to provide financial advisory services to the Company. The Company agreed to pay fees of $10,000 per month for twelve months, as well as a one-time fee of $40,000, which represented $70,000 for the three months ended March 31, 2012.

The Company was obligated to pay financing fees to a stockholder equal to 10% of the proceeds from note issuances (see Note 5 – Equity – Stock Warrants for information about the related warrant issuances) to another related party. During the three months ended March 31, 2011, the Company issued $60,000 of notes to the other related party and issued $3,000 of notes to the stockholder and accrued another $3,000 fee to satisfy the financing fee obligation.

Note 7 - Accrued Expenses

Accrued expenses consist of the following:

	March 31,	December 31,
	2012	2011
	(unaudited)

Accrued commissions	$140,606	$164,123
Accrued payroll	337,704	328,942
Accrued payroll taxes(1)	519,135	537,289
Accrued vacation	163,966	150,207
Accrued professional fees	63,570	259,733

Total accrued expenses	$1,224,981	$1,440,294

(1)	Includes accrual for interest and penalties.

Accrued expenses include liabilities for unpaid payroll taxes along with an estimate of related interest and penalties. In 2011, the IRS placed Federal tax liens aggregating approximately $502,000 against the Company in connection with these unpaid payroll taxes. The Company is currently in discussions with the IRS to implement an installment payment plan.

Note 8 – Commitments and Contingencies

Employment Agreements

The Company hired a new Chief Financial Officer (the “New CFO”) on January 23, 2012. In connection with his appointment, the New CFO received (i) an annual base salary of $175,000; (ii) eligibility for bonus compensation; (iii) an option to purchase 1,000,000 shares of the Company’s common stock, vesting over a period of three years, under the 2011 Plan, exercisable at a price of $0.345 per share; and (iv) 100,000 shares of the Company’s restricted common stock with a grant date of $34,500, which was recognized immediately. In addition, in the event that the New CFO was terminated without reasonable cause, he would be entitled to a severance payment equal to six months of his base salary at the time of termination. On February 15, 2012, the New CFO was granted an option to purchase 500,000 shares of the Company’s common stock, vesting over a period of three years, under the 2011 Plan, exercisable at a price of $0.345 per share. Both of the New CFO’s options are included in the above “Option Grants” discussion.

Operating Lease

The Company leases facilities in Folsom, California, Las Vegas, Nevada and Raleigh, North Carolina under non-cancelable operating leases. For the three months ended March 31, 2012 and 2011, rent expense was $61,359 and $74,306, respectively, and was recorded as part of general and administrative expenses within the statements of operations.

F-45

Rackwise, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 8 – Commitments and Contingencies – Continued

Operating Lease – Continued

In January 2012, the Company executed a 63-month lease for 3,465 square feet of new headquarters office space in Folsom, California. The lease commenced on March 30, 2012. The base rent commences at $6,757 per month and escalates to $7,833 per month over the lease term. The Company is entitled to pay no base rent during each of the 13th, 26th, and 39th months of the lease.

In February 2012, the Company executed a 37-month sub-lease for the remaining terms of its Las Vegas, Nevada office space. The sub-lease rent income commences at $8,983 per month and escalates to $9,818 per month over the lease term. During the three months ended March 31, 2012, the Company recognized a charge of $155,000, included in general and administrative expense in the accompanying statements of operations, representing the aggregate differential between the lease expense and sublease income over the life of the leases.

In February 2012, the Company executed a new five-year lease for 5,772 square feet of office space in Raleigh, North Carolina. The base rent commences at $7,922 per month and escalates to $11,073 per month over the lease term. The landlord is spending up to $132,760 on leasehold improvements in order to prepare the space for occupancy and the lease has not yet commenced. The lease contains an option which permits the Company to terminate the lease on January 31, 2015, provided that the Company pay $102,795 and provide nine months written advance notice.

Future minimum payments (exclusive of the benefit of the Las Vegas sublease income) at March 31, 2012 required under the operating leases are as follows:

Years ending March 31:
2013	$338,953
2014	365,255
2015	451,610
2016	81,216
2017	91,257
Thereafter	23,499

$1,351,790

Note 9 – Subsequent Events

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required further adjustment or disclosure in the consolidated financial statements.

Convertible Promissory Note Issuance

On April 20, 2012, the Company completed and closed an offering of 12% Convertible Promissory Notes in which it sold an aggregate principal amount of $400,000 in notes to four persons. Each of the notes matures 90 days after issuance and is convertible, at the option of the holder, into Company units, at a price of $0.45 per unit, each unit consisting of one share of the Company’s common stock and one warrant representing the right to purchase one share of the Company’s common stock for a period of five years from issuance at an exercise price of $1.00 per share. The warrants will be exercisable on a cashless basis and will contain weighted average anti-dilution price protection.

F-46

Rackwise, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 9 – Subsequent Events – Continued

Option Grants

Subsequent to March 31, 2012, the Company committed to offer ten-year options under the 2011 Plan to purchase an aggregate of up to 550,000 shares of the Company’s common stock to two new employees, with the exercise date to be determined on the date of grant. The options will vest ratably on an annual basis over a three-year term.

Subsequent to March 31, 2012, the Company committed to offer ten-year options, not pursuant to the 2011 Plan, to purchase 500,000 shares of the Company’s common stock to two new advisory board members, with the exercise date to be determined on the date of grant. The options vest ratably on a quarterly basis over a three-year term.

Consulting Agreement

In April 2012, the Company amended a consulting services agreement pursuant to which, among other things, the Company agreed to issue seven-year warrants to purchase an additional 500,000 shares of the Company’s common stock at an exercise price of $1.00 per share. The Company also agreed to pay a cash fee of $100,000 on or before April 30, 2012.

F-47

40,803,384 Shares of Common Stock

Rackwise, Inc.

PROSPECTUS

____________, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our common stock.  The selling stockholders will not be responsible for any of the expenses of this offering.

EXPENSE	AMOUNT

SEC Registration fee	$4,817
Accounting fees and expenses	$15,000
Legal fees and expenses	$75,000
Miscellaneous	$10,000
Total	$104,817

Item 14.  Indemnification of Directors and Officers.

Nevada Revised Statutes (NRS) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents.  The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests.  In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our Amended and Restated Articles of Incorporation, as amended, provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as an officer or director or for any act or omission of any such officer or director, except for liability (i) for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our Board of Directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting, subject to stockholder approval, an amendment to our Amended and Restated Articles of Incorporation containing an explicit provision that we shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer or director of ours or is or was serving at our request as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise to the fullest extent authorized by the Nevada General Corporation Law, adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our Board of Directors may also adopt bylaws or resolutions or authorize the entry into contracts implementing indemnification arrangements as may be permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

During the last three years, we issued the following unregistered securities:

II-1

Sales by VNDI

1.          In June 2009, Visual Network Design, Inc., a Delaware corporation (“VNDI”), issued an aggregate of 1,431,368 shares of its common stock upon conversion of its Series A Preferred Stock and accrued but unpaid dividends on its Series A Preferred Stock and an aggregate of 26,253,812 shares of its common stock upon conversion of an aggregate of $9,933,000 in principal amount of convertible debt and an aggregate of $2,075,870 in accrued but unpaid interest on such convertible debt.  The issuances of these securities did not involve any general solicitation or general advertising and were made to accredited or sophisticated persons, or non-U.S. persons, who had adequate access, through employment, business or other relationships, to information about the issuer.  The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation S promulgated thereunder and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

2.          Between August 2009 and February 2011, VNDI issued 12% Convertible Promissory Notes (the “BDFG Notes”) in the aggregate principal amount of $3,375,753 and warrants to purchase an aggregate of 13,646,807 shares of its common stock with an exercise price of $0.32 per share to one of its principal stockholders and such stockholder’s affiliates.  The issuances of these securities did not involve any general solicitation or general advertising.  The securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

3.          On March 31, 2010, VNDI issued an aggregate of 70,346 shares of its common stock as payment for interest due on certain promissory notes.  The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

4.          Between April 2011 and August 2011, VNDI sold convertible bridge notes in the aggregate principal amount of $2,275,000. The notes bore interest at 10% per annum and were secured in accordance with the terms of a security agreement, whereby the noteholders had a security interest in all of the equipment, inventory and goods owned by VNDI. Upon the closing of the reverse merger with Rackwise, these bridge notes were assigned to Rackwise and all principal amounts due, plus accrued interest, on these notes were converted into units of Rackwise securities at $0.25 per unit. Each unit consisted of one share of Rackwise common stock and a five-year warrant to purchase one-half of a share of Rackwise common stock at an exercise price of $0.625 per whole share, subject to weighted-average anti-dilution protection. The notes were issued in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D and Regulation S promulgated under the Securities Act, and Section 4(2) of the Securities Act. The issuances of the notes did not involve any underwriters, underwriting discounts or commissions or any general solicitations. The notes were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States.

5.          On September 21, 2011, VNDI issued an aggregate of 12,867,104 shares of its common stock upon conversion of an aggregate of $3,375,753 in principal amount of outstanding 12% convertible promissory notes and an aggregate of 2,376,022 of shares of its common stock upon conversion of an aggregate of $623,362 of accrued but unpaid interest on such notes. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

6.          On September 21, 2011, VNDI issued an aggregate of 182,070 shares of its common stock upon conversion of a convertible note in the aggregate principal amount of $100,000. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

7.          On September 21, 2011, VNDI issued an aggregate of 1,271,178 shares of its common stock upon exercise of an aggregate of 1,271,178 warrants. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The issuances of the shares did not involve any general solicitation or general advertising and were made to sophisticated persons who had adequate access, through employment, business or other relationships, to information about the issuer.

Sales by Rackwise

1.          For the period ended October 31, 2009, MIB Digital, Inc., a Florida corporation (“MIB”), issued 9,000,000 common shares to its sole officer and director for a total consideration of $9,000. The shares were issued exempt from the registration requirements of the Securities Act by reason of Section 4(2) of thereof, as a transaction by an issuer not involving a public offering.

2.          On August 24, 2010, MIB merged with and into Cahaba Pharmaceuticals, Inc., a Nevada corporation and a wholly-owned subsidiary of MIB (“Cahaba”), with Cahaba as the surviving corporation, pursuant to an Agreement and Plan of Merger (the “Plan of Merger”).  The purpose of the merger was to re-domicile MIB from Florida to Nevada, and to effect a recapitalization.  Pursuant to the Plan of Merger, each share of MIB common stock was automatically converted into eight and one-third (81/3) shares of Cahaba common stock.  As a result of the merger, the outstanding capital stock of the surviving corporation, Cahaba, was 85,000,018 shares of Cahaba common stock and no shares of preferred stock of Cahaba.  The issuance of the shares of Cahaba common stock pursuant to the Plan of Merger was exempt from registration under the Securities Act, as not involving an offer, offer to sell, offer for sale or sale of securities within the meaning of Section 2(a)(3) thereof.

II-2

3.          On September 21, 2011, pursuant to the reverse merger transaction with VNDI, we agreed to issue to the stockholders of VNDI an aggregate of 60,000,000 shares of our common stock and warrants to purchase an aggregate of 30,000,000 shares of our common stock, exercisable for a period of five years at an exercise price of $0.625 per whole share. The exercise price and number of shares of our common stock issuable on exercise of the warrants may be adjusted in certain circumstances including stock splits, stock dividends and future issuances of our equity securities without consideration or for consideration per share less than $0.25 (as specified in the warrant). The securities were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated by the SEC under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

4.          In September 2011, we commenced a private placement offering of a maximum of 20,000,000 units of our securities, with an over-allotment option for up to an additional 4,000,000 units, at a price of $0.25 per unit (the “2011 PPO”). Each unit consisted of (i) one share of our common stock and (ii) a warrant representing the right to purchase one-half of one share of our common stock, exercisable for a period of five years at an exercise price of $0.625 per whole share. The exercise price and number of shares of our common stock issuable on exercise of the warrants may be adjusted in certain circumstances including stock splits, stock dividends and future issuances of our equity securities without consideration or for consideration per share less than $0.25 (as specified in the warrant).

a.           At the initial closing on September 21, 2011, we sold an aggregate of 12,547,757 units for total cash consideration of $3,136,937.50, which included the conversion of the $2,275,000 principal amount, plus accrued interest, of outstanding bridge notes.

b.           On October 13, 2011, we completed the second closing of the 2011 PPO, in which we sold an aggregate of 1,400,000 units for gross proceeds of $350,000.

c.           On October 26, 2011, we completed the third closing of the 2011 PPO, in which we sold an aggregate of 1,080,000 units for gross proceeds of $270,000.

d.           On November 9, 2011, we completed the fourth closing of the 2011 PPO, in which we sold an aggregate of 840,000 units for gross proceeds of $210,000.

e.           On November 23, 2011, we completed the fifth closing of the 2011 PPO, in which we sold an aggregate of 4,043,494 units for in gross proceeds of $1,010,873.50.

f.            On December 5, 2011, we completed the sixth and final closing of the 2011 PPO, in which we sold an aggregate of 400,000 units for gross proceeds of $100,000.

In aggregate, we sold 20,311,251 units in the 2011 PPO for gross proceeds of $5,077,811.

In connection with the 2011 PPO, we agreed to pay the placement agent a commission of 10% of the funds raised from investors in the 2011 PPO that were directly introduced to us by the placement agent and to issue to the placement agent five-year warrants exercisable at $0.25 per share, subject to weighted-average anti-dilution protection, to purchase a number of shares of our common stock equal to 10% of the units sold to investors in the 2011 PPO that were directly introduced to us by the placement agent. As a result of the foregoing arrangement, in connection with the 2011 PPO, the placement agent was paid aggregate commissions of $153,000 and was issued warrants to purchase an aggregate of 612,000 shares of our common stock.

The 2011 PPO was conducted pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D and Regulation S promulgated under the Securities Act, and Section 4(2) of the Securities Act. The units were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States.

5.          Pursuant to a consulting agreement entered into on August 21, 2011, we agreed to issue an aggregate of 210,000 shares of our common stock to the consultant and its designees as partial consideration for certain professional services relating to public relations and financial communications services. The issuances of the shares were deemed to be exempt from registration in reliance upon Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

II-3

6.          Pursuant to a consulting agreement entered into on October 1, 2011, we issued five-year warrants to purchase an aggregate of 400,000 shares of our common stock at an exercise price of $0.25 per share, subject to weighted-average anti-dilution protection in the event we subsequently issue equity securities without consideration or for consideration per share less than $0.25, to the consultant and its designees as partial consideration for certain general business consulting services and advice relating to corporate planning and strategies and general financial matters. The securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

7.          Pursuant to an investor relations agreement entered into on November 16, 2011, we issued an aggregate of 500,000 shares of our common stock to the consultant and its designees as partial consideration for certain professional services relating to public relations and financial communications services. We terminated this agreement on January 11, 2012. On January 16, 2012, we entered into a settlement agreement whereby the consultant agreed to return 250,000 shares of our common stock to us for cancellation. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

8.          Pursuant to a consulting services agreement entered into on November 25, 2011, we issued seven-year warrants to purchase an aggregate of 2,000,000 shares of our common stock at an exercise price of $0.66 per share, subject to weighted-average anti-dilution protection in the event we subsequently issue equity securities without consideration or for consideration per share less than $0.375, to the consultant and its designees as partial consideration for certain professional consulting services relating to business development and corporate finance. In April 2012, we amended the agreement pursuant to which, among other things, we agreed to issue seven-year warrants to purchase an additional 500,000 shares of our common stock at an exercise price of $1.00 per share. The securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

9.          Pursuant to a consulting services agreement entered into on November 25, 2011, we issued seven-year warrants to purchase an aggregate of 4,000,000 shares of our common stock at an exercise price of $0.66 per share, subject to weighted-average anti-dilution protection in the event we subsequently issue equity securities without consideration or for consideration per share less than $0.375, to the consultant and its designees as partial consideration for certain professional consulting services relating to business development and corporate finance. The securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

10.         Pursuant to an investor relations agreement entered into on November 30, 2011, we agreed to issue an aggregate of 75,000 shares of our common stock the consultant and its designees as partial consideration for certain professional consulting services relating to public relations and financial communications services. The issuances of the shares were deemed to be exempt from registration in reliance upon Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

11.         In December 2011, we commenced a private placement offering consisting of a maximum of 8,000,000 units of our securities, with an over-allotment option for up to an additional 2,666,667 units, at a price of $0.375 per unit (the “2012 PPO”). Each unit consisted of (i) one share of our common stock and (ii) a warrant representing the right to purchase one-quarter of one share of our common stock, exercisable for a period of five years at an exercise price of $1.00 per whole share. The exercise price and number of shares of our common stock issuable on exercise of the warrants may be adjusted in certain circumstances including stock splits, stock dividends and future issuances of our equity securities without consideration or for consideration per share less than $0.375 (as specified in the warrant).

a.           At the initial closing on December 16, 2011, we sold an aggregate of 3,912,534 units for total cash consideration of $1,467,200.00.

b.           On January 6, 2012, we completed the second closing of the 2012 PPO, in which we sold an aggregate of 3,590,002 units for gross proceeds of $1,346,250.

c.           On January 13, 2012, we completed the third closing of the 2012 PPO, in which we sold an aggregate of 400,000 units for gross proceeds of $150,000.

d.           On January 24, 2012, we completed the fourth and final closing of the 2012 PPO, in which we sold an aggregate of 366,667 units for gross proceeds of $137,500.

In aggregate, we sold 8,269,203 units in the 2012 PPO for gross proceeds of $3,100,950.

II-4

In connection with the 2012 PPO, we agreed to pay the placement agent a commission of 10% of the funds raised from investors in the 2012 PPO that were directly introduced to us by the placement agent and a commission of 5% of the funds raised from investors in the 2012 PPO that were referred by us to the placement agent. In addition, the placement agent received five-year warrants exercisable $0.375 per share, subject to weighted-average anti-dilution protection, to purchase a number of shares of our common stock equal to 10% of the units sold to investors in the 2012 PPO that were directly introduced to us by the placement agent and Second Broker Warrants to purchase a number of shares of our common stock equal to 5% of the units sold to investors in the 2012 PPO that were referred by us to the placement agent. As a result of the foregoing arrangement, in connection with the 2012 PPO, the placement agent was paid aggregate commissions of $217,595 and was issued warrants to purchase an aggregate of 580,253 shares of our common stock.

The 2012 PPO was conducted pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D and by Regulation S promulgated under the Securities Act, and Section 4(2) of the Securities Act. The units were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States.

12.         As of January 9, 2012, our Board of Directors authorized the grant of options under our 2011 Equity Incentive Plan to employees to purchase an aggregate of 13,500,000 shares of our common stock, of which options to purchased 100,000 shares have been cancelled. Options to purchase an aggregate of 12,375,000 shares of our common stock, exercisable for a period of ten years at an exercise price of $0.345 per share, and options to purchase 550,000 shares of our common stock, exercisable for a period of ten years at an exercise price equal to the fair market value at the date of grant, are currently outstanding. The issuances of the options were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act, Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701.

13.         As of January 9, 2012, our Board of Directors authorized and granted options outside the 2011 Plan to officers, directors, advisors and consultants to purchase an aggregate of 10,800,000 shares of our common stock, exercisable for a period of ten years at an exercise price of $0.345 per share. In May 2012, we granted, subject to approval by our Board of Directors, additional options outside the 2011 Plan to two new Advisory Board members to purchase an aggregate of 500,000 shares of common stock, exercisable for a period of ten years at an exercise price equal to the fair market value at the date of grant. The issuances of the options were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act, Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701.

14.         In March 2012, we issued 100,000 shares of our common stock to our chief financial officer pursuant to the terms of his employment agreement. The issuance was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701.

15.         In April 2012, we sold an aggregate principal amount of $400,000 in 12% Convertible Promissory Notes. The notes mature 90 days after issuance and are convertible, at the option of the holder, into Company units, at a price of $0.45 per unit, each unit consisting of one share of our common stock and a warrant representing the right to purchase one share of our common stock for a period of five years from issuance at an exercise price of $1.00 per share. The notes were sold pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D and by Regulation S promulgated under the Securities Act, and Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering. The notes were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States.

16.         In May 2012, we sold an aggregate principal amount of $180,000 in 12% Convertible Promissory Notes. The notes mature 90 days after issuance and are convertible, at the option of the holder, into Company units, at a price of $0.40 per unit, each unit consisting of one share of our common stock and a warrant representing the right to purchase one share of our common stock for a period of five years from issuance at an exercise price of $0.80 per share. The notes were sold pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D and by Regulation S promulgated under the Securities Act, and Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering. The notes were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States.

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Item 16.  Exhibits.

The following exhibits are filed as part of this Registration Statement.

In reviewing the agreements included (or incorporated by reference) as exhibits to this Registration Statement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements.  The agreements may contain representations and warranties by each of the parties to the applicable agreement.  These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.  Additional information about the Company may be found elsewhere in this Registration Statement and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	SEC Report Reference No.	Description
2.1	2.1	Agreement and Plan of Merger and Reorganization dated as of September 21, 2011 by and among Registrant, VNDI Acquisition Corp., and Visual Network Design, Inc. (a Delaware corporation) (1)

2.2	2.2	Certificate of Merger dated as of September 21, 2011 for the merger of VNDI Acquisition Corp. into Visual Network Design, Inc. (a Delaware corporation) (1)

3.1	3.1	Certificate of Incorporation of MIB Digital, Inc. (2)

3.2	3.2	Certificate of Incorporation of Cahaba Pharmaceuticals, Inc. (3)

3.3	3.3	Certificate of Merger of MIB Digital, Inc., with and into Cahaba Pharmaceuticals, Inc. (3)

3.4	2.1	Articles of Merger as filed with the Nevada Secretary of State on July 8, 2011 (4)

3.5	2.2	Agreement and Plan of Merger dated July 8, 2011 by and between Cahaba Pharmaceuticals, Inc. and Visual Network Design, Inc. (4)

3.6	2.1	Articles of Merger as filed with the Secretary of State of the State of Nevada on September 29, 2011 (5)

3.7	2.2	Agreement and Plan of Merger, dated September 29, 2011, by and between Visual Network Design, Inc. and Rackwise, Inc. (5)

3.8	3.6	By-Laws of the Registrant (1)

4.1	4.1	Form of Investor Warrant issued the investors in the November 2011 Private Placement Offering (1)

4.2	4.2	Form of Merger Warrant (1)

II-6

Exhibit No.	SEC Report Reference No.	Description
4.3	4.3	Form of Broker Warrant issued the investors in the November 2011 Private Placement Offering (1)

4.4	4.4	Form of Investor Warrant issued the investors in the January 2012 Private Placement Offering (7)

4.5	4.5	Form of Broker Warrant issued the investors in the January 2012 Private Placement Offering (7)

5.1	5.1	Opinion of Gottbetter & Partners, LLP (8)

10.1	10.1	Split-Off Agreement, dated as of September 21, 2011, by and among the Registrant, VNDI Split Corp., and Scott Hughes (1)

10.2	10.2	General Release Agreement, dated as of September 21, 2011, by and among the Registrant, VNDI Split Corp. and Scott Hughes (1)

10.3	10.3	Form of Subscription Agreement between Registrant and the investors in the November 2011 Private Placement Offering, including Addendum to Subscription Agreement (1)

10.4	10.4	Subscription Escrow Agreement dated July 18, 2011, by and among the Registrant, Gottbetter Capital Markets, LLC, and CSC Trust Company of Delaware, as amended on August 4, 2011 and September 12, 2011 (1)

10.5	10.5	Placement Agency Agreement dated as of August 3, 2011 by and between the Registrant and Gottbetter Capital Markets, LLC, as amended on September 12, 2011 (1)

10.6	10.6	Form of Registration Rights Agreement by and between Registrant and the investors in the November 2011 Private Placement Offering (1)

10.7	10.7	Assignment and Assumption Agreement dated September 21, 2011 between the Registrant and Visual Network Design, Inc., a Delaware corporation (1)

10.8	10.8	Escrow Agreement dated September 21, 2011 among the Registrant, Robert B. Ney, as indemnification representative, and Gottbetter & Partners, LLP, as escrow agent (1)

10.9	10.9	Offer of Employment for Robert B. Ney (1)

10.10	10.10	Offer of Employment for Emmett DeMoss (1)

10.11	10.11	Offer of Employment for Doug MacRae (1)

10.12	10.12	2011 Equity Incentive Plan (1)

10.13	10.13	Form of Lock-Up Agreement (1)

10.14	10.14	Exchange Agent Agreement dated September 21, 2011 by and between the Registrant and Broadridge Corporate Issuer Solutions, Inc. (1)

10.15	10.15	Finder’s Fee Agreement dated September 20, 2011 by and between the Registrant and INVX Peru S.A.C. (1)

10.16	10.16	Employment Agreement dated as of September 30, 2011 by and between the Registrant and Guy A. Archbold (7)

10.17	10.1	Consulting Agreement dated October 1, 2011 by and between the Registrant and Gottbetter Capital Markets, LLC (6)

II-7

Exhibit No.	SEC Report Reference No.	Description
10.18	10.18	Consulting Services Agreement dated November 25, 2011 by and between the Registrant and Paradigm Capital Holdings LLC (7)

10.19	10.19	Consulting Services Agreement dated November 25, 2011 by and between the Registrant and Navesink Capital Advisors, LLC (7)

10.20	10.20	Form of Subscription Agreement between the Registrant and the investors in the January 2012 Private Placement Offering (7)

10.21	10.21	Form of Registration Rights Agreement between the Registrant and the investors in the January 2012 Private Placement Offering (7)

10.22	10.22	Subscription Escrow Agreement dated December 1, 2011, by and among the Registrant, Gottbetter Capital Markets, LLC, and CSC Trust Company of Delaware, as amended on December 29, 2011 and January 9, 2012 (7)

10.23	10.23	Placement Agency Agreement dated as of December 1, 2011 by and between the Registrant and Gottbetter Capital Markets, LLC, as amended on December 15, 2011 and January 9, 2012 (7)

14.1	14.1	Code of Ethics (7)

21.1	21.1	List of Subsidiaries (1)

23.1	*	Letter of Consent from Independent Registered Public Accounting Firm, Marcum LLP

23.2	23.2	Letter of Consent from Gottbetter & Partners, LLP (included in Exhibit 5.1)

101.INS	**	XBRL Instance Document

101.SCH	**	XBRL Schema Document

101.CAL	**	XBRL Calculation Linkbase Document

101.DEF	**	XBRL Definition Linkbase Document

101.LAB	**	XBRL Label Linkbase Document

101.PRE	**	XBRL Presentation Linkbase Document

*	Filed herewith.
**	XBRL (eXtensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to liability under these Sections.

(1)	Filed with the Securities and Exchange Commission on September 27, 2011 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated September 21, 2011, which exhibit is incorporated herein by reference.

(2)	Filed with the Securities and Exchange Commission on November 18, 2009 as an exhibit, numbered as indicated above, to the Registrant’s Registration Statement on Form S-1 (File Number 333-163172), which exhibit is incorporated herein by reference.

(3)	Filed with the Securities and Exchange Commission on August 30, 2010 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated August 24, 2011, which exhibit is incorporated herein by reference.

II-8

(4)	Filed with the Securities and Exchange Commission on July 13, 2011 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated July 8, 2011, which exhibit is incorporated herein by reference.

(5)	Filed with the Securities and Exchange Commission on October 5, 2011 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated September 29, 2011, which exhibit is incorporated herein by reference.

(6)	Filed with the Securities and Exchange Commission on November 14, 2011 as an exhibit, numbered as indicated above, to the Registrant’s Form 10-Q for the quarterly period ended September 30, 2011, which exhibit is incorporated herein by reference.

(7)	Filed with the Securities and Exchange Commission on January 17, 2012 as an exhibit, numbered as indicated above, to the Registrant’s Registration Statement on Form S-1 (File No. 333-179020), which exhibit is incorporated herein by reference.

(8)	Filed with the Securities and Exchange Commission on April 16, 2012 as an exhibit, numbered as indicated above, to the Registrant’s Registration Statement on Form S-1 (File No. 333-179020), which exhibit is incorporated herein by reference.

II-9

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

1.       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-10

6.       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-11

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 29, 2012.

Rackwise, Inc.

By:	/s/ Guy A. Archbold
Name:	Guy A. Archbold
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Guy A. Archbold	Principal Executive Officer	May 29, 2012
Guy A. Archbold	and Chairman of the Board of Directors

/s/ Jeff Winzeler	Chief Financial Officer; Principal	May 29, 2012
Jeff Winzeler	Financial Officer and Principal Accounting Officer

/s/ Edward Feighan	Director	May 29, 2012
Edward Feighan

/s/ Michael Feinberg	Director	May 29, 2012
Michael Feinberg

/s/ Sherman Henderson	Director	May 29, 2012
Sherman Henderson

/s/ Kenneth Spiegeland	Director	May 29, 2012
Kenneth Spiegeland

EXHIBIT INDEX

Exhibit No.	SEC Report Reference No.	Description
2.1	2.1	Agreement and Plan of Merger and Reorganization dated as of September 21, 2011 by and among Registrant, VNDI Acquisition Corp., and Visual Network Design, Inc. (a Delaware corporation) (1)

2.2	2.2	Certificate of Merger dated as of September 21, 2011 for the merger of VNDI Acquisition Corp. into Visual Network Design, Inc. (a Delaware corporation) (1)

3.1	3.1	Certificate of Incorporation of MIB Digital, Inc. (2)

3.2	3.2	Certificate of Incorporation of Cahaba Pharmaceuticals, Inc. (3)

3.3	3.3	Certificate of Merger of MIB Digital, Inc., with and into Cahaba Pharmaceuticals, Inc. (3)

3.4	2.1	Articles of Merger as filed with the Nevada Secretary of State on July 8, 2011 (4)

3.5	2.2	Agreement and Plan of Merger dated July 8, 2011 by and between Cahaba Pharmaceuticals, Inc. and Visual Network Design, Inc. (4)

3.6	2.1	Articles of Merger as filed with the Secretary of State of the State of Nevada on September 29, 2011 (5)

3.7	2.2	Agreement and Plan of Merger, dated September 29, 2011, by and between Visual Network Design, Inc. and Rackwise, Inc. (5)

3.8	3.6	By-Laws of the Registrant (1)

4.1	4.1	Form of Investor Warrant issued the investors in the November 2011 Private Placement Offering (1)

4.2	4.2	Form of Merger Warrant (1)

4.3	4.3	Form of Broker Warrant issued the investors in the November 2011 Private Placement Offering (1)

4.4	4.4	Form of Investor Warrant issued the investors in the January 2012 Private Placement Offering (7)

4.5	4.5	Form of Broker Warrant issued the investors in the January 2012 Private Placement Offering (7)

5.1	5.1	Opinion of Gottbetter & Partners, LLP (8)

10.1	10.1	Split-Off Agreement, dated as of September 21, 2011, by and among the Registrant, VNDI Split Corp., and Scott Hughes (1)

10.2	10.2	General Release Agreement, dated as of September 21, 2011, by and among the Registrant, VNDI Split Corp. and Scott Hughes (1)

10.3	10.3	Form of Subscription Agreement between Registrant and the investors in the November 2011 Private Placement Offering, including Addendum to Subscription Agreement (1)

10.4	10.4	Subscription Escrow Agreement dated July 18, 2011, by and among the Registrant, Gottbetter Capital Markets, LLC, and CSC Trust Company of Delaware, as amended on August 4, 2011 and September 12, 2011 (1)

10.5	10.5	Placement Agency Agreement dated as of August 3, 2011 by and between the Registrant and Gottbetter Capital Markets, LLC, as amended on September 12, 2011 (1)

Exhibit No.	SEC Report Reference No.	Description
10.6	10.6	Form of Registration Rights Agreement by and between Registrant and the investors in the November 2011 Private Placement Offering (1)

10.7	10.7	Assignment and Assumption Agreement dated September 21, 2011 between the Registrant and Visual Network Design, Inc., a Delaware corporation (1)

10.8	10.8	Escrow Agreement dated September 21, 2011 among the Registrant, Robert B. Ney, as indemnification representative, and Gottbetter & Partners, LLP, as escrow agent (1)

10.9	10.9	Offer of Employment for Robert B. Ney (1)

10.10	10.10	Offer of Employment for Emmett DeMoss (1)

10.11	10.11	Offer of Employment for Doug MacRae (1)

10.12	10.12	2011 Equity Incentive Plan (1)

10.13	10.13	Form of Lock-Up Agreement (1)

10.14	10.14	Exchange Agent Agreement dated September 21, 2011 by and between the Registrant and Broadridge Corporate Issuer Solutions, Inc. (1)

10.15	10.15	Finder’s Fee Agreement dated September 20, 2011 by and between the Registrant and INVX Peru S.A.C. (1)

10.16	10.16	Employment Agreement dated as of September 30, 2011 by and between the Registrant and Guy A. Archbold (7)

10.17	10.1	Consulting Agreement dated October 1, 2011 by and between the Registrant and Gottbetter Capital Markets, LLC (6)

10.18	10.18	Consulting Services Agreement dated November 25, 2011 by and between the Registrant and Paradigm Capital Holdings LLC (7)

10.19	10.19	Consulting Services Agreement dated November 25, 2011 by and between the Registrant and Navesink Capital Advisors, LLC (7)

10.20	10.20	Form of Subscription Agreement between the Registrant and the investors in the January 2012 Private Placement Offering (7)

10.21	10.21	Form of Registration Rights Agreement between the Registrant and the investors in the January 2012 Private Placement Offering (7)

10.22	10.22	Subscription Escrow Agreement dated December 1, 2011, by and among the Registrant, Gottbetter Capital Markets, LLC, and CSC Trust Company of Delaware, as amended on December 29, 2011 and January 9, 2012 (7)

10.23	10.23	Placement Agency Agreement dated as of December 1, 2011 by and between the Registrant and Gottbetter Capital Markets, LLC, as amended on December 15, 2011 and January 9, 2012 (7)

14.1	14.1	Code of Ethics (7)

21.1	21.1	List of Subsidiaries (1)

Exhibit No.	SEC Report Reference No.	Description
23.1	*	Letter of Consent from Independent Registered Public Accounting Firm, Marcum LLP

23.2	23.2	Letter of Consent from Gottbetter & Partners, LLP (included in Exhibit 5.1)

101.INS	**	XBRL Instance Document

101.SCH	**	XBRL Schema Document

101.CAL	**	XBRL Calculation Linkbase Document

101.DEF	**	XBRL Definition Linkbase Document

101.LAB	**	XBRL Label Linkbase Document

101.PRE	**	XBRL Presentation Linkbase Document

*	Filed herewith.
**	XBRL (eXtensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to liability under these Sections.

(1)	Filed with the Securities and Exchange Commission on September 27, 2011 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated September 21, 2011, which exhibit is incorporated herein by reference.

(2)	Filed with the Securities and Exchange Commission on November 18, 2009 as an exhibit, numbered as indicated above, to the Registrant’s Registration Statement on Form S-1 (File Number 333-163172), which exhibit is incorporated herein by reference.

(3)	Filed with the Securities and Exchange Commission on August 30, 2010 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated August 24, 2011, which exhibit is incorporated herein by reference.

(4)	Filed with the Securities and Exchange Commission on July 13, 2011 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated July 8, 2011, which exhibit is incorporated herein by reference.

(5)	Filed with the Securities and Exchange Commission on October 5, 2011 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated September 29, 2011, which exhibit is incorporated herein by reference.

(6)	Filed with the Securities and Exchange Commission on November 14, 2011 as an exhibit, numbered as indicated above, to the Registrant’s Form 10-Q for the quarterly period ended September 30, 2011, which exhibit is incorporated herein by reference.

(7)	Filed with the Securities and Exchange Commission on January 17, 2012 as an exhibit, numbered as indicated above, to the Registrant’s Registration Statement on Form S-1 (File No. 333-179020), which exhibit is incorporated herein by reference.

(8)	Filed with the Securities and Exchange Commission on April 16, 2012 as an exhibit, numbered as indicated above, to the Registrant’s Registration Statement on Form S-1 (File No. 333-179020), which exhibit is incorporated herein by reference.